                                                                    Exhibit 4(h)

                                                                       EXECUTION

                       AMENDED AND RESTATED SENIOR SECURED
                           REVOLVING CREDIT AGREEMENT


                          DATED AS OF DECEMBER 17, 1997


                                      AMONG


                            PRIME HOSPITALITY CORP.,

                                       AND

                            THE LENDERS PARTY HERETO,

                                       AND

                       SOCIETE GENERALE, SOUTHWEST AGENCY,
                             AS DOCUMENTATION AGENT,

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,
                              AS SYNDICATION AGENT,

                                       AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT

                             PRIME HOSPITALITY CORP.
                                CREDIT AGREEMENT


                                TABLE OF CONTENTS

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
                                                    SECTION 1.
                                         INTERPRETATION..............................................     2
1.1      Certain Defined Terms.......................................................................     2
1.2      Accounting Terms; Utilization of GAAP for Purposes of
         Calculations Under Agreement................................................................    47
1.3      References to Articles, Sections, Exhibits, Schedules and
         Attachments.................................................................................    47
1.4      Captions....................................................................................    47
1.5      Drafter.....................................................................................    48
1.6      References to Persons Include Permitted Successors and Assigns..............................    48
1.7      References to Applicable Law and Contracts..................................................    48
1.8      Herein......................................................................................    48
1.9      Including Without Limitation................................................................    48
1.10     Gender......................................................................................    48
1.11     Singular and Plural.........................................................................    48
1.12     Knowledge...................................................................................    49

                                           SECTION 2.
                           AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................    49
2.1      Purchase of Existing Loans..................................................................    49
2.2      Commitments; Loans; Notes; the Register.....................................................    50
         A.      Commitments.........................................................................    50
         B.      Borrowing Mechanics.................................................................    50
         C.      Disbursement of Funds...............................................................    51
         D.      Defaulting Lenders..................................................................    52
         E.      The Register........................................................................    54
         F.      Extension of Maturity Date..........................................................    54
2.3      Interest on the Loans.......................................................................    55
         A.      Rate of Interest....................................................................    55
         B.      Interest Periods....................................................................    56
         C.      Interest Payments...................................................................    56
         D.      Conversion..........................................................................    57
         E.      Default Rate Interest...............................................................    57
         F.      Computation of Interest.............................................................    58
2.4      Fees    ....................................................................................    58
         A.      Commitment Fees.....................................................................    58
         B.      Other Fees..........................................................................    58


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
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2.5      Repayments and Prepayments; General Provisions Regarding
         Payments....................................................................................    59
         A.      Scheduled Reductions of Commitments.................................................    59
         B.      Prepayments and Unscheduled Reductions in Commitments...............................    59
         C.      Application of Payments to Principal and Interest...................................    61
         D.      General Provisions Regarding Payments...............................................    61
2.6      Use of Proceeds.............................................................................    62
         A.      Loans...............................................................................    62
         B.      Margin Regulations..................................................................    62
2.7      Special Provisions Governing Eurodollar Rate Loans..........................................    63
         A.      Determination of Applicable Interest Rate...........................................    63
         B.      Inability to Determine Applicable Interest Rate.....................................    63
         C.      Illegality or Impracticability of Eurodollar Rate Loans.............................    63
         D.      Compensation For Breakage or Non-Commencement of
                 Interest Periods....................................................................    64
         E.      Booking of Eurodollar Rate Loans....................................................    64
         F.      Assumptions Concerning Funding of Eurodollar Rate Loans.............................    64
2.8      Increased Costs; Taxes; Capital Adequacy....................................................    65
         A.      Compensation for Increased Costs and Taxes..........................................    65
         B.      Withholding of Taxes................................................................    66
         C.      Capital Adequacy Adjustment.........................................................    68
         D.      Obligation of the Lenders to Mitigate...............................................    69
2.9      Replacement of a Lender.....................................................................    69
         A.      Affected Lenders....................................................................    69
         B.      Defaulting Lenders..................................................................    70
         C.      Replacement Lenders.................................................................    70
2.10     Addition and Designation of Mortgaged Properties............................................    71
         A.      Addition of Mortgaged Properties....................................................    71
         B.      Designation of Mortgaged Properties.................................................    73
         C.      Removal of Designated Properties....................................................    73
                 ....................................................................................    73
2.11     Releases of Mortgaged Properties............................................................    73
         A.      Mortgaged Properties................................................................    73
         B.      Effect of Release...................................................................    75
         C.      Revised Schedules...................................................................    75

                                           SECTION 3.
                                      CONDITIONS PRECEDENT...........................................    75
3.1      Conditions to Effectiveness.................................................................    75
         A.      Corporate Documents.................................................................    75
         B.      ....................................................................................    76
         D.      Financial Statements; Certificates..................................................    76
         E.      No Material Adverse Effect..........................................................    76
         F.      Security Interests..................................................................    77



                                      (ii)
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
                                                                                                       Page
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         G.      Casualty, Flood Insurance and Workers' Compensation.................................    81
         H.      Franchise Agreements; Franchise Estoppel Certificates. .............................    82
         I.      Material Leases; Tenant Estoppel Certificates; Tenant
                 Subordination Agreements............................................................    82
         J.      Environmental Audits................................................................    82
         K.      Engineering Reports.................................................................    83
         L.      Appraisals. ........................................................................    83
         M.      Opinions of the Company's Counsel...................................................    83
         N.      Opinion of Agent's Counsel..........................................................    83
         O.      No Adverse Litigation...............................................................    84
         P.      Payment of Fees and Expenses........................................................    84
         Q.      Deferred Maintenance Account........................................................    84
         R.      Contingent Obligations..............................................................    84
         S.      Completion of Proceedings...........................................................    84
         T.      Other Documents.....................................................................    84
3.2      Conditions to All Loans.....................................................................    85

                                           SECTION 4.
                            COMPANY'S REPRESENTATIONS AND WARRANTIES.................................    86
4.1      Organization, Powers, Qualification, Good Standing, Business and
         Subsidiaries................................................................................    86
         A.      Organization and Powers.............................................................    86
         B.      Qualification and Good Standing.....................................................    87
         C.      Conduct of Business.................................................................    87
         D.      Subsidiaries........................................................................    87
4.2      Authorization of Borrowing, etc.............................................................    87
         A.      Authorization of Borrowing..........................................................    87
         B.      No Conflict.........................................................................    88
         C.      Governmental Consents...............................................................    88
         D.      Binding Obligation..................................................................    88
         E.      Valid Issuance of Common Stock......................................................    89
         F.      New York Stock Exchange Listing.....................................................    89
         G.      Related Documents; Representations and Warranties in other
                 Loan Documents......................................................................    89
4.3      Financial Condition; No Material Adverse Effect; Contingent
         Obligations.................................................................................    89
         A.      Financial Condition.................................................................    89
         B.      No Material Adverse Effect..........................................................    90
         C.      Contingent Obligations..............................................................    90
4.4      Mortgaged Properties; Existing Loans........................................................    90
         A.      Mortgaged Properties................................................................    90
         B.      Servicing Agreements................................................................    90
         C.      Franchise Agreements................................................................    91


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
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         D.      Leases..............................................................................    91
         E.      Liquor Licenses.....................................................................    91
4.5      Litigation; Adverse Facts...................................................................    91
4.6      Taxes.......................................................................................    92
4.7      Performance of Agreements; Materially Adverse Agreements....................................    92
4.8      Governmental Regulation; Securities Activities..............................................    93
4.9      Employee Benefit Plans......................................................................    93
         A.      ERISA...............................................................................    93
         B.      ERISA Event.........................................................................    93
         C.      Unfunded Benefit Liabilities........................................................    93
         D.      Potential Withdrawal Liability......................................................    94
4.10     Certain Fees................................................................................    94
4.11     Solvency....................................................................................    94
4.12     Disclosure..................................................................................    94
4.13     Liens on the Collateral.....................................................................    95
         A.      General.............................................................................    95
         B.      Mortgages...........................................................................    95
         C.      Assignments of Rents and Leases.....................................................    96
         D.      Mechanics' Liens....................................................................    96
         E.      Filings and Recordings..............................................................    96
4.14     Zoning; Authorizations......................................................................    96
         A.      Zoning..............................................................................    96
         B.      Authorizations......................................................................    97
4.15     Physical Condition; Encroachment............................................................    97
4.16     Insurance...................................................................................    97
4.17     Leases......................................................................................    98
4.18     Environmental Reports; Engineering Reports; Appraisals; Market
         Studies.....................................................................................    98
4.19     No Condemnation or Casualty.................................................................    98
4.20     Utilities and Access........................................................................    98
4.21     Intellectual Property.......................................................................    98
         A.      Ownership; IP License Agreements....................................................    98
         B.      No Material Adverse Claims..........................................................    99
4.22     Wetlands....................................................................................    99
4.23     Cash Management System......................................................................    99
4.24     Labor Matters...............................................................................   100
4.25     Employment and Labor Agreements.............................................................   100

                                           SECTION 5.
                                 COMPANY'S AFFIRMATIVE COVENANTS.....................................   100
5.1      Financial Statements and Other Reports......................................................   100
5.2      Common Stock................................................................................   107
5.3      Corporate Existence.........................................................................   107


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
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5.4      Taxes and Potential Lien Claims; Tax Consolidation..........................................   107
         A.      Taxes and Potential Lien Claims.....................................................   107
         B.      Tax Consolidation...................................................................   108
5.5      Maintenance of Properties; Repair; Alteration...............................................   108
         A.      Maintenance, Repair and Alteration..................................................   108
         B.      Environmental Repairs...............................................................   108
5.6      Inspection; Lender Meeting; Appraisals......................................................   109
         A.      Inspection and Lender Meeting.......................................................   109
         B.      Appraisals..........................................................................   109
5.7      Compliance with Laws, Authorizations, etc...................................................   109
5.8      Performance of Loan Documents and Related Documents.........................................   110
         A.      Loan Documents......................................................................   110
         B.      Related Documents...................................................................   110
5.9      Payment of Liens............................................................................   110
         A.      Removal by Loan Parties.............................................................   110
         B.      Removal by the Agent................................................................   111
         C.      Title Searches......................................................................   111
5.10     Insurance...................................................................................   111
         A.      Risks to be Insured.................................................................   111
         B.      Policy Provisions...................................................................   114
         C.      Increases in Coverage...............................................................   115
         D.      Payment of Proceeds.................................................................   115
         E.      Delivery of Counterpart Policies; Evidence..........................................   116
         F.      Replacement or Renewal Policies.....................................................   116
         G.      Material Change in Policy...........................................................   116
         H.      Reports of Insurance Broker.........................................................   116
         I.      Separate Insurance..................................................................   117
5.11     Casualty and Condemnation...................................................................   117
         A.      Notice of Casualty..................................................................   117
         B.      Insurance Proceeds..................................................................   117
         C.      Notice of Condemnation; Negotiation and Settlement of
                 Claims..............................................................................   118
         D.      Condemnation Proceeds...............................................................   118
         E.      Certain Minor Casualties and Takings................................................   119
         F.      Reduction of Borrowing Base.........................................................   120
         G.      Restoration.........................................................................   121
         H.      Engineer's Inspection...............................................................   123
5.12     Renovations.................................................................................   123
         A.      Notice of Renovation; Renovation Plans..............................................   123
         B.      Conduct of Renovation...............................................................   124
         C.      Completion Certificate..............................................................   124
         D.      Engineer's Inspection...............................................................   124
5.13     Brundage Clause.............................................................................   124
5.14     Interest Rate Protection....................................................................   125


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
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5.15     Cash Management System; Agent Rights; Application of Cash Flow;
         Depository Account Names....................................................................   125
         A.      Cash Management System..............................................................   125
         B.      Agent Rights........................................................................   126
         C.      Application of Cash Flow............................................................   127
         D.      Names on Depository Accounts........................................................   127
5.16     Capital Expenditures........................................................................   127
5.17     Management of Properties; Liquor Licenses...................................................   128
         A.      Management of Properties............................................................   128
         B.      Liquor Licenses.....................................................................   129
5.18     Further Assurances..........................................................................   129
         A.      Assurances..........................................................................   129
         B.      Execution of Subsidiary Guaranties..................................................   129
         C.      Filing and Recording Obligations....................................................   129
         D.      Costs of Defending and Upholding the Lien...........................................   130
         E.      Costs of Enforcement................................................................   130
         F.      Furnishing of Documents.............................................................   130

                                           SECTION 6.
                                  COMPANY'S NEGATIVE COVENANTS.......................................   131
6.1      Indebtedness................................................................................   131
6.2      Liens and Related Matters...................................................................   133
         A.      Prohibition on Liens................................................................   133
         B.      Equitable Lien in Favor of Lenders..................................................   133
         C.      No Further Negative Pledges.........................................................   134
         D.      No Restrictions on Subsidiary Distributions to the Company
                 or Other Subsidiaries...............................................................   134
6.3      Investments and Joint Ventures..............................................................   135
6.4      Contingent Obligations......................................................................   137
6.5      Restricted Payments.........................................................................   137
6.6      Financial Covenants.........................................................................   138
         A.      Minimum Consolidated Net Worth......................................................   138
         B.      Minimum Interest Coverage Ratio.....................................................   138
         C.      Maximum Total Debt Leverage Ratio...................................................   139
         D.      Maximum Total Debt/Market Capitalization Ratio......................................   140
         E.      Maximum Total Debt/Book Capitalization..............................................   140
6.7      Fundamental Changes.........................................................................   141
6.8      Zoning and Contract Changes and Compliance..................................................   142
6.9      No Joint Assessment; Separate Lots..........................................................   142
6.10     Transactions with Affiliated Persons........................................................   142
6.11     Sale-Leaseback Transactions.................................................................   143
6.12     Sale or Discount of Receivables.............................................................   143
6.13     Transfer of Subsidiary Stock................................................................   143


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
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6.14     Conduct of Business.........................................................................   144
6.15     Management of Mortgaged Properties..........................................................   144
6.16     Material Leases.............................................................................   144
6.17     Issuance of Preferred Stock.................................................................   144
6.18     Fiscal Year.................................................................................   145
6.19     Intellectual Property; Franchise Agreements.................................................   145
         A.  Intellectual Property...................................................................   145
         B.  Franchise Agreements....................................................................   145

                                           SECTION 7.
                                   EVENTS OF DEFAULT; REMEDIES.......................................   145
7.1      Events of Default...........................................................................   145
         A.      Failure to Make Payments When Due...................................................   145
         B.      Default in Other Agreements.........................................................   145
         C.      Breach of Certain Covenants.........................................................   146
         D.      Breach of Warranty..................................................................   146
         E.      Invalidity of Loan Document; Failure of Security;
                 Repudiation of Obligations..........................................................   146
         F.      Prohibited Transfers................................................................   147
         G.      Other Defaults Under Loan Documents or Related
                 Documents...........................................................................   147
         H.      Involuntary Bankruptcy; Appointment of Receiver, etc................................   147
         I.      Voluntary Bankruptcy; Appointment of Receiver, etc..................................   148
         J.      Judgments and Attachments...........................................................   148
         K.      Dissolution.........................................................................   148
         L.      Employee Benefit Plans..............................................................   148
         M.      Material Adverse Effect.............................................................   148
         N.      Change of Control...................................................................   149
         O.      Employment of Simon and Elwood......................................................   149
         P.      Ownership of Subsidiaries...........................................................   149
7.2      Remedies....................................................................................   149

                                           SECTION 8.
                                          MISCELLANEOUS..............................................   152
8.1      Assignments and Participations in Loans.....................................................   152
         A.      General.............................................................................   152
         B.      Participations......................................................................   152
         C.      Assignments to Federal Reserve Banks................................................   152
         D.      Information.........................................................................   153
8.2      Expenses....................................................................................   153
8.3      Indemnity...................................................................................   154
         A.      Indemnity...........................................................................   154
         B.      Procedure...........................................................................   155
         C.      Contribution........................................................................   156


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
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         D.      No Limitation.......................................................................   156
         E.      Independence of Indemnity...........................................................   156
8.4      No Joint Venture or Partnership.............................................................   157
8.5      Ratable Sharing.............................................................................   157
8.6      Amendments and Waivers......................................................................   158
8.7      Independence of Covenants...................................................................   159
8.8      Notices.....................................................................................   159
8.9      Survival of Representations, Warranties and Agreements......................................   160
8.10     Agent's Discretion..........................................................................   160
8.11     Obligations Several; Independent Nature of the Lenders' Rights..............................   160
8.12     Remedies of the Company.....................................................................   160
8.13     Marshalling; Payments Set Aside.............................................................   161
8.14     Maximum Amount..............................................................................   161
8.15     Severability................................................................................   162
8.16     Headings....................................................................................   162
8.17     Applicable Law..............................................................................   162
8.18     Successors and Assigns......................................................................   162
8.19     Consent to Jurisdiction and Service of Process..............................................   163
8.20     Waiver of Jury Trial........................................................................   163
8.21     Counterparts; Effectiveness.................................................................   164
8.22     Material Inducement.........................................................................   164
8.23     Entire Agreement............................................................................   165
8.24     Confidentiality.............................................................................   165
8.25     Documentation Agent.........................................................................   165

SECTION 9.
AGENT AND CO-AGENTS..................................................................................   165
9.1      Appointment.................................................................................   165
9.2      Powers; General Immunity....................................................................   166
         A.      Duties Specified....................................................................   166
         B.      No Responsibility for Certain Matters...............................................   166
         C.      Exculpatory Provisions..............................................................   167
         D.      Agent and Co-Agents Entitled to Act as Lender.......................................   167
9.3      Representations and Warranties; No Responsibility For Appraisal of
         Creditworthiness............................................................................   167
9.4      Right to Indemnity..........................................................................   168
9.5      Payee of Note Treated as Owner..............................................................   168
9.6      Security Documents, Etc.....................................................................   169
         A.      Security Documents..................................................................   169
         B.      Lender Action.......................................................................   169
9.7      Successor Agent.............................................................................   169


                                     (viii)
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                                    EXHIBITS

I        FORM OF NOTE
II       FORM OF NOTICE OF BORROWING
III      FORM OF NOTICE OF CONTINUATION
IV       FORM OF COMPLIANCE CERTIFICATE
V        FORM OF BORROWING BASE CERTIFICATE
VI       FORM OF SUBSIDIARY GUARANTY
VII      FORM OF SECURITY AND PLEDGE AGREEMENT
VIII     FORM OF INTELLECTUAL PROPERTY LICENSE AGREEMENT
IX       FORM OF CASH MANAGEMENT LETTER
X        FORM OF CASH MANAGER CASH MANAGEMENT AGREEMENT
XI       FORM OF ENVIRONMENTAL INDEMNITY
XII      FORM OF OPINION OF LOAN PARTIES' COUNSEL
XIII     FORM OF ADDITION CERTIFICATE
XIV      FORM OF AGREEMENT REGARDING SERVICING AGREEMENTS AND
         LIQUOR LICENSES
XV       FORM OF OPERATING STATEMENTS


                                      (ix)

                                    SCHEDULES


1.1A     MORTGAGED PROPERTIES
1.1B     OTHER PROPERTIES
1.1E     COMPANY'S BASIS IN MORTGAGED PROPERTIES
1.1F     GROUND LEASES
2.2      LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1I     MAJOR LEASE ESTOPPELS AND CONSENTS
3.1Q     DEFERRED MAINTENANCE
4.1      JURISDICTIONS WHERE THE LOAN PARTIES AND SUBSIDIARIES
         CONDUCT BUSINESS
4.2C     GOVERNMENT CONSENTS
4.2E     OTHER ISSUED AND OUTSTANDING SECURITIES OF THE COMPANY
4.3      CERTAIN CONTINGENT OBLIGATIONS
4.4A     RIGHTS OF REPURCHASE/RIGHTS OF REFUSAL
4.4B     SERVICING AGREEMENTS
4.4C     FRANCHISE AGREEMENTS
4.4D     MATERIAL LEASES
4.4E     LIQUOR LICENSES
4.5      LITIGATION
4.6      TAX EXTENSIONS
4.7      RESTRICTIONS ON BUSINESS
4.14A    ZONING
4.14B    AUTHORIZATIONS
4.15     CERTAIN ENVIRONMENTAL AND ENGINEERING ISSUES
4.16     INSURANCE
4.21A    INTELLECTUAL PROPERTY
4.22     WETLANDS
4.23     CASH MANAGEMENT SYSTEM
4.25     EMPLOYMENT AND LABOR AGREEMENTS
5.1      FORM OF FINANCIAL PROJECTIONS
6.10     AFFILIATE TRANSACTIONS


                                       (x)

                       AMENDED AND RESTATED SENIOR SECURED
                           REVOLVING CREDIT AGREEMENT


         This AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT is dated as of December 17, 1997 and entered into among PRIME HOSPITALITY CORP., a Delaware corporation (the "COMPANY"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "LENDER" and collectively as the "LENDERS"), SOCIETE GENERALE, SOUTHWEST AGENCY, as documentation agent (in such capacity, "DOCUMENTATION AGENT"), CREDIT LYONNAIS NEW YORK BRANCH, as syndication agent (in such capacity, "SYNDICATION AGENT"), and BANKERS TRUST COMPANY ("BANKERS"), as agent for the Lenders (in such capacity, the "AGENT")


                                 R E C I T A L S


         WHEREAS, pursuant to that certain Senior Secured Revolving Credit Agreement dated as of June 26, 1996, by and among the Company, the financial institutions listed on the signature pages thereof, Credit Lyonnais New York Branch, as documentation agent, and the Agent (the "EXISTING AGREEMENT"), certain credit facilities were made available to the Company to be used for general corporate purposes of the Company including the acquisition and development of new hotel properties;

         WHEREAS, the lenders under the Existing Agreement (the "EXISTING LENDERS") desire to sell to the Lenders hereunder, and the Lenders hereunder desire to purchase from the Existing Lenders the loans (the "EXISTING LOANS") evidenced by the notes issued under the Existing Agreement (the "EXISTING NOTES"), together with certain documents, instruments, certificates, agreements, indemnities and other materials evidencing, governing, securing or otherwise relating to the Existing Loan (the "EXISTING LOAN DOCUMENTS"); and

         WHEREAS, simultaneously with the sale of the Existing Notes to the Lenders, the Lenders and the Company desire to consolidate, amend and restate the Existing Notes and the Existing Agreement in order to (i) increase the Commitments by $100,000,000 to $200,000,000, (ii) change Credit Lyonnais New York Branch, from documentation agent to syndication agent, (iii) add Societe Generale, Southwest Agency as documentation agent, (iv) adjust the financial covenants, (v) allow the Company to make certain debt Investments secured by mortgages on real property, (vi) add certain Lenders not party to the Existing Agreement, and (vii) make certain other amendments to the Existing Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company, the Lenders and the Agent agree as follows:

                                   SECTION 1.
                                 INTERPRETATION

         This Agreement and the other Loan Documents shall be construed and interpreted in accordance with this Section 1.

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement and the other Loan Documents shall have the following meanings when used herein with initial capital letters:

         "ACQUISITION AGREEMENTS" means, collectively, the agreements entered into after the Closing Date by the Company and any of its Subsidiaries in connection with the acquisition of any fee or ground leasehold interest in any Mortgaged Property.

         "ACQUISITION DATE" means, with respect to any Property, the date such Property was acquired by the Company or any of its Subsidiaries.

         "ADDITION CERTIFICATE" means an Officer's Certificate, substantially in the form attached hereto as Exhibit XIII, delivered to the Agent pursuant to subsection 2.10.

         "ADDITION DATE" means the following:

                  (i) with respect to any New Mortgaged Property listed on
         Schedule 1.1A as of the Restatement Closing Date, the Restatement Closing Date;

                  (ii) with respect to any Existing Mortgaged Property listed on
         Schedule 1.1A as of the Restatement Closing Date, the Closing Date or such other date prior to the Restatement Closing Date on which the Agent approved the Designation of such Property in accordance with the provisions of subsection 2.10; and

                  (iii) with respect to any Additional Mortgaged Property designated after the Restatement Closing Date in accordance with subsection 2.10, the date on which the Agent approves the Designation of such Property in accordance with the provisions of subsection 2.10.

         "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 2.10.

         "ADJUSTED CONSOLIDATED EBITDA" means, for any period, Consolidated EBITDA calculated only with respect to assets owned by the Company and its Subsidiaries at the date of such calculation (i.e., excluding assets sold as part of a sale-leaseback transaction or otherwise).

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the Eurodollar offered rate for deposits with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date as set forth on Telerate Page 4756 (or such other page as may, in the opinion of the Agent, replace such page for the purpose of displaying such rate) by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.7C.

         "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.7C.

         "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent hereunder.

         "AGREEMENT" means this Amended and Restated Senior Secured Revolving Credit Agreement dated as of the date first written above among the Company, the Lenders, Syndication Agent, Documentation Agent and the Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "ALTA" means the American Land Title Association or any successor thereto.

         "ANNIVERSARY" means each of the dates that are anniversaries of the Restatement Closing Date.

         "APPLICABLE LAWS" means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting the Agent, any Lender, the Company, any Loan Party or the Collateral or any part thereof (including the acquisition, development, construction, Renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all Authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments, either of record or known to the Company or any other Loan Party, at any time in force affecting any Property or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Property or any part thereof or (ii) in any way limit the use and enjoyment thereof; for purposes of usury, Applicable Laws means the law of the State of New York applicable to maximum rates of interest.

         "APPRAISED VALUE" means, as of any date of determination and with respect to any Mortgaged Property, the appraised value of such Mortgaged Property, in each case as most recently determined by an Appraisal approved by the Agent on or before such date of determination and subject to the requirements set forth in subsection 5.6B.

         "APPRAISER" means CB Commercial Real Estate Group, Inc. or any other independent appraiser selected by the Agent and reasonably acceptable to the Company who meets all regulatory requirements applicable to the Agent and the Lenders, who is a member of the Appraisal Institute with a national practice and who has at least 10 years experience with real estate of the same type and in the geographic area of the Property to be appraised.

         "APPRAISAL" means, with respect to any Mortgaged Property, a written appraisal of such Mortgaged Property prepared by an Appraiser and requested by the Agent pursuant to subsection 5.6B or delivered to the Agent pursuant to subsection 3.1L, in each case in form, content and methodology satisfactory to the Agent and in compliance with all applicable legal and regulatory requirements (including the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C.
Sections 3331, et seq., as amended (or any successor statute thereto), and the regulations promulgated thereunder).

         "APPROVED ENVIRONMENTAL CONSULTANT" means Dames & Moore or any other qualified, independent environmental consultant reasonably acceptable to the Agent.

         "ASSET SALE" means (i) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of the Company's or a Subsidiary's Properties), conveyance or other disposition of any property or assets of the Company or any Subsidiary of the Company (including by way of a sale-leaseback transaction and including a disposition by the Company or a Subsidiary of Equity Interests in a Subsidiary), (ii) the issuance or sale of Equity Interests of any of the Company's Subsidiaries or (iii) any event of loss by reason of casualty, condemnation or otherwise, other than, with respect to clauses (i), (ii), and (iii) above, the following: (1) the sale or disposition of personal property held for sale in the ordinary course of business, (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable,
(3) the transfer of assets (other than assets that constitute Collateral) by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, (4) the exchange of assets (other than assets which constitute Collateral) held by the Company or a Subsidiary of the Company for one or more hotels and/or one or more

Hospitality-Related Businesses of any Person owning one or more hotels and/or one or more Hospitality-Related Businesses; provided, that the board of directors of the Company has determined that the terms of any exchange are fair and reasonable and that the fair market value of the assets received by the Company as set forth in an opinion of a Qualified Appraiser, are equal to or greater than the fair market value of the assets exchanged by the Company or a Subsidiary of the Company, (5) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under this Agreement, (6) the conversion of or foreclosure on any mortgage or note, provided that the Company or a Subsidiary of the Company receives the real property underlying any such mortgage or note and (7) any transaction or series of related transactions (other than a sale, lease, conveyance or other disposition of any hotel property or Land) that would otherwise be an Asset Sale where the aggregate fair market value of the assets subject to such transaction or series of transactions is less than $5,000,000 unless such transaction or series of transactions, or the receipt of any proceeds therefrom (or the application or failure to apply any such proceeds or any other amount determined in whole or in part upon the receipt or application of such proceeds) would result in or require the repayment or prepayment of any Indebtedness or the payment of any other amount under any other agreement.

         "ASSIGNMENT OF RENTS AND LEASES" means each Assignment of Rents and Leases executed and acknowledged by the Loan Party thereto in favor of the Agent for the benefit of the Agent and the Lenders in the form delivered on the Closing Date or the Restatement Closing Date, as the case may be, as any such Assignment of Rents and Leases may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "ASSIGNMENT OF RENTS AMENDMENTS" has the meaning assigned to such term in subsection 3.1F(xii).

         "ASSUMED BORROWING BASE AMOUNT" means as of any date of determination, the amount which, if (i) multiplied by a per annum interest rate equal to the Adjusted Eurodollar Rate at the time of such calculation plus 2.00% and such product is then (ii) divided into the aggregate Property EBITDA with respect to all Designated Mortgaged Properties, measured for the 12 most recent complete calendar months for which financial statements have been delivered pursuant to subsection 5.1(i), results in a ratio equal to or exceeding the applicable ratio set forth below:

                  PERIOD                                        RATIO

From and including the Restatement Closing                   2.00 to 1.00
Date - to but excluding the third Anniversary

From and including the third Anniversary - to                2.25 to 1.00
but excluding the fourth Anniversary

From and including the fourth Anniversary and                2.50 to 1.00
thereafter

         "AUTHORIZATION" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or Renovation of any Improvements located on any Mortgaged Property or for the use, occupancy or operation of any Mortgaged Property and all amendments, modifications, supplements and addenda thereto.

         "AUTHORIZED OFFICER" means any executive officer of the Company, including the chairman of the board of directors, president, chief executive officer, chief financial officer, vice president or treasurer of the Company.

         "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the rate per annum that is the higher of (i) the Prime Rate and (ii) the sum of (a) the Federal Funds Effective Rate plus (b) 1/2 of 1%.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.3A.

         "BOA LOAN AGREEMENT" means that certain $30,000,000 Master Line of Credit Agreement made as of August 14, 1996 by and among Extended Stay Limited Partnership, as predecessor in interest to Homegate, and Bank One, Arizona, N.A.

         "BORROWING BASE" means, as of any date of determination from and after the Restatement Closing Date through and including the Maturity Date, the amount determined by the Agent as of the last day of the preceding month or, if subsequent thereto, the most recent Addition Date or Release Date, that is equal to the sum of the Property Amounts in respect of all Designated Mortgaged Properties as of such date of determination; provided, that the calculation of the Borrowing Base shall exclude:

                  (i) (a) if the applicable date of determination is on or before the fourth Anniversary, the amount, if any, by which the aggregate Property Amount from Class 2 Mortgaged Properties that are Designated Mortgaged Properties exceeds 50% of the amount determined pursuant to this definition as of such date of determination, and (b) if the applicable date of determination is after the fourth Anniversary, the amount, if any, by which the aggregate Property Amount from Class 2 Mortgaged Properties that are Designated Mortgaged Properties exceeds 25% of the amount determined pursuant to this definition as of such date of determination;

                  (ii) the amount by which the Property Amount with respect to any Designated Mortgaged Property exceeds 15% of the amount determined pursuant to this definition;

                  (iii) if the applicable date of determination shall occur during a Zoning Violation with respect to a Mortgaged Property, the Property Amount with respect to such Mortgaged Property; and

                  (iv) the Property Amount with respect to any Mortgaged Property listed on Schedule 4.4A annexed hereto.



provided, that (x) the Borrowing Base is subject to (A) recomputation from time to time as provided in subsections 2.5B(iii) and 2.10 and (B) adjustment from time to time as provided in the definitions of "Mortgaged Property Amount" and "Property EBITDA," respectively and (y) in no event shall the Borrowing Base exceed the Assumed Borrowing Base Amount as of such date of determination.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form annexed hereto as Exhibit V delivered by the Company pursuant to subsection 3.1D(iii) or 5.1(ii).

         "BROWN TROUT" means Brown Trout Investments, Ltd.

         "BROWN TROUT INVESTMENTS" has the meaning assigned to that term in subsection 6.3(iii).

         "BUSINESS DAY" means (i) for all purposes other than as covered by (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL ITEMS" means the cost of capital repairs and replacements of all or any portion of the Improvements or any other portion of any Property, including (i) the cost of tenant improvements and brokerage commissions payable in connection with lease transactions at any Property, (ii) costs of environmental audits and monitoring, environmental remediation work or any other costs and expenses incurred with respect to compliance with Environmental Laws,
(iii) the cost of any Restoration, (iv) the cost of any Renovation, (v) costs of FF&E, (vi) costs of appraisals, valuations, title insurance and inspections and
(vii) any other costs incurred in connection with the Properties to the extent such costs would be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL LEASE" means, with respect to any Person, lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a Capital Lease on the balance sheet of that Person.

         "CAPITAL LEASE OBLIGATIONS" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet of that Person in accordance with GAAP.

         "CAPITAL RESERVE ACCOUNT" means, collectively, one or more interest-bearing accounts to be established and maintained by the Company at the offices of the Agent located at 130 Liberty Street, New York, New York, each in the name of "Bankers Trust Company, as Agent - Prime Hospitality Corp. Capital Reserve Account," with such additional identifying references in such name as the Company and the Agent shall agree.

         "CAPITAL STOCK" means, with respect to any Person, any capital stock, partnership or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into any of the foregoing), warrants or options to purchase any of the foregoing.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means, as of any date of determination, (i) marketable securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper or commercial paper master notes having a rating of P-2 or the equivalent thereof by Moody's or A-2 or the equivalent thereof by S&P Corporation and in each case maturing within six months after the date of acquisition, (v) money market mutual funds that provide daily purchase and redemption features and (vi) corporate debt with maturities of not greater than six months and with a rating of A or the equivalent thereof by S&P and a rating of A2 or the equivalent thereof by Moody's.

         "CASH MANAGEMENT LETTERS" means (i) the Cash Manager Cash Management Agreement, (ii) each letter agreement among each Loan Party, its Subsidiaries (if applicable), the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System and the Agent, in each case substantially in the form of Exhibit IX annexed hereto with such changes as are acceptable to the Agent (approval of such changes not to be unreasonably withheld or delayed, and (iii) all other agreements with or directions to the financial institutions at which Deposit Accounts are located reasonably satisfactory to the Agent, in either case pursuant to which, in accordance with subsection 5.15, such financial institutions are to direct funds from such Deposit Accounts to the Concentration Account.

         "CASH MANAGEMENT SYSTEM" means the system of Deposit Accounts of Loan Parties and their Subsidiaries pursuant to which all Receipts of Loan Parties and such Subsidiaries related to the Mortgaged Properties are collected and distributed, all as described in Schedule 4.23 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

         "CASH MANAGER" means PNC Bank, or any other domestic commercial bank designated by the Company to the Agent having capital and surplus in excess of $500,000,000.

         "CASH MANAGER CASH MANAGEMENT AGREEMENT" means the letter agreement substantially in the form of Exhibit X annexed hereto and delivered pursuant to subsection 3.1F(x) by and among the Cash Manager, the Agent and the Company.

         "CASH PROCEEDS" means, with respect to any sale or other disposition or refinancing of any Property, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as an when so received) received from such sale or disposition or refinancing.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Subsidiary Guarantor, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13 (d)(3) of the Exchange Act) of a direct or indirect interest in more than 50% of the ownership of the Company or the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the company as a result of such transaction), (iv)(a) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or reclassification, conversion or exchange of outstanding shares of capital stock of the Company solely into shares of capital stock of the Company), or (b) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company, in each case with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, (v)(a) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (b) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided, however, that, with respect to clauses (iv)(a) and (v)(a), a Change of Control shall not be deemed to have occurred if any Convertible Notes are outstanding and the closing price per share of the Company Stock for any five trading days within the period of ten consecutive trading days ending immediately before the Convertible Notes shall equal or exceed 105% of the conversion price of such Convertible Notes in effect on each such trading day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as in effect on the date of execution of the Convertible Note Indenture.

         "CLASS 1 MORTGAGED PROPERTIES" means, as of any date of determination, Mortgaged Properties that have been in full operation more than 12 complete, consecutive calendar months following the completion of the construction or Complete Renovation/Restoration thereof.

         "CLASS 2 MORTGAGED PROPERTIES" means, as of any date of determination, Mortgaged Properties that have been in full operation for less than 12 complete, consecutive calendar months following the completion of the construction or Complete Renovation/Restoration thereof.

         "CLOSING DATE" means June 26, 1996, the date on which the initial loans under the Existing Agreement were made.

         "CO-AGENTS" shall have the meaning assigned to such term in subsection 9.1.

         "COLLATERAL" means, collectively, all property (including capital stock), whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has or shall acquire an interest, to the extent of the Company's or such Subsidiary's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Agent and/or the Lenders or in which a Lien is granted to the Agent and/or the Lenders to secure all or any part of the Obligations, whether pursuant to the Security Documents or otherwise, including, without limitation, the Mortgaged Properties, the Leases, Rents and, Acquisition Documents related to the Mortgaged Properties, and any and all proceeds of the foregoing.

         "COLLECTING AGENT(S)" has the meaning assigned to that term in subsection 5.15B(i).

         "COMMITMENTS" means, collectively, the commitments of the Lenders to make Loans to the Company pursuant to subsection 2.2A and to pay the Purchase Price pursuant to subsection 2.1.

         "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPLETE RENOVATION/RESTORATION" means, as of any date of determination, any Renovation or Restoration of a Property with respect to which more than 60% of the available rooms located at the applicable Property have been, are scheduled to be, or could reasonably be expected to be, "rooms out-of-order," as determined in accordance with the Uniform System during 5 or more days during any period of 30 consecutive days.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Agent by the Company pursuant to subsection 5.1(vi).

         "CONCENTRATION ACCOUNT" means an interest bearing account established and maintained in the name of the Agent at the offices of the Cash Manager pursuant to the terms of the Security Agreement, to which all funds on deposit in the Deposit Accounts included in the Cash Management System are directed by the Agent in accordance with subsection 5.15.

         "CONDEMNATION PROCEEDS" means all compensation, awards, damages, rights of action and proceeds awarded to any Loan Party or any of its Subsidiaries by reason of any Taking.

         "CONSOLIDATED EBITDA" means, with respect to the Company and its Subsidiaries for any period and as of any date of determination, Consolidated Net Income plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) the provision for taxes based on income or profits of the Company and its Subsidiaries for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of the Company and its Subsidiaries for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization expense of the Company and its Subsidiaries for such period to the extent deducted in computing Consolidated Net Income in each case, on a consolidated basis and determined in accordance with GAAP, less (e) other income of the Company and its Subsidiaries (including any non-cash items increasing Consolidated Net Income for such period) for such period to the extent such other income was added in computing Consolidated Net Income and was calculated in accordance with GAAP, plus (f) any cash dividends received from joint ventures (up to 5% of Consolidated EBITDA) for which the earnings of such joint ventures have been excluded from this calculation, provided that if any hotel property has been sold subsequent to the commencement of such calculation period pursuant to a sale-leaseback transaction not prohibited by this Agreement, Consolidated EBITDA shall be reduced by the amount by which, for the period beginning at the date of the sale-leaseback transaction, the revenues of such hotel property exceeded Operating Expenses.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company and its Subsidiaries for any period and as of any date of determination, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization or original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) interest for which the Company or its Subsidiaries is liable pursuant to Indebtedness or under a Guaranty of Indebtedness of any other Person, but only to the extent actually paid by the Company or any of its Subsidiaries; in each case calculated for the Company and its Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP; provided that when this definition is used for purposes of determining compliance with the financial covenants contained in Section 6.6, it shall be applied as of the date of determination and measured for the 12 most recent complete calendar months for which financial statements have been delivered pursuant to subsection 5.1.

         "CONSOLIDATED NET INCOME" means, with respect to any Person as of any date of determination, the aggregate of the Net Income of such Person and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, measured for the 12 most recent complete calendar months for which financial statements have been delivered pursuant to subsection 5.1; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to the Company or one of its Subsidiaries, (ii) the Net Income of any Person that is a Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to any Person or a Wholly Owned Subsidiary of any Person, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of change in accounting principles shall be excluded.

         "CONSOLIDATED NET WORTH" means, with respect to the Company as of any date of determination, the Net Worth of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, the sum, without duplication, of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in conformity with GAAP.

         "CONTINGENT OBLIGATION" means, with respect to any Person, as of any date of determination and without duplication, any direct or indirect liability, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to the following: (i) any Guaranty; (ii) any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) performance, surety and similar bonds in respect of any Restoration, Renovation or other design, construction, restoration, renovation or repair of any Improvements, in each case with respect to any Mortgaged Property or other hotel property; (iv) other performance, surety and appeal bonds; and (v) indemnification or contribution obligations of any nature, including, without limitation, liabilities in respect of (a) agreements providing for indemnification, adjustment of purchase price or similar obligations or for Guaranties or letters of credit, surety bonds and performance bonds securing any obligations of that Person pursuant to such agreements, (b) environmental and "bad deed" indemnities and (c) the issuance or sale of Securities of that Person, but excluding any indemnity or contribution obligation (1) which is insured or (2) with respect to which that Person has no knowledge that a condition exists giving rise to an actual payment liability. Except as provided in the next two sentences, the amount of any Contingent Obligation, as of any date of determination, shall be equal to the least of (A) the amount of the obligation so Guaranteed or that otherwise may be required to be paid and (B) the amount to which such Contingent Obligation is expressly limited. The amount of any Contingent Obligation which is a construction Guaranty, as of any date of determination, shall be an amount equal to 15% of the total construction costs so guarantied. The amount of any Contingent Obligations described in clause (v) of this definition, as of any date of determination, shall be the amount reasonably estimated by the Company and agreed to by the Agent; provided, however, that in the absence of such agreement, the amount shall be conclusively and finally determined by an independent third-party expert selected by the Agent and approved by the Company, which approval shall not be unreasonably withheld.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "CONTRACTUAL OBLIGATION" means, with respect to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, deed to secure debt, contract, lease, purchase order, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including, with respect to the Company or any of its Subsidiaries, any provision of the Related Documents to which the Company or such Subsidiary is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERTIBLE NOTE DOCUMENTS" means, collectively, (i) the Convertible Notes, the Convertible Note Indenture and each agreement, instrument, certificate, opinion, or other document executed and delivered by or on behalf of any Loan Party or any of its Subsidiaries in connection with the Convertible Notes and (ii) each agreement, instrument, indenture, note, certificate, opinion or other document executed and delivered by or on behalf of any Person in connection with the issuance of any Securities referred to in clause (ii) or
(iii) of the definition of Convertible Notes; in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "CONVERTIBLE NOTE INDENTURE" means the Indenture dated as of April 26, 1995 between the Company and Bank One, Columbus, N.A., as Trustee, pursuant to which the Company issued the Convertible Notes.

         "CONVERTIBLE NOTES" means, collectively, (i) the 7% Convertible Subordinated Notes due 2002 issued by the Company pursuant to the Convertible
Note Indenture, (ii) any Securities issued by any Person to a holder of any of the Securities referred to in this definition of Convertible Notes pursuant to an order of decree of a court of competent jurisdiction and (iii) any Securities issued by any Person in connection with any refinancing, exchange or refunding of any of the securities referred to in this definition of Convertible Notes, in each case with respect to securities referred to in this definition of Convertible Notes, as such securities are amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "CREDIT BID" means a bid made, in a foreclosure sale pursuant to a Mortgage, by the Agent consisting of all or a portion of the outstanding amount of the Obligations.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "DEFAULT RATE" means the rate of interest payable pursuant to subsection 2.3E.

         "DEFAULTING LENDER" shall have the meaning assigned to such term in subsection 2.2D.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DESIGNATED MORTGAGED PROPERTIES" means, collectively all Mortgaged Properties other than Mortgaged Properties that have been removed from calculation of the Borrowing Base pursuant to subsection 2.10C.

         "DESIGNATION" means the designation of a Property for inclusion in the Borrowing Base as provided in subsection 2.10. The term "Designate" used as a verb has a corresponding meaning.

         "DOCUMENTATION AGENT" has the meaning assigned to that term in the introductory paragraph of this Agreement.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank or financial institution organized under the laws of the United States or any state thereof;
(b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, however, that (x) such bank or financial institution is acting through a branch or agency located in the United States or (y) such bank or financial institution is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its principal businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (a) through (d) above) that is reasonably acceptable to the Agent; and
(ii) any Lender and any Affiliate of any Lender; provided further, however, that each Eligible Assignee under clauses (i)(a) through (i)(c) above shall have Tier 1 capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, which is, or was within the six-year period ending on the applicable date of determination, maintained or contributed to by the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates.

         "ENGINEER" means Dames & Moore or any other qualified engineer reasonably approved by the Agent licensed as such in the state in which the applicable Property in question is located.

         "ENGINEERING REPORT" means, with respect to any Property, a written report prepared by an Engineer, describing and analyzing the physical condition of the Improvements of such Property, describing any necessary or recommended repairs, estimating the cost of such repairs and otherwise in form and substance reasonably satisfactory to the Agent.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries (including any Person who was a Subsidiary prior to the Closing Date) or any Property.

         "ENVIRONMENTAL INDEMNITY" means the Amended and Restated Environmental Indemnity executed and delivered by the Company on or before the Restatement Closing Date, and thereafter by each Subsidiary of the Company that becomes a party thereto, in favor of the Agent and the Lenders, in substantially the form of Exhibit XI annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "ENVIRONMENTAL LAWS" means all statutes, laws, ordinances, orders, rules, regulations, plans, policies, writs, judgments, decrees or injunctions and the like relating to (i) environmental matters, including those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Hazardous Release or threatened Hazardous Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to any Loan Party or any of its Subsidiaries or any of their properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Sections 1251, et seq.), the Clean Air Act (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601, et seq.), the Solid Waste Disposal Act (42 U.S.C. Sections 6901, et seq.), as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sections 136, et seq.), the Occupational Safety and Health Act (29 U.S.C. Sections 651, et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001, et seq.), each as amended or supplemented, and rules and regulations, policies and guidelines promulgated pursuant thereto and any analogous future or present local, state and federal statutes and rules and regulations, policies and guidelines promulgated pursuant thereto, each as in effect as of the date of determination.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974 (29 U.S.C. Sections 1001 et seq.), as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Loan Party or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Loan Party or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such

Loan Party or such Subsidiary and with respect to liabilities arising after such period for which such Loan Party or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding (a) those for which the provision for 30-day notice to the PBGC has been waived by regulation and (b) those for which the PBGC has by public notice determined that a penalty will not apply for the failure to provide such 30-day notice to the PBGC), (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability therefor, or the receipt by any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA,
(viii) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or Section 502(c),
(i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan,
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan,
(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.3A.

         "EVENT OF DEFAULT" means each of the events set forth in subsection
7.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCESS DEBT" has the meaning assigned to that term in subsection 5.14.

         "EXCUSABLE DELAY" means a delay due to acts of God, governmental restrictions, enemy actions, war, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of the Company or any of its Affiliates, but lack of funds shall not be deemed a cause beyond the reasonable control of the Company or any of its Affiliates.

         "EXISTING AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

         "EXISTING ASSIGNMENT OF RENTS AND LEASES" means any Assignment of Rents and Leases delivered prior to the Restatement Closing Date.

         "EXISTING LOAN DOCUMENTS" has the meaning assigned to that term in the recitals to this Agreement.

         "EXISTING LOANS" has the meaning assigned to that term in the recitals to this Agreement.

         "EXISTING MORTGAGE" means any Mortgage delivered prior to the Restatement Closing Date.

         "EXISTING MORTGAGED PROPERTIES" means all Mortgaged Properties designated as such in accordance with this Agreement prior to the Restatement Closing Date.

         "EXISTING NOTE" has the meaning assigned to that term in the recitals to this Agreement.

         "EXTRAORDINARY RECEIPTS" means the proceeds to any Loan Party or any of its Subsidiaries from such items as (i) sales, exchanges or other dispositions of the assets of any Loan Party or any of its Subsidiaries other than in the ordinary course of business thereof, (ii) damage recoveries and casualty insurance proceeds (including Condemnation Proceeds or Insurance Proceeds but other than the proceeds of business interruption insurance or rental loss insurance), (iii) income derived from Securities and other property acquired for investment, (iv) condemnation awards or sales in lieu of and under the threat of condemnation (other than awards or other payments for any Taking for temporary use), (v) debt or equity financing or refinancing, and (vi) all other amounts of any nature paid to any Loan Party or any of its Subsidiaries not arising out of the ordinary course of business thereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "FF&E" means, with respect to any Property, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, video and movie equipment, telephones, radios, desks, dressers, towels, bathroom equipment and supplies, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment and supplies, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances and supplies, restaurant equipment and supplies, computers, reservation systems, software, cash registers, card keys, switchboards, hotel cleaning equipment and supplies or any other items of furniture, fixtures and equipment typically used in hotel properties (including items used in guest rooms, lobbies, common areas, front desk, back office, bars, restaurants, kitchens, laundries, concierge, bellman, recreation, amusement, landscaping, parking and other areas of hotels) and any repairs and replacements of all or any portion of any of the foregoing as reflected in the Company's capitalization policy in accordance with GAAP.

         "FRANCHISE AGREEMENT" means each of the franchise agreements listed on
Schedule 4.4C annexed hereto, as each such agreement may be amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with subsection 6.19B.

         "FUNDING DATE" means the date of the funding of a Loan.

         "FUNDING DEFAULT" shall have the meaning assigned to such term in subsection 2.2D.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" means any nation or government, any state, county, municipality or other political subdivision or branch thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any agency, board, central bank, commission, court, department or officer thereof.

         "GROUND LEASE" means each of the ground leases with respect to the Mortgaged Properties listed on Schedule 1.1F annexed hereto, as such Schedule may be revised from time to time in accordance with this Agreement.

         "GUARANTY" means, with respect to any Person, any obligation, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to any obligation of any other Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Guaranties shall include, without limitation, with respect to such obligations (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (ii) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(b) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (a) or (b) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Guaranty is specifically limited. Guaranties shall not include any of the foregoing obligations to the extent that the same constitutes Indebtedness under the definition thereof or is a Guaranty with respect thereto. The term "Guarantee" used as a verb has a corresponding meaning.

         "HOMEGATE" means Homegate Hospitality, Inc., a Delaware corporation.

         "HOMEGATE MERGER" means the transaction whereby Homegate was merged into a Wholly Owned Subsidiary of the Company with Homegate being the surviving corporation in such merger and remaining as a Subsidiary of the Company.

         "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances", "pollutant", "contaminant" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws, (ii) any oil, petroleum, petroleum fraction or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form, (vii) urea formaldehyde foam insulation,
(viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides, and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Properties; provided, however, that Hazardous Materials shall not include any materials in a non-hazardous form such as asphalt contained in road-surfacing materials or hazardous materials customarily used in the operation of hotel properties and properly stored and maintained in accordance with applicable Environmental Laws.

         "HAZARDOUS RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other receptacles containing any Hazardous Materials), or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements.

         "HOSPITALITY-RELATED BUSINESS" means the hotel business and other businesses necessary for, incident to, in support of, connected with or arising out of the hotel business, including, without limitation (i) developing, constructing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, sports or entertainment facilities, and convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, operating, managing or improving the Properties owned by the Company or one of its Subsidiaries that is a Loan Party as of the Restatement Closing Date, any real estate taken in foreclosure (or similar settlement) by the Company or any of its Subsidiaries, or any real estate ancillary or connected to any hotel owned, managed or operated by the Company or any of its Subsidiaries that is a Loan Party, (iii) owning and managing mortgages in, or other Indebtedness secured by Liens on hotels and real estate related or ancillary to hotels or (iv) other related activities thereto.

         "IMPOSITIONS" means all real property taxes and assessments, of any kind or nature whatsoever, including, without limitation, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental, quasi-governmental or nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees resulting from covenants, conditions and restrictions affecting the Mortgaged Properties, assessments resulting from inclusion of any Mortgaged Property in any taxing district or municipal or other special district, any of which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create or may create a

Lien upon the Property, or any part thereof. In the event that any penalty, interest or cost for nonpayment of any Imposition becomes due and payable, such penalty, interest or cost shall be included within the term "Impositions".

         "IMPROVEMENTS" means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

         "INDEBTEDNESS" means, with respect to any Person and without duplication, to the extent required to be shown on a balance sheet prepared in conformity with GAAP, (i) all indebtedness or other obligations of such Person, whether or not contingent, for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) that portion of obligations with respect to Capital Leases that is classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) all obligations owed for all or any part of the deferred purchase price of assets or services purchased by that Person, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) Hedging Obligations, (vii) any obligations of that Person classified as indebtedness on a balance sheet in conformity with GAAP and (viii) all Guaranties by that Person of any of the foregoing obligations.

         "INDEMNIFIED PERSON" has the meaning assigned to that term in subsection 8.3.

         "INSURANCE PROCEEDS" means all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Mortgaged Property.

         "INSURANCE REQUIREMENTS" means all terms of any insurance policy required hereunder covering or applicable to any Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Mortgaged Property or any portion thereof or any use of any Mortgaged Property or any portion thereof.

         "INTELLECTUAL PROPERTY" means, as of any date of determination, all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Loan Parties and their respective Subsidiaries as conducted on such date of determination that are material to the financial condition, business or operations of the Loan Parties and their Subsidiaries, taken as a whole, including any of the foregoing licensed to the Loan Parties or any of their respective Subsidiaries by other Persons.

         "INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the Intellectual Property License Agreement by and between the Company and the Agent, in substantially the form of Exhibit VIII annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.3B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

         "INTEREST RATE DETERMINATION DATE" means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for any Loan.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means, with respect to any Person or any of its Subsidiaries, as of any date of determination and without duplication, (i) any direct or indirect purchase or other acquisition by such investing Person or Subsidiary of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect loan, advance (other than advances to officers, employees, consultants, accountants, attorneys and other advisors and members of the Board of Directors of any Person for moving, entertainment and travel expenses, drawing accounts and similar expenditures in each case incurred in the ordinary course of business) or capital contribution by any Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (iii) any commitment or obligation to make any investment described in clauses (i) and (ii) above and (iv) any liability that is recourse to such investing Person or Subsidiary and that arises, by law, contract, ownership of Securities or otherwise, directly or indirectly, as the result of or otherwise in connection with the origination, continuation or termination of any investment described in clauses (i) through
(iii) above. The amount of any Investment, as of any date of determination, shall be equal to (x) with respect to an Investment referred to in clause (i) or
(ii) of the preceding sentence, the remainder of (1) the sum of original cost of such Investment plus the cost of all additions thereto as of such date of determination, minus (2) the aggregate amount paid to such Person or Subsidiary as a return of such Investment, provided, that (A) the calculation of the amount referred to in this clause (2) shall exclude all fees and other amounts (or the portion thereof) that shall constitute interest, dividends or other amounts in respect of the return on such Investment (assuming for such purpose that payments to such Person or Subsidiary with respect to such Investment shall be treated as returns on such Investment unless and to the extent that, after taking into account the respective amounts and dates of such Investment and such payments, the aggregate amount that shall have been paid to such Person or Subsidiary as of any date of determination is greater than the aggregate amount that would accrue at 20% per annum, compounded on a monthly basis, on the unreturned amount of such Investment) and (B) the calculation of the amount referred to in this clause (x) shall exclude, all adjustments for increases or decreases in value, and write-ups, write-downs or write-offs with respect to such Investment, (y) with respect to an Investment referred to in clause (ii),
(iii) or (iv) of the preceding sentence, the maximum aggregate liability for which such investing Person or Subsidiary may become liable, by law, contract, ownership of Securities or otherwise, with respect to such Investment as of such date of determination, and (2) with respect to an Investment described in two or more of clauses (i), (ii) and (iii), the sum of the amounts with respect to such Investment, as calculated in accordance with the preceding clauses (x) and (y), in each case as of such date of determination. Investments shall not include (i) the acquisition of the Capital Stock of Homegate by the Company or (ii) loans made to Homegate by the Company prior to the Homegate Merger.

         "IP LICENSE AGREEMENTS" has the meaning assigned to that term in subsection 4.21A.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LAND" means the real property located in the towns, counties and states listed on Schedule 1.1A annexed hereto (and more particularly described in Exhibit A to each Mortgage), and Schedule 1.1B annexed hereto together with all strips and gores within or adjoining such property, all estate, right, title, interest, claim or demand whatsoever of any Loan Party or any of its Subsidiaries in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto.

         "LEASE" means each of the leases, licenses, concession agreements, franchise agreements (other than the Franchise Agreements) and other occupancy agreements (other than agreements for letting of rooms or other facilities to hotel guests) and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of any Loan Party or any of its Subsidiaries, any sublease, subsublease, underletting or sublicense, which now or hereafter may affect any Mortgaged Property or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every amendment, restatement, supplement, consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every Guaranty of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any Guaranties of leasing commissions.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 8.1.

         "LIEN" means any lien (including any lien or security title granted pursuant to any mortgage, deed of trust or deed to secure debt), pledge, hypothecation, assignment, security interest, charge, levy, attachment, restraint or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing; provided that the term "Lien" shall not include any license of Intellectual Property in the ordinary course of business of the Company (including in connection with the granting of a Lien on assets other than Intellectual Property) as long as any such license granted in connection with the incurrence of Indebtedness is on terms no more favorable to the applicable licensee than the terms of the Intellectual Property License Agreement.

         "LIQUOR LICENSES" means the licenses set forth on Schedule 4.4E annexed hereto and each other license issued by the Department of Alcoholic Beverage Control or similar state or local agency to any Loan Party or any of its Subsidiaries or in respect of any Mortgaged Property, in each case in connection with the sale of alcoholic beverages at any Mortgaged Property.

         "LIQUOR LICENSE AGREEMENT" means the Amended and Restated Agreement Regarding Liquor Licenses executed and delivered by the Company and each other Loan Party thereto in favor of the Agent on or before the Restatement Closing Date, and thereafter by each other Subsidiary of the Company that becomes a party thereto, substantially in the form of Exhibit XIV annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents, the Environmental Indemnity, the Cash Management Letters and any other documents entered into in connection with the Cash Management System and, if executed and delivered by any Subsidiaries of the Company as provided herein, the Subsidiary Guaranty.

         "LOAN PARTIES" means, collectively, the Company, and any Subsidiary of the Company which is or becomes a party to a Loan Document.

         "LOANS" means, collectively, the loans made by the Lenders to the Company pursuant to subsection 2.2A.

         "LOCAL ACCOUNTS" means, collectively, the Deposit Accounts listed on
Schedule 4.23 annexed hereto as "Local Accounts" and any other Deposit Account established with respect to one or more Mortgaged Properties for the purpose of receiving Receipts pursuant to subsection 5.15.

         "MAJORITY LENDERS" shall mean Lenders having or holding more than 50% of the sum of the aggregate Commitments of all Lenders or, if such Commitments have terminated or expired, the aggregate principal amount of outstanding Loans; provided that if one Lender shall, together with its Affiliates, hold more than 50% of the aggregate Commitments (or, if applicable, Loans), then Majority Lenders shall mean such Lender plus at least one other Lender (other than any Affiliate of such Lender).

         "MANAGEMENT FEES" means, collectively, all hotel management fees (however characterized, including base fees, trade name fees, incentive fees, special incentive fees, termination fees and all fees in respect of liquor license operations) and all other fees or charges payable to the manager for the management and operation of a hotel property, the related land and the improvements thereof.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MARKET EQUITY CAPITALIZATION" means, with respect to any issuer and as of any date of determination, the product of (i) the number of shares of common stock of such issuer outstanding as of such date multiplied by (ii) the average of the closing bid prices of such common stock on the New York Stock Exchange, for each of the 30 consecutive trading days next preceding such date of determination.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of the Company or any of its Material Subsidiaries to perform, or of the ability of the Agent or the Lenders to enforce, any of Obligations (whether monetary of non-monetary) of the Company or any of its Material Subsidiaries.

         "MATERIAL LEASE" means each Lease (i) demising in excess of (x) 500 square feet of the Improvements with respect to any Mortgaged Property, in the case of limited service and all suite hotels and (y) 2,000 square feet of Improvements with respect to any Mortgaged Property, in case of full service hotels, in each case having a term in excess of 3 months or (ii) generating in excess of 10% of the Property Gross Revenues with respect to such Mortgaged Property or otherwise identified as a Material Lease by the Company pursuant to subsection 3.1I.

         "MATERIAL RENOVATION/RESTORATION" means, as of any date of determination, any Renovation or Restoration of a Mortgaged Property with respect to which more than (i) in the case of full service hotels, 25% or (ii) in the case of limited service, extended-stay and all-suite hotels, 33% of the available rooms located at the applicable Mortgaged Property have been, are scheduled to be, or could reasonably be expected to be, "rooms out-of-order", as determined in accordance with the Uniform System, during 5 or more days during any period of 30 consecutive days; provided, that a Restoration conducted pursuant to and, as of such date of determination, satisfying the conditions of subsection 5.11F is not a Material Renovation/Restoration.

         "MATERIAL RENOVATION/RESTORATION PERIOD" means with respect to any Property, the period commencing on the day that a Material
Renovation/Restoration shall commence with respect to such Property, and terminating on the day that such Material Renovation/Restoration shall terminate with respect to such Property, in each case as such dates of commencement and termination shall be determined by the Agent.

         "MATERIAL SUBSIDIARY" means, as of any date of determination, any Subsidiary of the Company that is either (or both of) (i) a Loan Party or (ii) a Subsidiary of the Company if

                  (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary equal 5 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (b) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 5 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

         "MATURITY DATE" means the earliest of (i) the date that is the fourth Anniversary of the Restatement Closing Date, as such date may be extended pursuant to subsection 2.2F to a date not later than the fifth Anniversary of the Restatement Closing Date, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 7.1 and (iii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 2.5B(vi).

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the business thereof.

         "MORTGAGE" means each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and each Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing and each Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture

Filing executed and acknowledged by the Loan Party thereto in favor of the Agent for the benefit of the Lenders (or, in the case of a deed of trust, to a trustee for the benefit of the Agent and the Lenders) in the form delivered on the Closing Date or the Restatement Closing Date, as the case may be, as each such agreement may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "MORTGAGE AMENDMENTS" has the meaning assigned to such term in subsection 3.1F(xi).

         "MORTGAGE NOTE DOCUMENTS" means, collectively, (i) the Mortgage Notes, the Indenture and each agreement, instrument, certificate, opinion, or other document executed and delivered by or on behalf of any Loan Party or any of its Subsidiaries in connection with the Mortgage Notes and (ii) each agreement, instrument, indenture, note, certificate, opinion or other document executed and delivered by or on behalf of any Person in connection with the issuance of any Securities referred to in clause (ii) or (iii) of the definition of Mortgage Notes; in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "MORTGAGE NOTE INDENTURE" means the Indenture dated as of January 23, 1996 between the Company and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Company issued the Mortgage Notes, as such indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the items thereof and hereof.

         "MORTGAGE NOTES" means, collectively, (i) the mortgage notes issued by the Company pursuant to the Mortgage Note Indenture, (ii) any Securities issued by any Person to a holder of any of the Securities referred to in this definition of Mortgage Notes pursuant to an order of decree of a court of competent jurisdiction and (iii) any Securities issued by any Person in connection with any refinancing, exchange or refunding of any of the securities referred to in this definition of Mortgage Notes; in each case with respect to securities referred to in this definition of Mortgage Notes, as such securities may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "MORTGAGED PROPERTIES" means, collectively, the hotel properties, the Land on which they are located, and all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, in each case as listed on Schedule 1.1A annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to subsection 2.10 or 2.11. Mortgaged Properties shall include New Mortgaged Properties and Existing Mortgaged Properties.

         "MORTGAGED PROPERTY SUBSIDIARY" means any Wholly Owned Subsidiary of the Company that owns any Mortgaged Property.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA.

         "NET CASH PROCEEDS" means, the aggregate cash proceeds (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Company or any of its Subsidiaries from any sale or other permanent disposition of a Property or any Asset Sale, as applicable, by a Loan Party or any of its Subsidiaries less the sum, without duplication, of (i) the amounts required to be applied to the repayment of Indebtedness or secured by a Lien on such Property (other than the Obligations), (ii) the direct costs relating to such sale or other disposition (including, without limitation, legal, accounting and sales commissions), including income taxes paid or estimated to be actually payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements (provided that the amount of income taxes so estimated to be actually payable shall be approved by the Agent, which approval shall not be unreasonably withheld), (iii) a reserve for all adjustments that are reasonably likely to be made to the sales price, whether before or after the closing of such sale or permanent disposition, and for all modifications to the sales price from time to time before the closing thereof, by reason of such sale or other permanent disposition and (iv) the amount of the reserve actually provided by the applicable Loan Party, in accordance with GAAP, after such sale or other permanent disposition, including, without limitation, for liabilities related to environmental matters and liabilities under any indemnification obligations, but only to the extent and for so long as a cash reserve is actually established.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for Taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET INSURANCE/CONDEMNATION PROCEEDS" means all Insurance Proceeds on account of damage or destruction to any Mortgaged Property or all Condemnation Proceeds in respect of any Mortgaged Property, less the cost, if any, of such recovery and of paying out such proceeds, including attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor.

         "NET WORTH" means, as of any date of determination and in each case determined in accordance with GAAP, the stockholders' equity of the Company.

         "NEW MORTGAGED PROPERTIES" means Mortgaged Properties other than Existing Mortgaged Properties.

         "NON-RECOURSE INDEBTEDNESS" means, with respect to any Person, Indebtedness or that portion of Indebtedness of such Person (a) as to which neither the Company nor any of its

Subsidiaries (i) provides credit support (other than in the form of a Lien on an asset serving as security for Indebtedness otherwise described in this definition) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Indebtedness otherwise described in this definition) or (iii) constitutes the lender, and (b) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "NOTES" means, collectively, (i) the amended and restated promissory notes of the Company issued to the Lenders on the Restatement Closing Date and
(ii) any promissory notes issued by the Company pursuant to the last sentence of subsection 8.1B(i) in connection with assignments of the Commitments and Loans of any Lenders, in each case substantially in the form of Exhibit I annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit II annexed hereto delivered by the Company to the Agent pursuant to subsection 2.2B with respect to a proposed borrowing hereunder.

         "NOTICE OF CONTINUATION" means a notice substantially in the form of
Exhibit III annexed hereto delivered by the Company to the Agent pursuant to subsection 2.3D with respect to a proposed continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "OBLIGATIONS" means, collectively, all obligations of every nature of the Company or any other Loan Party from time to time owed to the Agent or Lenders or any of them under or in respect of the Loans and the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by an Authorized Officer; provided, however, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of the Loan hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "OPERATING EXPENSES" means, for any period and as calculated on the accrual basis of accounting, all expenses incurred by the Company or any of its Subsidiaries during such period in connection with the ownership, management, operation, cleaning, maintenance, ordinary repair or leasing of any Property, including, without duplication:

                  (i) costs and expenses in connection with the cleaning and the ordinary repair, maintenance, decoration and painting of such Property;

                  (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of the Company engaged in the management, operation, cleaning, maintenance, ordinary repair and leasing of such Property and service to guests, customers, Tenants, concessionaires and licensees of such Property;

                  (iii) the cost of all services and utilities with respect to such Property, including all electricity, oil, gas, water, steam, heating, ventilation, air conditioning, elevator, escalator, landscaping, model furniture, answering services, telephone maintenance, credit check, snow removal, trash removal and pest extermination costs and expenses and any other energy, utility or similar item and overtime services with respect to such Property;

                  (iv) the cost of building and cleaning supplies with respect to such Property;

                  (v) insurance premiums required in order to maintain the insurance policies required under this Agreement or any other Loan Documents, or by any document pursuant to which Indebtedness secured by such Property is incurred, in each case with respect to such Property (which, in the case of any policies covering multiple Properties, shall be allocated among the Properties pro rata in proportion to the insured value of the Properties covered by such policies);

                  (vi) legal, accounting, engineering and other fees, costs and expenses incurred by or on behalf of the Company or such Subsidiary in connection with the ownership, management, operation, maintenance, ordinary repair and leasing of such Property, including collection costs and expenses;

                  (vii) operating costs and expenses of security and security systems provided to and/or installed and maintained with respect to such Property;

                  (viii) operating costs and expenses of reservation systems, internal telephone exchanges and key card systems with respect to such Property;

                  (ix) costs and expenses of parking and valet services, parking lot maintenance and ordinary parking lot repairs in respect of such Property;

                  (x) costs and expenses of food and beverages with respect to such Property;

                  (xi) real property taxes and assessments with respect to such Property and the costs incurred in seeking to reduce such taxes or the assessed value of such Property;

                  (xii) advertising, marketing and promotional costs and expenses with respect to such Property;

                  (xiii) costs and expenses incurred in connection with lock changes, storage, moving, market surveys, permits (and the application or registration therefor) and licenses (and the application or registration therefor) with respect to such Property;

                  (xiv) maintenance and cleaning costs related to guest and customer amenities with respect to such Property;

                  (xv) costs and expenses of maintaining and repairing FF&E (including the breakage or loss of any such FF&E) with respect to such Property;

                  (xvi) franchise fees due and payable with respect to such Property;

                  (xvii) rent payments due and payable under any lease agreement with respect to such Property, if applicable;

                  (xviii) actual reserves required under any ground lease with respect to such Property, if applicable;

                  (xix) Management Fees with respect to such Property for such period;

                  (xx) tenant improvements and leasing commissions with respect to such Property accrued during such period;

                  (xxi) contributions by the Company or any of its Subsidiaries to any merchants' association, whether as dues or advertising costs or otherwise with respect to such Property;

                  (xxii) costs incurred pursuant to any reciprocal easement agreement affecting such Property;

                  (xxiii) refunds the Company or any of its Subsidiaries must pay to guests, customers, Tenants, concessionaires and licensees and other occupants of such Property;

                  (xxiv) reserves (other than reserves required to be deposited in the Capital Reserve Account) for such purposes and in such amounts as the Company and the Agent may reasonably agree upon;

                  (xxv) costs and expenses of maintaining operating, repairing and servicing vehicles, including fuel and insurance premiums; and

                  (xxvi) all other ongoing expenses which in accordance with the accrual basis of accounting should be included in the Company's or any of its Subsidiaries' annual financial statements as operating expenses of such Property.

Notwithstanding the foregoing, Operating Expenses shall not include, without duplication, (a) Consolidated Interest Expense, including such items included within the definition thereof as shall apply to any Property or Properties with respect to which such Operating Expenses are being determined, (b) income taxes,
(c) depreciation, (d) amortization, (e) principal, if any, due in respect of Indebtedness, or (f) any other items that are capitalized on the financial statements of the Company or any of its Subsidiaries in conformity with GAAP.

         "OPERATING LEASE" means, with respect to any Person, lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

         "PARTNERSHIP SUBSIDIARIES" means, collectively, the Subsidiaries of the Company, if any, that are general partnerships or limited partnerships.

         "PAYMENT DATE" means the fifteenth day of each month, beginning January 15, 1997, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any employee benefit pension plan as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, which is, or was within the six-year period ending on the applicable date of determination, maintained or contributed to by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates and which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means, with respect to any Mortgaged Property on the Restatement Closing Date, the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for real property Taxes, assessments, vault charges, water and sewer rents, and other Impositions the payment of which is not, at the time, required by subsection 5.4;

                  (ii) the Leases in existence on the Restatement Closing Date and any Leases entered into thereafter in accordance with the requirements of the Loan Documents;

                  (iii) covenants, easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances not impairing the marketability of such Mortgaged Property and not interfering, and which could not reasonably be expected to interfere, with the use of such Mortgaged Property for hotel purposes or with the ordinary conduct of the business of the Company and its Subsidiaries;

                  (iv) Liens securing the Obligations;

                  (v) Liens that are bonded and thereby released of record in a manner reasonably satisfactory to the Agent;

                  (vi) rights of guests to occupy rooms and of Tenants under Leases;

                  (vii) all exceptions contained in the Title Policies approved by the Agent on or prior to the Restatement Closing Date or contained in any Title Policy approved by the Agent with respect to the Acquisition of a Property;

                  (viii) mechanics', workmen's, materialmen's, operator or similar statutory Liens arising in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith and by appropriate action, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore; and

                  (ix) Liens arising after the Restatement Closing Date securing purchase money, permanent or other financing permitted by this Agreement incurred or assumed in connection with the acquisition, purchase, refurbishment or lease of FF&E used or to be used in connection with the Mortgaged Properties; provided that the aggregate amount at any time outstanding, secured by such Liens does not exceed $125,000 with respect to any Mortgaged Property and; provided further, that such Liens encumber only the property purchased, financed or refinanced with the amounts secured by such Liens.

         "PERSON" means, collectively, natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within the applicable grace period.

         "POTENTIAL TAX EFFECT" means, with respect to each individual property (the "RELINQUISHED PROPERTY") being exchanged for a property held by Brown Trout, the product of (1) the difference of the sale price of such Relinquished Property less the tax basis of such Relinquished Property immediately prior to the sale times (2) forty percent (40%).

         "PREFERRED STOCK" means any Equity Interest with preferential rights in the payment of dividends or upon liquidation or any Capital Stock that is not Qualified Capital Stock.

         "PRIME RATE" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PROPERTIES" means, collectively, the Mortgaged Properties as listed on
Schedule 1.1A annexed hereto and all other hotel properties owned by the Company or any of its Subsidiaries as listed on Schedule 1.1B annexed hereto, the land on which such hotel properties are located and all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, in each case as such Schedules may be revised or supplemented from time to time pursuant to subsection 2.10 or 2.11.

         "PROPERTY AMOUNT" means, with respect to any Designated Mortgaged Property and as of any date of determination, the following:

                  (i) with respect to any Class 1 Mortgaged Property, the product of (a) Property EBITDA with respect to such Designated Mortgaged Property, calculated based on the 12 most recent complete calendar months for which financial statements have been delivered pursuant to subsection 5.1(i), multiplied by (b) on or before the fourth Anniversary, 4.0 and thereafter, 3.5; and

                  (ii) with respect to any Class 2 Mortgaged Property, the product of (a) the basis for such Designated Mortgaged Property, multiplied by (b) 50%; as used herein, the term basis shall mean the cost of construction of such Designated Mortgaged Property as set forth on Schedule 1.1F annexed hereto with respect to all Class 2 Mortgaged Properties as of the date hereof and as approved by the Agent in its reasonable discretion with respect to any Class 2 Mortgaged Property added after the date hereof;

provided, that in no event shall the Property Amount with respect to (x) any Class 1 Mortgaged Property exceed the lesser of (1) 85% of the Replacement Cost of such Designated Mortgaged Property and (2) 55% of the Appraised Value of such Designated Mortgaged Property and (y) any Class 2 Mortgaged Property exceed 55% of the Appraised Value of such Designated Mortgaged Property.

         "PROPERTY EBITDA" means, with respect to any Property, for any period and as of any date of determination and calculated on the accrual basis of accounting, whether a positive or negative number, the amount equal to the remainder of the following:

                  (i) all Property Gross Revenues for such period in respect of such Property; provided, that Property Gross Revenues for such period in respect of any Property shall be included in the calculation of Property EBITDA for such period only to the extent that the Agent and Lenders shall have received the financial statements for such period required to be delivered on or before such date of determination pursuant to subsection 2.10 or 5.1(i), as the case may be; minus

                  (ii) all Operating Expenses for such period with respect to such Property; provided, that the aggregate amount of Management Fees, franchise fees and marketing expenses included in the calculation of Property EBITDA for such period in respect of such Property, shall not be less than (1) with respect to full-service hotels, 10.7%, and (2) with respect to all-suite, extended-stay and limited-service hotels, 9.0% of Property Gross Revenues for such period in respect of the applicable Property;

provided that:

                  (a) Property EBITDA with respect to any Property shall be zero for such period if (y) the Acquisition Date with respect to such Property shall not have occurred on or before such date of determination or (z) such Property shall have been sold or otherwise permanently disposed of or any Loan Party or any of its Subsidiaries shall have executed a definitive agreement with respect to the sale or other permanent disposition of such Property, in each case on or before such date of determination, provided that this subclause (z) shall not be given effect upon the execution of such agreement (I) if the proposed Net Cash Proceeds with respect to such sale or other permanent disposition shall be greater than the aggregate amount of principal and interest that would be required to be paid by the Company to ensure that the Total Utilization shall not exceed the Borrowing Base in effect as of such date after giving effect to any recomputation in the Borrowing Base required pursuant to the terms of this Agreement, including without limitation, subsection 2.5B(iii), if the closing thereof were to occur on such date of determination, as such determination shall be specified by written notice delivered to the Agent, together with the information used by the Company to make such determination or (II) the Agent shall have approved the proposed sales price, which approval shall not be unreasonably withheld, conditioned or delayed;

                  (b) if the Acquisition Date with respect to such Property shall have occurred after the Restatement Closing Date and after the commencement of such period but before the termination of such period, Property EBITDA with respect to such Property for such period shall be the sum of (y) for the portion of such period commencing on the first day of such period and ending on the day before such Acquisition Date, Property EBITDA, as the same shall be determined based upon the financial statements for such period required by clause (iii) of the definition of "Property Information" to be delivered with respect to such Property and such other information with respect thereto that may be provided by the Loan Parties and their respective Subsidiaries, subject to such adjustments as may be reasonably required by the Agent in its sole discretion to conform such financial statements and other information to the basis on which the Company's financial statements are prepared, plus (z) for the portion of such period commencing on such Acquisition Date and ending on the last day of such period, Property EBITDA with respect to such Property, based upon the financial statements for such period required to be delivered on or before such date of determination pursuant to subsection 5.1(i); and

                  (c) if such date of determination shall occur during a Material Renovation/Restoration Period with respect to such Property and the Property EBITDA with respect to such Property for such period is a positive number, then Property EBITDA shall be equal to the product of (y) Property EBITDA for such period multiplied by (z) a fraction, the numerator of which is equal to the remainder of (I) the number of complete months in such period minus (II) the number of complete or partial months (rounding to the next higher whole number) that shall have been reasonably estimated by the Company and reasonably approved by the Agent as the duration of such Material Renovation/Restoration Period (as such estimate may be revised from time to time thereafter to the reasonable satisfaction of the Agent, and the denominator of which is the number of complete months in such period); provided that, Property EBITDA with respect to any Mortgaged Property with respect to which more than 50% of the available rooms have been, are scheduled to, or could reasonably be expected to be, "rooms out-of-order", as determined in accordance with the Uniform System, during 5 or more days during any period of 30 consecutive days shall be zero for the period during which such Material Renovation/Restoration is occurring.

         "PROPERTY GROSS REVENUE" means, for any period, all Receipts resulting from the operation of such Property, including, without limitation, Rents or other payments from guests and customers, Tenants, licensees and concessionaires and business interruption and rental loss insurance payments; provided, that Gross Revenue shall be determined net of allowances in accordance with the Uniform System and shall exclude (i) excise, sales, use, occupancy and similar taxes and charges collected from guests or customers and remitted to Governmental Authorities, (ii) gratuities collected for employees of such Property, (iii) security deposits and other advance deposits, until and unless same are forfeited to any Loan Party or Subsidiary thereof or applied for the purpose for which collected, (iv) federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (v) interest income on such Property's bank accounts or otherwise earned by the Company, (vi) rebates, refunds or discounts (including, without limitation, free or discounted accommodations) and (vii) Management Fees.

         "PROPERTY INFORMATION" means, with respect to any Designation of any Additional Mortgaged Property pursuant to subsection 2.10:

                  (i) financial statements in respect of such Additional Mortgaged Property for the most recently completed three calendar years, to the extent such financial statements exist and are in the possession of any Loan Party or can be obtained by a Loan Party at no cost;

                  (ii) copies of all other consolidated balance sheets and related statements of operations and statements of cash flows of such Additional Mortgaged Property that are to be or were delivered to any Loan Party or any of its Subsidiaries in connection with the Acquisition of such Additional Mortgaged Property, if applicable;

                  (iii) financial information, satisfactory in form and substance to the Agent, sufficient to permit the calculation of Property EBITDA with respect to such Additional Mortgaged Priority pursuant to clause (ii) to the proviso to the definition of Property EBITDA, if applicable;

                  (iv) to the extent Renovation is then proposed for such Additional Mortgaged Property, a preliminary project plan and a project budget for such Mortgaged Property satisfactory in form and substance to the Agent in its sole discretion;

                  (v) (a) a comprehensive environmental audit (which shall include a Phase I environmental audit and, if necessary or desirable in the Agent's opinion, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant (the Company shall certify as of the closing date of such Acquisition or the Addition Date that, as to any environmental audit delivered by the Company prior to such date, to the Company's knowledge, the information contained in such audit remains true, correct and complete), (b) a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and Lenders, which reliance letter shall be satisfactory in form and substance to the Agent, (c) if requested by the Agent, evidence that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of such Additional Mortgaged Property, if any, have been obtained, and (d) such other environmental reports, inspections and investigations as the Agent shall, in its sole discretion, require, prepared, in each instance, by an Approved Environmental Consultant, which audits, approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion;

                  (vi) with respect to an Additional Mortgaged Property, (a) a written Engineering Report with respect to such Additional Mortgaged Property dated not more than 90 days (or such longer period not to exceed 180 days as the Agent may approve) prior to the closing date and prepared by an Engineer which Engineering Report shall be satisfactory in form and substance to the Agent and (b) a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent;

                  (vii) copies (if available) or drafts of the Acquisition Agreements with respect to such Additional Mortgaged Property, all other purchase agreements, letters of intent or other related agreements entered into by any Loan Party or any of its Subsidiaries in connection with the acquisition thereof (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonably promptly after the execution thereof);

                  (viii) a market study with respect to such Additional Mortgaged Property as of a date not earlier than 90 days (or such longer period not to exceed 180 days as the Agent may approve) before the acquisition of such Additional Mortgaged Property and copies of all other appraisals and market studies with respect to such Additional Mortgaged Property to the extent such appraisals and market studies exist and can be readily obtained by any Loan Party or any of its Subsidiaries; and

                  (ix) any other information relating to such Mortgaged Property reasonably requested by the Agent.

         "PRO RATA SHARE" means with respect to each Lender, the percentage obtained by dividing (i) as of any date of determination prior to the termination of the Commitments (a) that Lender's Commitment by (b) the sum of the aggregate Commitments of all Lenders and (ii) as of any date of determination after the termination of the Commitments, (A) the aggregate principal amount of that Lender's Loans by (B) the sum of the aggregate principal amount of all Lenders' Loans.

         "PURCHASE PRICE" has the meaning assigned to that term in subsection 2.1B to this Agreement.

         "QUALIFIED APPRAISER" means an independent, qualified appraiser that is a member of the American Institute of Real Estate Appraisers.

         "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any series or class of Capital Stock of that Person which may not be required to be redeemed or repurchased, in whole or in part, by that Person or any of its Subsidiaries, in whole or in part, at the option of the holder thereof, on or prior to the Maturity Date, or not be convertible or exchangeable into or exercisable for Capital Stock of the Company that is not Qualified Capital Stock on or prior to the Maturity Date; provided that Capital Stock will be deemed to be Qualified Capital Stock if it may only be so redeemed or put solely in consideration of Qualified Capital Stock.

         "RECEIPTS" means, collectively, but in each case only to the extent derived from a Mortgaged Property, all cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of the Company or any of its Subsidiaries, or by any officers, employees or agents of the Company or any of its Subsidiaries or other Persons acting for or in concert with the Company or such Subsidiary to make collections on the Company's or such Subsidiary's behalf in connection with or in any way relating to the Company or such Subsidiary or the operation of the Company's or such Subsidiary's business, including, without limitation, any proceeds received from or pursuant to (i) any sales of, or loans against, accounts of the Company or any of its Subsidiaries (other than the Loans pursuant to this Agreement),

(ii) any disposition of assets (including, without limitation, any disposition of assets permitted hereunder or consented to by the Agent, but excluding amounts applied to the repayment of indebtedness or other obligations secured by a Lien on the assets subject to such disposition) or issuance or sale of equity Securities by the Company or any of its Subsidiaries, (iii) the incurrence of Indebtedness by the Company or any of its Subsidiaries and the issuance and sale by the Company or any of its Subsidiaries of equity or debt Securities, in each case other than the Obligations and other Indebtedness permitted by this Agreement, (iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by the Company or any of its Subsidiaries, whether or not the Agent is an additional insured or named as loss payee thereunder and (v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against the Company or any of its Subsidiaries; it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by the Company or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

         "REGISTER" has the meaning assigned to that term in subsection 2.2E.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED DOCUMENTS" means, collectively, the Acquisition Agreements, the Franchise Agreements, the Intellectual Property License Agreements, Ground Leases and the Material Leases.

         "RELEASE" means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form and otherwise in form reasonably satisfactory to the Company but without any representation or warranty of the Agent or the Lenders necessary to release any Collateral from the Lien of all applicable Security Documents.

         "RELEASE DATE" means the date of a release of the Lien of the Security Documents on any Mortgaged Property pursuant to subsection 2.11.

         "REMOVAL PERIOD" means with respect to any Mortgaged Property, the period commencing on the day that the Mortgaged Property is removed from the calculation of the Borrowing Base pursuant to subsection 2.10C and terminating on the day on which either (i) the Mortgaged Property is Released pursuant to subsection 2.11 or (ii) the Borrower elects to designate the Mortgaged Property for inclusion in the Borrowing Base pursuant to subsection 2.10.

         "RENOVATION" means the rebuilding, repair, restoration, refurbishment, fixturing and equipping of the Improvements at a Mortgaged Property.

         "RENTS" means, collectively, with respect to any Mortgaged Property, all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits

(subject to the prior right of Tenants making such deposits) and income, including room receipts, rack charges, vending machine receipts, food and beverage receipts, concession fees and charges, public assembly room receipts, fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants pursuant to any Lease to any Loan Party or any of its Subsidiaries as landlord thereunder to reimburse such Loan Party or such Subsidiary for amounts originally paid or to be paid by such Loan Party or such Subsidiary or such Loan Party's or such Subsidiary's agents or Affiliates for which such Tenants were liable (as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable), deficiency rents and liquidated damages, and other benefits.

         "REORGANIZATION SECURITIES" means, collectively, (i) the 8% Secured Promissory Note of the Company due 2002, (ii) the 9.20% Secured Promissory Note of the Company due 2002 and (iii) the 10.00% Senior Secured Note of the Company due 1999.

         "REPLACED LENDER" has the meaning assigned to that term in subsection 2.9C.

         "REPLACEMENT COST" means, for the Designated Mortgaged Properties set forth herein, the following:


================================================================================
BRAND                                                REPLACEMENT COST/ROOM
--------------------------------------------------------------------------------
Wellesley Inn                                               $50,000
--------------------------------------------------------------------------------
AmeriSuites (formerly Bradbury)                             $55,000
--------------------------------------------------------------------------------
AmeriSuites                                                 $65,000
--------------------------------------------------------------------------------
Trevose Radisson                                            $80,000
--------------------------------------------------------------------------------
Hasbrouck Heights                                           $100,000
--------------------------------------------------------------------------------
Homegate                                                    $55,000
================================================================================

; provided that the Replacement Costs for other full-service hotels shall be mutually agreed upon by the Company and the Agent.

         "REPLACEMENT LENDER" has the meaning assigned to that term in subsection 2.9C.

         "RESTATEMENT CLOSING DATE" means the date of this Agreement.

         "RESTORATION" means the construction, design services, labor, materials and other indirect costs and direct costs required to repair, restore (including demolition), replace and rebuild all or any portion of a Property (or the Improvements thereof) following the destruction, damage, loss or Taking thereof. The term "RESTORE" used as a verb has a corresponding meaning.

         "RESTRICTED ASSETS" means, collectively, the Mortgaged Properties, the capital stock of the Subsidiaries of the Borrower, the Intellectual Property, Investments permitted pursuant to subsection 6.3(b), and licenses related to more than one Mortgaged Property.

         "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding (other than (a) dividends payable in Qualified Capital Stock of the Company and (b) dividends or distributions by a Subsidiary of the Company provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of a Subsidiary other than the Company or a Wholly Owned Subsidiary of the Company, such portion is not greater than such holder's pro rata aggregate common Equity Interests in such Subsidiary), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any equity Securities, now or hereafter outstanding, of the Company or any of its Subsidiaries that are not Wholly Owned Subsidiaries, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any now or hereafter outstanding, of the Company or any of its Subsidiaries that are not Wholly Owned Subsidiaries and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness of the Company or any of its Subsidiaries.


         "SECONDARY MERGER" means a transaction, following the consummation of the Homegate Merger, whereby Homegate will be merged directly into the Company and any Subsidiaries of Homegate may be merged into Homegate or directly into the Company.

         "SECURITIES" means any stock, shares, partnership interests, interests in limited liability companies, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "SECURITIES" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENT" means the Amended and Restated Security and Pledge Agreement executed and delivered by each Loan Party and the Agent on or before the Restatement Closing Date, and thereafter by each other Subsidiary of the Company that becomes a party thereto, in substantially the form of Exhibit VII annexed hereto, pursuant to which such

Loan Party will pledge and grant a security interest in the Collateral described therein to Agent for the benefit of the Agent and the Lenders, as such Amended and Restated Security and Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "SECURITY DOCUMENTS" means, collectively, the Mortgages, the Existing Mortgages as modified by the Mortgage Amendments, the Assignments of Rents and Leases, the Existing Assignments of Rents and Leases as modified by the Assignment of Rents Amendments, the Security Agreement, the Cash Management Letters, Liquor License Agreement, the Tenant Subordination Agreements and all deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to the Agent Liens in real, personal or mixed property of that Person, and to maintain such Liens as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. Security Documents do not include this Agreement or the Notes.

         "SENIOR SUBORDINATED NOTES" means, collectively, (i) the $200,000,000 of senior subordinated notes issued by the Company pursuant to the Senior Subordinated Note Indenture, (ii) any Securities issued by any Person to a holder of any of the Securities referred to in this definition of Senior Subordinated Notes pursuant to an order of decree of a court of competent jurisdiction and (iii) any Securities issued by any Person in connection with any refinancing, exchange or refunding of any of the securities referred to in this definition of Senior Subordinated Notes; in each case with respect to securities referred to in this definition of Senior Subordinated Notes, as such securities may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of March 26, 1997 between the Company and PNC Bank, as Trustee, pursuant to which the Company issued the Senior Subordinated Notes.

         "SERVICING AGREEMENTS" means, collectively, the management agreements, if any, entered into between the Company, on the one part, and each Subsidiary of the Company that owns a fee or leasehold interest in any Mortgaged Property, on the other part, in form and substance satisfactory to the Agent delivered on the Closing Date, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means each Loan Party from time to time, that is party to the Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty by each Loan Party (other than the Company) and any other Subsidiary of the Company that becomes a party thereto in accordance with the terms of this Agreement, including without limitation subsection 2.10A(i), substantially in the form of Exhibit VI annexed hereto, as such Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "SUPERMAJORITY LENDERS" shall mean Lenders having or holding 66-2/3% or more of the sum of the aggregate Commitments of all Lenders or, if such Commitments have terminated or expired, the aggregate principal amount of outstanding Loans; provided that if one Lender shall, together with its Affiliates, hold 66-2/3% or more of the aggregate Commitments (or, if applicable, Loans), then Supermajority Lenders shall mean such Lender plus at least one other Lender (other than any Affiliate of such Lender).

         "SURVEY" means, with respect to any Mortgaged Property, a current survey map prepared by a surveyor licensed in the state in which such Property is located, reasonably acceptable to the Agent, containing the legal description of such Property and conforming, and certified by such surveyor to the Agent and the Lenders and the Title Company as conforming, to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for urban survey class as adopted by ALTA and American Congress on Surveying & Mapping, and showing, to the extent possible, all matters described as 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10 and 11 in "Table A/Optional Survey Responsibilities and Specifications" in such Minimum Standard Detail Requirements; provided, however, that the survey need not meet the foregoing requirements if the Title Company has eliminated the survey exception from the Title Policies and all other exceptions to the Title Policies based upon such survey are acceptable. Any such survey shall contain a certification by such surveyor to the Agent and the Lenders stating whether the Mortgaged Property is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

         "SYNDICATION AGENT" has the meaning assigned to that term in the introductory paragraph of this Agreement.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or any successor to the business thereof.

         "TAKING" means the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, on whomsoever and wherever imposed, levied, collected, withheld or assessed by a Governmental Authority; provided, however, that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of any Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

         "TENANT" means any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee.

         "TENANT SUBORDINATION AGREEMENT" means any Subordination, Nondisturbance and Attornment Agreement executed and acknowledged by a Tenant, the Company or any other Loan Party and the Agent, and reasonably satisfactory in form and substance to the Agent, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "TITLE COMPANY" means Chicago Title Insurance Company or other nationally recognized title insurance company reasonably acceptable to the Agent.

         "TITLE POLICIES" means, with respect to the Mortgaged Properties, the paid mortgagee policies of title insurance in the form of a 1970 ALTA loan policy (or other form of loan policy available in the applicable state and reasonably acceptable to the Agent) and issued by the Title Company.

         "TOTAL MORTGAGED PROPERTY EBITDA" means, for any period and as of any date of determination, the aggregate Property EBITDA in respect of all Mortgaged Properties.

         "TOTAL PROPERTY EBITDA" means, for any period and as of any date of determination, the aggregate Property EBITDA for such period in respect of all Properties.

         "TOTAL UTILIZATION" means, as of any date of determination, the sum of the following, without duplication:

                  (i) the aggregate principal amount of the outstanding Loans; plus

                  (ii) the aggregate amount of reserves against Total Utilization established by the Company in accordance with the provisions of subsection 5.16 in respect of required capital reserve deposits.

         "TRANSFER" means any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of any Property, or (ii) in any other assets of any Loan Party or any of its Subsidiaries.

         "UNIFORM SYSTEM" means the Uniform System of Accounts for Hotels, 8th Revised Edition, 1986, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

         "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, a Subsidiary of the outstanding equity Securities of which (other than any director's qualifying shares or Investments by foreign nationals mandated by Applicable Law) are owned directly or indirectly by such Person.

         "WORK" has the meaning assigned to that term in subsection 5.11G.

         "ZONING VIOLATION" means, with respect to any Mortgaged Property, any material zoning violation, as determined by the Agent, in its sole discretion.

         "ZONING VIOLATION PERIOD" means with respect to any Mortgaged Property, the period commencing on the day that a Zoning Violation shall commence with respect to such Mortgaged Property, and terminating on the day that such Zoning Violation has been remedied or a variance with respect to such Zoning Violation has been issued by the proper Governmental Authority, in each case as such dates of commencement and termination shall be determined by the Agent.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to the Agent and the Lenders pursuant to subsection 3.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3(i).

1.3      REFERENCES TO ARTICLES, SECTIONS, EXHIBITS, SCHEDULES AND ATTACHMENTS.

         All references appearing in a Loan Document to Articles, Sections, subsections, clauses, Recitals, Exhibits, Schedules or Attachments are references to the Articles, Sections, subsections, clauses and Recitals thereof and to the Exhibits, Schedules or Attachments annexed to such Loan Document unless expressly otherwise designated in such Loan Document. All references appearing in a Loan Document to Exhibits, Schedules and Attachments are references to such documents as initially annexed to such Loan Document or as supplemented or revised in accordance with the terms of this Agreement or such other Loan Document.

1.4      CAPTIONS.

         All captions to any Article, Section, subsection, clause, Recital, Exhibit, Schedule or Attachment in a Loan Document are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, such Loan Document.

1.5      DRAFTER.

         No inference against or in favor of any party to any Loan Document shall be drawn from the fact that such party has drafted any portion of any Loan Document.

1.6      REFERENCES TO PERSONS INCLUDE PERMITTED SUCCESSORS AND ASSIGNS.

         Except as otherwise specified in a Loan Document, all references in such Loan Document to any Person, other than the Company or any of its Affiliates, shall be deemed to include the successors and assigns of such Person.

1.7      REFERENCES TO APPLICABLE LAW AND CONTRACTS.

         Except as otherwise specified in a Loan Document, all references in such Loan Document to any Applicable Law or contracts specifically defined or referred to therein, shall be deemed references to such Applicable Law or contracts as may be amended, restated, supplemented, consolidated or otherwise modified from time to time, or, in the case of any such contract, as the terms thereof may be waived or modified, but only in the case of each such amendment, waiver or modification of a contract, to the extent permitted by, and effected in accordance with, the terms thereof and hereof and only to the extent such amendment, waiver or modification of a contract is not prohibited by any of the Loan Documents.

1.8      HEREIN.

         The words "HEREIN", "HEREINABOVE", "HEREINBELOW", "HEREOF", "HEREUNDER" and words of similar import, when used in a Loan Document, shall refer to such Loan Document as a whole.

1.9      INCLUDING WITHOUT LIMITATION.

         The words "INCLUDES", "INCLUDING" and similar terms used in any Loan Document shall be construed as if followed by the words "WITHOUT LIMITATION".

1.10     GENDER.

         Whenever the context so requires, the neuter gender includes the masculine or feminine and the singular number includes the plural, and vice versa.

1.11     SINGULAR AND PLURAL.

         Any of the terms defined in a Loan Document may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

1.12     KNOWLEDGE.

         As used in this Agreement or in any other Loan Document, the phrases "TO THE COMPANY'S ACTUAL KNOWLEDGE", "TO THE KNOWLEDGE OF THE COMPANY" and any variations thereof shall mean, as of any date of determination and after due inquiry, the actual knowledge or awareness, as of such date, of the Persons who occupy one or more of the offices of Chairman of the Board of Directors, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, General Counsel, Senior Vice- President/Development, Senior Vice President/Sales and Marketing, Senior Vice President/Human Resources, Vice President and Corporate Controller, Secretary, Treasurer, vice presidents of operations and regional directors of operations; provided, however, that the knowledge of a vice president of operations or a regional director of operations shall be imputed to the Company only with respect to matters affecting the region or the Mortgaged Properties for which such vice president or regional director provides regional or property management services. The Company represents and warrants that the foregoing Persons have executive and administrative responsibility for the Company and its assets and, in the performance of their duties in the ordinary course of business, would customarily have knowledge of the matters referred to herein.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      PURCHASE OF EXISTING LOANS.

         A. PURCHASE. Upon and subject to the terms and conditions herein set forth, the

Lenders shall purchase all right, title and interest in and to the Existing Notes and the loans evidenced thereby.

         B. PURCHASE PRICE. Company represents and warrants to Lenders that (i) there will be outstanding under the Existing Agreement on the Restatement Closing Date the principal sum of $30,000,000 (the "Purchase Price") and (ii) Company has no defenses to and waives all offsets, claims or counterclaims it may have with respect to the Existing Agreement and the Existing Notes. Each Lender severally agrees to advance its Pro Rata Shares of the aggregate amount of $30,000,000 in connection with the purchase of the Existing Notes and the loans evidenced thereby by the Lenders.

         C. MANNER OF PAYMENT. The Agent, on behalf of the Lenders, shall pay the Purchase Price on the Closing Date by causing an amount of same day funds equal to $30,000,000 to be credited to the account of Bankers at the office of the Agent at 130 Liberty Street, New York, New York 10006.

         D. CONDITIONS TO CLOSING. The obligations of the Lenders to purchase the Existing Notes and the loans evidenced thereby shall be subject to satisfaction of all of the conditions set forth in subsections 3.1B and 3.1C below.

         E. CONSOLIDATION, SPLITTER, AMENDMENT AND RESTATEMENT OF EXISTING LOAN DOCUMENTS. Simultaneously with the purchase and sale of the Existing Notes and the loans evidenced thereby, the Lenders and the Company shall, and hereby do, consolidate the Existing Notes so that the same shall constitute and evidence single indebtedness, and in addition the Lenders and the Company shall, and hereby do, split such single indebtedness into the several Loans of each of the several Lenders and amend and restate the Existing Loan Documents in their entirety so that, from and after the Restatement Closing Date, all of the agreements, covenants, representations, warranties, indemnities, rights and obligations of the parties to the Existing Agreement shall be as provided in this Agreement and the other Loan Documents and as otherwise provided by Applicable Law with respect to the Loans hereunder.

2.2      COMMITMENTS; LOANS; NOTES; THE REGISTER.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to the Company from time to time during the period from the Restatement Closing Date to but excluding the Maturity Date an aggregate amount not exceeding such Lender's Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.6A. The original amount of each Lender's Commitment (including such Lender's share of the Existing Loans) and such Lender's Pro Rata Share is set forth opposite its name on Schedule 2.2 annexed hereto and the aggregate original amount of the Commitments (including the Lenders' Commitment to purchase the Existing Loans) is $200,000,000; provided, however, that the Commitments of the

Lenders shall be adjusted from time to time to give effect to any assignments of the Commitments pursuant to subsection 8.1; provided further, however, that the amount of the Commitments shall be automatically reduced by the amount of any reductions to the Commitments made pursuant to subsection 2.5B.

         Each Lender's Commitment shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than the Maturity Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitations that the Total Utilization of the Commitments shall not exceed the least of (i) the Borrowing Base, (ii) the aggregate amount of the Commitments then in effect and (iii) the aggregate amount of title insurance pursuant to Title Policies delivered pursuant to subsections 2.10A(vi) and 3.1F(v) and (xiii).

         B. BORROWING MECHANICS. Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000. The Company shall be permitted to request a Loan pursuant to this subsection 2.2B only four times during any 30 day period. Whenever the Company desires that the Lenders make Loans, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date with respect to a Eurodollar Rate Loan or, in the case of a Loan bearing interest with reference to the Base Rate, one Business Day in advance of the proposed Funding Date.

         Each Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans (it being understood that all Loans shall be Eurodollar Rate Loans except as otherwise expressly permitted or required hereunder), (iv) if such Loan is a Eurodollar Rate Loan, the initial Interest Period applicable thereto, (v) that not more than three other Funding Dates shall have occurred within the 30 days next preceding the proposed Funding Date, and (vi) that the amount of the proposed Loan will not cause the Total Utilization of the Commitments to exceed the Borrowing Base then in effect.

         The Company may give the Agent telephonic notice by the required time of any proposed Loan under this subsection 2.2B; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before the applicable Funding Date. Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.2B, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected Loans hereunder.

         The Company shall notify the Agent (who shall notify the Lenders) prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Loans shall constitute a re-certification by the Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.7B and 2.7C, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Agent of a Notice of Borrowing pursuant to subsection 2.2B (or telephonic notice in lieu thereof), the Agent shall notify each Lender of the proposed Loan. Each Lender shall make its Pro Rata Share of the aggregate amount of the Loan available to the Agent, in same day funds, at the office of the Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 Noon (New York time) on the applicable Funding Date in same day funds in Dollars. Upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2 (in the case of Loans made on the Restatement Closing Date) and 3.2 (in the case of all Loans), the Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Agent from the Lenders to be transferred to the account designated in the Notice of Borrowing.

         Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.2C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

         D. DEFAULTING LENDERS.

         Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Loan (a "DEFAULTED LOAN") in accordance with subsection
2.1 then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Loans pursuant to subsection 2.5B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Loans pursuant to subsection 2.5B(iv) or subsection 2.5B(v) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.4A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.4A with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender, and
(iv) the Total Utilization as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.

         For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of this subsection 2.2D or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment, and (C) the date on which Company and Agent waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.

         No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.2D, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.2D. The rights and remedies against a Defaulting Lender under this subsection 2.2D are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         E. THE REGISTER.

                  (i) The Agent shall maintain, at its address referred to in subsection 8.8, a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Agent shall record in the Register the Commitment and the Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be prima facie evidence of such matters as against the Company and each Lender, absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including any promissory note described in subsection 2.2E(iv)) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be prima facie evidence of such matters as against the Company absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans; provided further, however, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                  (iv) Any Lender may, by notice to the Agent and the Company, request that all or part of the principal amount of the Company's Loans from such Lender hereunder be evidenced by a Note. Within three Business Days of the Company's receipt of such notice, the Company shall execute and deliver to the Agent for delivery to the appropriate Lender a Note in the principal amount(s) of such Loans, payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 8.1 hereof. If the foreclosure or other enforcement of any Mortgage or any other Security Document requires the presentation of a Note evidencing the Obligations secured by such Security Document and the Company fails or refuses to comply with a request for such Note, then a copy of this Agreement may be presented in lieu of such a Note.

         F. EXTENSION OF MATURITY DATE. At any time that is not more than 180 days and not less than 90 days before the fourth Anniversary, the Company may deliver a written notice to the Agent requesting that the Maturity Date be extended from the fourth Anniversary to the fifth Anniversary and, if such notice is delivered, the Maturity Date shall be so extended provided that the following conditions are satisfied:

                                 (i) as of the fourth Anniversary, no Potential
                  Event of Default or Event of Default shall have occurred and be continuing and the Company shall have delivered an Officer's Certificate certifying thereto; provided that, if a Potential Event of Default (but not any Event of Default) exists on the fourth Anniversary, the conditions set forth in this clause (i) shall be satisfied if, on the date that is 30 days after the fourth Anniversary, no Potential Event of Default or Event of Default shall have occurred and be continuing and the Company shall have delivered an Officer's Certificate certifying thereto;

                                (ii) on or prior to the fourth Anniversary, the
                  Company shall have paid to the Agent in immediately available funds, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee equal to 0.25% of the aggregate principal amount of the Loans outstanding on the fourth Anniversary; and

                               (iii) after giving effect to the proposed
                  extension, the date on which any Capital Stock or other Security issued by any Loan Party by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, or otherwise redeemable, in Cash at the option of the holder thereof, in whole or in part, shall not be a date that is prior to the Maturity Date, as so extended.

2.3      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.3E, 2.7 and 2.8, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Adjusted

         Eurodollar Rate; provided, however, that in the event that any Loan is to be made on a day when there are already five (5) Interest Periods outstanding, such Loan shall bear interest at a rate determined by reference to the Base Rate until the commencement of the next succeeding Interest Period, at which time such Loan shall be converted (automatically and without the necessity of any action on the part of any Person) to a Eurodollar Rate Loan in accordance with subsection 2.3D. The basis for determining the interest rate with respect to any Loan shall be changed from time to time in accordance with subsection 2.3D.

         Subject to the provisions of subsections 2.3E, 2.5B(iv) and 2.8, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at a rate equal to the Base Rate plus 1.00%.

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.00%.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Company shall, pursuant to the applicable Notice of Borrowing or Notice of Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be at the Company's option a one, two or three month period; provided, however, that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan;

                  (ii) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.3B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

                  (vi) there shall be no more than five (5) Interest Periods outstanding at any time;

                  (vii) if five Interest Periods are outstanding, at least one Interest Period shall be either (a) a one month Interest Period or (b) an Interest Period with less than 30 days remaining; and

                  (viii) in the event the Company shall fail to specify an Interest Period for a Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Continuation, the Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.3E, interest on the Loans shall be payable monthly in arrears on and to each Payment Date, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         D. CONVERSION/CONTINUATION. Subject to the provisions of subsections 2.3E and 2.7, each Base Rate Loan shall be automatically converted into a Eurodollar Rate Loan on the first day of the next succeeding Interest Period, but in any event within 30 days of the making of such Base Rate Loan; provided, however, that, unless expressly required by the terms of this Agreement, no Loan may be made as a Base Rate Loan during the period from December 24 of any year to and including January 7 of the next succeeding year.

         Upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Company shall continue such Loan as a Eurodollar Rate Loan. The Company shall deliver a Notice of Continuation to the Agent no later than 10:00 A.M. (New York) at least three Business Days in advance of the proposed continuation date for the applicable Eurodollar Rate Loan. A Notice of Continuation shall specify (i) the proposed continuation date (which shall be a Business Day), (ii) the amount and type of the Eurodollar Rate Loan to be continued, (iii) the nature of the proposed continuation, (iv) the requested Interest Period (which, if a Potential Event of Default has occurred and is continuing shall be a one month period), and (v) that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Continuation, the Company may give the Agent telephonic notice by the required time of any proposed continuation under this subsection 2.3D; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Continuation to the Agent on or before the proposed continuation date. Upon receipt of written or telephonic notice of any proposed continuation under this subsection 2.3D, the Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly Authorized Officer or other Person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.3D, and upon continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected a continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.3E, 2.7B and 2.7C, a Notice of Continuation for continuation of a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a continuation in accordance therewith.

         E. DEFAULT RATE INTEREST. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 3% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 3% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided, however, that, in the case of Eurodollar Rate Loans, if such Event of Default is continuing, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 3% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.3E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.4      FEES.

         A. COMMITMENT FEES. The Company agrees to pay to the Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Restatement Closing Date to and excluding the Maturity Date, equal to (i) the average of the daily unused portion of the Commitments, multiplied by (ii) 0.25% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last day of each calendar quarter, commencing with the first such date to occur after the Restatement Closing Date, and on the Maturity Date. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the commitment fees payable by the Company pursuant to this subsection 2.4A, the "unused portion of the Commitments," as of any date if determination, shall be an amount equal to the aggregate amount of Commitments as of such date minus the aggregate principal amount of all outstanding Loans on such date. The commitment fee shall be payable as provided in this subsection notwithstanding that the amount available to be borrowed hereunder may be less than the amount of the Commitments due to the operation of the Borrowing Base.

         B. OTHER FEES. The Company agrees to pay to the Agent such other fees in the amounts and at the times separately agreed upon in writing between the Company and the Agent.

2.5      REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. SCHEDULED REDUCTIONS OF COMMITMENTS. The Commitments shall be permanently reduced on the dates and in the amounts set forth below:


                                              Schedule Reduction
                      DATE                      of Commitments
                      ----                    ------------------
               third Anniversary                 $25,000,000

               fourth Anniversary                $50,000,000

; provided that the scheduled reductions of the Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Commitments in accordance with subsection 2.5B(viii).

         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                  (i) Voluntary Prepayments. The Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, in each case confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or, if less, the total amount of all outstanding Loans); provided, however, that in the event a Eurodollar Rate Loan is prepaid on a day other than the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of any amounts payable under subsection 2.7D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, that in the case of any such withdrawal, the Company shall promptly pay all amounts then due to the Lenders pursuant to subsection 2.7D. Any such voluntary prepayment shall be applied as specified in subsection 2.5B(vii). Amounts prepaid pursuant to this subsection 2.5B(i) may be reborrowed pursuant to subsection 2.2A.

                  (ii) Voluntary Reductions of Commitments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone (confirmed in writing) to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments; provided, however, that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. The Company's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in the Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.5B(viii).

                  (iii) Reductions in Borrowing Base Due to Casualty, Condemnation or Disposition of a Designated Mortgaged Property. If there shall occur a casualty or Taking with respect to any Designated Mortgaged Property (or any portion thereof) or a sale or other permanent disposition of such Designated Mortgaged Property, with respect to which occurrence a prepayment is required to be made, then the Borrowing Base shall be recomputed as of such date, after giving effect to any reduction in the related Property EBITDA or Release.

                  (iv) Prepayments Due to Borrowing Base. If at any time the Total Utilization exceeds the Borrowing Base then in effect, as demonstrated by a Borrowing Base Certificate delivered (or required to be delivered) pursuant to subsection 5.1(ii), the Company shall prepay the Loans in an amount equal to such excess not later than 5 Business Days after the date that such Borrowing Base Certificate shall have been delivered (or, if such Borrowing Base Certificate shall not have been delivered) timely or at all, on the last day that such Borrowing Base Certificate is permitted by subsection 5.1(ii) to be delivered). Any mandatory prepayments pursuant to subsection 2.5B(iv) shall be applied as specified in subsection 2.5B(vii).

                  (v) Prepayments from Asset Sales. At any time prior to the date which is 364 days following the date of receipt of such Net Cash Proceeds from an Asset Sale by any Loan Party or any of its Subsidiaries but in any event not later than the day before the day on which the Company shall be obligated to pay any amount of such Net Cash Proceeds (or other amount determined by reference to such Net Cash Proceeds) to satisfy all or part of any other obligation that may become due by reason of such sale or other disposition other than any Indebtedness secured by the assets from which such Net Cash Proceeds were derived, the Company may spend all or any part of Net Cash Proceeds (or other amount determined by reference to such Net Cash Proceeds) on a Renovation or Restoration permitted hereunder or otherwise invest such amounts in property or assets used in a Hospitality-Related Business; provided that if an Event of Default resulting from a failure to pay principal or interest hereunder has occurred and is continuing, the Company shall not use any part of such Net Cash Proceeds to make any capital expenditures for any purpose (including, without limitation, the investment of any amount in any property or assets used in a Hospitality-Related Business, but excluding the purchase of FF&E and expenditures in furtherance of any Renovation or Restoration of any Property (including any Property that is not a Mortgaged Property) that shall have commenced before the occurrence of such Event of Default and that cannot be terminated without material cost to the Company or a material adverse effect on the Property) unless and until the Company shall have prepaid the Loans in the amounts required by, and in accordance with the provisions of, the sentence next following. Any amounts not expended in accordance with the preceding sentence at the earlier of (i) the day before the day on which the Company is obligated to apply such amounts to satisfy all or part of any other obligation that may become due by reason of such sale or other disposition, other than any Indebtedness secured by the assets from which such Net Cash Proceeds were derived, or (ii) the date that is 365 days after the receipt of such Net Cash Proceeds, shall be applied to prepay the Loans and the Commitments shall be automatically and permanently reduced by the aggregate amount of such prepayments. Concurrently with any prepayment of the Loans pursuant to this subsection 2.5B(v), the Company shall deliver to the Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds. Any mandatory prepayments pursuant to this subsection 2.5B(v) shall be applied as specified in subsection 2.5(B)(vii). Net Cash Proceeds from the sale of more than one Property shall be deemed expended in the order in which such amounts were received by the applicable Loan Party or Subsidiary.

                  (vi) Acceleration Due to Reduction of the Facility Amount. In the event that the aggregate amount of the Commitments at any time is less than $10,000,000, whether due to a prepayment or reduction in the Commitments or otherwise, (a) the Commitments shall be automatically terminated and (b) the Loans outstanding and all other Obligations of the Company shall become immediately due and payable.

                  (vii) Application of Prepayments. Each prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.7D.

                  (viii) Application of Unscheduled Reductions of Commitments. Any voluntary reduction of the Commitments pursuant to subsection 2.5B(ii) shall be applied to reduce the scheduled reductions of the Commitments set forth in subsection 2.5A in inverse chronological order.

         C. APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of the Loans shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of unpaid interest before application to principal.

         D.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes and the other Loan Documents shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 1:00 P.M. (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York, for the account of the Lenders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agent to instruct the Cash Manager to charge its accounts with the Cash Manager (including the Concentration Account and the Operating Account) in order to cause timely payment to be made to the Agent of all principal, interest, fees and expenses due hereunder or under the Notes or the other Loan Documents (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Agent and the facility fees and commitment fees of such Lender when received by the Agent pursuant to subsection 2.4. Notwithstanding the foregoing provisions of this subsection 2.5D(ii), if, pursuant to the provisions of subsection 2.5C, any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

                  (iii) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                  (iv) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided, however, that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.6      USE OF PROCEEDS.

         A. LOANS. Subject to subsection 2.6B, the proceeds of the Loans shall be applied by the Company for the general corporate purposes of the Company.

         B. MARGIN REGULATIONS. No portion of the proceeds of any Loan under this Agreement shall be used by any Loan Party or any of its Subsidiaries in any manner that might cause the Loan to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of the making of such Loan.

2.7      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Agent shall have determined (which determination shall absent manifest error be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to Eurodollar Rate Loans until such time as the Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Continuation given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to contain a request that such Loans be made as or converted to Base Rate Loans.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or
(ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market, or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company to be made or continued hereunder, the Affected Lender shall make such Loan as, or convert such Loan to, as applicable, a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this subsection 2.7C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement. Once the conditions causing a Lender to be an Affected Lender no longer exist, such Lender shall, promptly after it becomes aware thereof, withdraw the notice that it is an Affected Lender by giving notice (by telecopy or by telephone confirmed in writing) to the Company and the Agent and such Lender's obligations to make Eurodollar Rate Loans hereunder shall be immediately reinstated.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuance, as applicable, or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on the date specified therefor, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment (including any prepayment pursuant to subsection 2.5B(i)) or other principal payment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.7 and under subsection 2.8A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.7 and under subsection 2.8A.

2.8      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.8B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.8A, which statement shall be conclusive and binding upon all parties hereto absent manifest error. No Person shall be entitled to receive a payment pursuant to this subsection 2.8A for costs incurred by such Person more than 180 days prior to delivery of such statement.

         B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (excluding in the case of each Lender and the Agent, Taxes imposed on its income, and franchise and similar Taxes imposed on it, by a jurisdiction under the laws of which such Lender is organized or in which its principal executive office is located or in which its applicable lending office for funding or booking its Loans hereunder is located) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America.

                  (ii) Grossing-up of Payments. If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to the Agent or any Lender under any of the Loan Documents:

                           (a) the Company shall notify the Agent of any such
                  requirement or any change in any such requirement as soon as the Company becomes aware of it;

                           (b) the Company shall pay any such Tax before the
                  date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Company) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;




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
                           (c) the sum payable by the Company in respect of
                  which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Company shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided, however, that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date such Lender became a Lender pursuant to subsection 8.1 (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement (in the case of each Lender listed on the signature pages hereof) or at the date such Lender became a Lender pursuant to subsection 8.1 (in the case of each other Lender) as the case may be, in respect of payments to such Lender.

                  (iii) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof shall deliver to the Agent for transmission to the Company, on or prior to the Restatement Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date it becomes a Lender pursuant to subsection 8.1 (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Agent (each in the reasonable exercise of its discretion), (i) such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) or (ii) a Form W-8 (or any successor form thereto), together with an annual certificate stating that such Lender (or beneficial owner, as the case may be) (w) is not a "bank" within the meaning of Section 881(c) (3)(A) of the Code, (x) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company, (y) is not a controlled foreign corporation related to the Company (within the meaning of Section 871(h)(4)(B) of the Code) and (z) is not acting as a conduit entity (within the meaning of U.S. Treasury Regulation Section 1.881-3) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the

         Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Company shall not be required to pay any additional amount to any Lender under clause (c) of subsection 2.8B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence or if any deduction, withholding or payment is required by reason of the failure by such Lender (or, if such Lender is not the beneficial owner of the Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements (including, without limitation, the failure to timely submit a Form 1001, 4224 or W-8 (together with the annual certificate required under clause (ii) above), as applicable) concerning the nationality, residence, identity or connections with the United States of America of such Lender (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such deduction, withholding or payment; provided, however, that if such Lender shall have satisfied such requirements on the Restatement Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date it becomes a Lender (in the case of each other Lender), nothing in this subsection 2.8B(iii) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.8B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

                  (iv) If the Company pays any additional amount under this subsection 2.8B to a Lender and such Lender determines in its sole discretion that it has actually received or realized as a result of such payment any refund or any reduction of, or credit against, its Taxes in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Company an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, including any central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or participations herein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. No Person shall be entitled to receive a payment pursuant to this subsection 2.8C for costs incurred by such Person more than 180 days prior to delivery of such statement.

         D. OBLIGATION OF THE LENDERS TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under this subsection 2.8, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Commitment of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to this subsection 2.8 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; provided, however, that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8D unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Company pursuant to this subsection 2.8D (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive absent manifest error.

2.9      REPLACEMENT OF A LENDER.

         A. AFFECTED LENDERS. In the event that any Lender shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.8 or in the event that any Lender is unable to fund Loans as described in subsection 3.2B(iv), and unless the circumstances which have caused such payments or which cause such Lender to be unable to fund Loans are no longer in effect, the Company may, if such Lender shall fail to withdraw such notice within five Business Days after the Company's request for such withdrawal, upon ten days' prior written notice by the Company to the Agent and such Lender, elect to cause such Lender to assign its Loans and Commitments in full in accordance



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
with the provisions of subsection 8.1A to an Eligible Assignee designated by the Company and reasonably satisfactory to the Agent; provided that at any time prior to the consummation of any such assignment, the Agent may (but shall have no obligation to) designate another Eligible Assignee in substitution for the Eligible Assignee designated by the Company, in which event the applicable Lender shall assign its Loans and Commitments to such other Eligible Assignee.

         B. DEFAULTING LENDERS. In the event that any Funding Default is continuing, (1) the Company may, if the Defaulting Lender shall fail to cure the default within five Business Days after the Company's and/or Agent's request that it cure such default, by giving notice to Agent and any Defaulting Lender of its election to do so (1) (a) terminate the Commitment, of such Defaulting Lender upon receipt by such Defaulting Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Defaulting Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Defaulting Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; provided that, in the event such Defaulting Lender has any Loans outstanding at the time of such termination, the written consent of Agent (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (1); (2) the Agent may, if such Defaulting Lender shall fail to cure the default within five Business Days after the Agent's request that it cure such default, by giving notice to Company and any Defaulting Lender of its election to do so (a) terminate the Commitment, of such Defaulting Lender upon receipt by such Defaulting Lender of such notice and (b) cause the Company to prepay on the date of such termination any outstanding Loans made by such Defaulting Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Defaulting Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; or (3) the Company or the Agent may cause such Defaulting Lender to assign its Loans and Commitments in full to an Eligible Assignee in accordance with the provisions of subsection 8.1A.

         C. REPLACEMENT LENDERS. (i) At the time of any replacement pursuant to this subsection 2.9, the Eligible Assignee (the "REPLACEMENT LENDER") replacing the applicable Lender (the "REPLACED LENDER") shall enter into one or more assignment agreements, in form and substance satisfactory to the Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender; and

                  (ii) all obligations of the Company owing to the Replaced Lender (excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid by the Company in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payments of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, the delivery of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Company's obligations regarding the indemnification provisions under this Agreement, which will survive for the benefit of such Replaced Lender.

2.10     ADDITION AND DESIGNATION OF MORTGAGED PROPERTIES.

         A. ADDITION OF MORTGAGED PROPERTIES. The Company may, with the prior written approval of Supermajority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in their sole discretion, add one or more Properties which are not Mortgaged Properties immediately prior to the time of such addition (each, an "ADDITIONAL MORTGAGED PROPERTY") as Mortgaged Properties; provided that, in any event:

                  (i) such Additional Mortgaged Property shall be or will be owned either by the Company or, if approved in writing by, Supermajority Lenders (including the Agent), a Mortgaged Property Subsidiary; provided that such Mortgaged Property Subsidiary shall have executed a counterpart of the Subsidiary Guaranty and the Security Agreement;

                  (ii) each Additional Mortgaged Property shall include the entire fee interest or leasehold interest pursuant to a Ground Lease in a full service, all-suite, extended-stay or limited service hotel, as the case may be, located in the United States of America and otherwise be of a type, quality and character consistent with the Company's business plan and strategy;

                  (iii) at least 30 days (or such shorter period as shall be acceptable to the Agent) before the proposed Addition Date, the Company, at its expense, shall deliver to the Agent the Property Information with respect to such Additional Mortgaged Property, which Property Information shall be satisfactory in form and substance to Supermajority Lenders (including the Agent), in their sole discretion;

                  (iv) if such Additional Mortgaged Property is the subject of an acquisition, all Investments and Guaranties to be made by the Company and its Subsidiaries in connection with the proposed acquisition shall be permitted pursuant to subsections 6.3 and 6.4;

                  (v) if such Additional Mortgaged Property is owned by a Mortgaged Property Subsidiary, such Mortgaged Property Subsidiary shall have entered into a Servicing Agreement with the Company and, if a Liquor License exists with respect to such Additional Mortgaged Property or is required thereafter, the holders thereof shall have entered into a Liquor Operation Servicing Agreement, in each case substantially in the form delivered on or before the Closing Date pursuant to subsection 3.1H or in such




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
         other form as may be reasonably acceptable to the Agent, which shall provide for Management Fees in amounts and on other terms satisfactory to the Agent; and

                  (vi) on or before such Addition Date, the Company, at its expense, shall deliver to the Agent the following with respect to the applicable Additional Mortgaged Property:

                           (a) an Officer's Certificate of the Company setting
                  forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 5.10, and the Agent shall be satisfied with the nature and scope of such insurance policies and each such insurance policy shall name the Agent on behalf of the Lenders, as loss payee, or as additional insured, as the case may be,

                           (b) a statement of Property Gross Revenues and
                  Operating Expenses and any other expenses with respect to such Additional Mortgaged Property for the 12 most recently completed calendar months ending not less than 10 days before such Addition Date, in reasonable detail satisfactory to the Agent and certified by the Authorized Officer of the Company to the effect provided in subsection 6.1(i), mutatis mutandis,

                           (c) an Addition Certificate in reasonable detail
                  satisfactory to the Agent and together with the financial statements and other information used by the Company to calculate the Borrowing Base and certified by the Authorized Officer of the Company and, if applicable, the Mortgaged Property Subsidiary,

                           (d) supplements to the Schedules to this Agreement,
                  the Environmental Indemnity, the Security Agreement and the Liquor License Agreement reflecting the designation of such Additional Mortgaged Property, which Schedules shall be acceptable to the Agent,

                           (e) each of the other documents and satisfy each of
                  the other conditions set forth in paragraphs F, G, I, J and K of subsection 3.1, mutatis mutandis, with respect to such Additional Mortgaged Property,

                           (f) an Appraisal with respect to such Additional
                  Mortgaged Property, which Appraisal shall be satisfactory in form and substance to the Agent,

                           (g) executed or certified, conformed copies of any
                  applicable Acquisition Agreement, and such other documents, certificates and opinions executed and delivered by or on behalf of the Company and any of its Subsidiaries as the Agent or any Lender may reasonably request,



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
                           (h) if the Additional Mortgaged Property includes a
                  leasehold interest, original counterparts of estoppel certificates and agreements and subordination and nondisturbance agreements with respect to each of the applicable Ground Leases, satisfactory in form and substance to the Agent, and duly executed and acknowledged by each lessor under such Ground Lease, and

                           (i) payment pursuant to subsection 8.2 of the
                  expenses incurred by the Agent in connection with the matters subject to this subsection 2.10.

         B. DESIGNATION OF MORTGAGED PROPERTIES. The Company may designate any Mortgaged Property as a Designated Mortgaged Property by delivering a written notice of such designation to the Agent. Upon receipt of such notice, the applicable Mortgaged Property shall be a Designated Mortgaged Property for all purposes of this Agreement, including without limitation, the calculation of the Borrowing Base.

         C. REMOVAL OF DESIGNATED PROPERTIES. The Company may, from time to time after the Restatement Closing Date, deliver to the Agent written notice that it elects to exclude the Property Amount of a specified Mortgaged Property from the calculation of the Borrowing Base; provided that, after giving effect to such exclusion, the Borrowing Base shall be at least equal to the Total Utilization. Upon receipt by the Agent of such notice, the specified Mortgaged Property shall be excluded from the calculation of the Borrowing Base unless the Borrower elects to again designate such Mortgaged Property as provided in subsection 2.10B, but such Property shall remain a Mortgaged Property for all purposes of this Agreement unless such Property is Released pursuant to subsection 2.11.

2.11     RELEASES OF MORTGAGED PROPERTIES.

         A. MORTGAGED PROPERTIES. At any time and from time to time after the Restatement Closing Date, in connection with the sale or other permanent disposition of any Mortgaged Property or mandatory prepayments made pursuant to subsection 2.5B(iv) or otherwise, the Company may obtain a Release of the Lien of the Security Documents in respect of all, but except as provided below not a portion of, such Mortgaged Property subject to the following terms and conditions on the applicable Release Date; provided that no Mortgaged Property shall be Released within three months of the Addition Date of such Mortgaged
Property:

                  (i) the Company shall have delivered written notice to the Agent (a) not less than 30 days (or such shorter period as shall be acceptable to the Agent) prior to the proposed Release Date specifying the proposed Release Date and such Mortgaged Property and (b) not less than five (5) days prior to the actual Release Date specifying such actual Release Date and such Mortgaged Property;

                  (ii) no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date of the delivery of the notice pursuant to clause (i) above (other than any which will be cured by such Release and, if applicable, the application



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
         of proceeds in connection therewith) and no Event of Default or Potential Event of Default shall be continuing as of the Release Date after giving effect to such Release;

                  (iii) concurrently with such Release, the Borrowing Base shall be recomputed by giving effect to such Release;

                  (iv) the Company shall have prepaid the Loans in the amount required by subsection 2.5B(iv);

                  (v) the Company shall have delivered to the Agent and the Lenders (a) an Officer's Certificate dated the Release Date, certifying as to the matters referred to in clause (ii) above, (b) a Borrowing Base Certificate setting forth in reasonable detail the computation of the Borrowing Base as of the Release Date and giving effect to such Release and (c) a Compliance Certificate giving effect to such Release;

                  (vi) the Company, at its sole cost and expense, shall have (a) with respect to any partial Release of the Lien of the Security Documents in respect of such Mortgaged Property, delivered to the Agent one or more endorsements to the Title Policy in respect of such Mortgaged Property insuring that, after giving effect to such partial Release and with respect to the portion of such Mortgaged Property which is not being Released, the Liens created by the applicable Mortgage and insured under such Title Policy are in full force and effect and unaffected by such partial Release as to the remaining portion of such Mortgaged Property, (b) prepared any and all documents and instruments necessary to effect such Release, all of which shall be satisfactory in form and substance to the Agent, and (c) paid all reasonable costs and expenses incurred by the Agent and its counsel in connection with the review, execution and delivery of the release documents;

                  (vii) after giving effect to such Release, the Company shall be able to incur $1.00 of additional Loans under this Agreement, without giving effect to limitations with respect to the frequency and minimum amounts of Loans; and

                  (viii) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be satisfactory in form and substance to the Agent and the Agent's counsel. The Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request and counsel for the Agent shall have received such documents and evidence that such counsel shall require in order to establish compliance with the conditions set forth in this subsection.

The Company may obtain a Release of the Lien of the Security Documents in respect of a portion of any Mortgaged Property, if title to such portion has been permanently Taken, by complying with the foregoing terms and conditions on the applicable Release Date.

         B. EFFECT OF RELEASE. Upon any Release of any Mortgaged Property in accordance with this subsection 2.11, such Property shall cease to be a Mortgaged Property for the purposes of this Agreement (other than for purposes of any indemnity contained herein or in any of the other Loan Documents to the extent such indemnification applies to such Mortgaged Property, prior to giving effect to such Release), including subsections 4.2G and 5.8 (to the extent such subsections apply to such Mortgaged Property and incorporate the Environmental Indemnity) and subsection 8.3.

         C. REVISED SCHEDULES. Upon the Release of any Mortgaged Property pursuant to this subsection 2.11, the Company shall deliver to the Agent revised Schedules to this Agreement, the Environmental Indemnity, the Security Agreement and the Liquor License Agreement, as applicable, reflecting the Release of such Mortgaged Property, which Schedules shall be satisfactory to the Agent and shall become effective upon the date of such Release.

                                   SECTION 3.
                              CONDITIONS PRECEDENT

3.1      CONDITIONS TO EFFECTIVENESS.

         The obligations of Lenders to make Loans hereunder and to pay the Purchase Price hereunder are subject to the satisfaction of the following conditions:

         A. CORPORATE DOCUMENTS. On or before the Restatement Closing Date, each Loan Party shall deliver or cause to be delivered to the Agent (with, except in the case of the Notes, sufficient originally executed copies for each Lender and the Agent's counsel) the following, each, unless otherwise noted, dated the Closing Date:

                  (i) executed originals of each of the following Loan Documents to which such Loan Party is a party: this Agreement, the Security Agreement, the Intellectual Property License Agreement, the Environmental Indemnity, the Liquor License Agreement and a Note in favor of each Lender requesting a Note under subsection
         2.2E(iv);

                  (ii) certified copies of its Certificate of Incorporation, together with (a) a good standing certificate (including verification, where generally available, of tax good standing) from the Secretary of State (or similar official) of the State of its jurisdiction of incorporation and each other state or other jurisdiction in which a Mortgaged Property owned or leased by such Loan Party is located), each dated a recent date prior to the Restatement Closing Date and (b) a telegram from each such Secretary of State (or similar official) certifying as to the foregoing matters and dated the Restatement Closing Date;

                  (iii) copies of its Bylaws, certified as of the Restatement Closing Date by its corporate secretary or an assistant secretary;

                  (iv) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document and Related Document to which it is a party, and any other agreements, documents, instruments and certificates required to be executed by such Loan Party in connection therewith, certified as of the Restatement Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

                  (v) signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party.

         B.       INTENTIONALLY OMITTED.

         C. EXISTING CONSOLIDATED LOAN DOCUMENTS. On or before the Restatement Closing Date, the Existing Lenders shall deliver or cause to be delivered to the Agent, on behalf of the Lenders, the following:

                  (i) the original Existing Notes

                  (ii) an original endorsement to the Existing Notes in favor of the Agent duly executed on behalf of the applicable Existing Lender and in form and substance reasonably satisfactory to the Agent; and

                  (iii) an original Assignment of Existing Loan Documents duly executed by Bankers (on behalf of the Existing Lenders), as assignor, in favor of the Agent, as assignee, and in form and substance, and in a number of counterparts, reasonably satisfactory to the Agent.

         D. FINANCIAL STATEMENTS; CERTIFICATES. On or before the Restatement Closing Date, the Company shall have delivered to the Agent, on behalf of the Lenders, the following:

                  (i) the financial statements referred to in subsection 4.3;

                  (ii) a Compliance Certificate dated as of the Restatement Closing Date with respect to the twelve months ending November 30, 1997; and

                  (iii) a Borrowing Base Certificate dated as of the Restatement Closing Date.

         E. NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, in the sole opinion of the Agent, no Material Adverse Effect shall have occurred on or before the Restatement Closing Date.

         F. SECURITY INTERESTS. On or before the Restatement Closing Date, the Company shall have taken or caused to be taken all such actions as may be necessary or desirable to give the Agent a valid, enforceable and perfected first priority Lien on or first priority security interest in the Collateral, subject only to Liens permitted pursuant to subsection 6.2A, it being understood by each Lender that perfection against Persons other than the Company of such Lien on the Rents may in certain jurisdictions require the Agent to have possession of the Rents. Such actions shall include the following:

                  (i) the delivery to the Agent of fully executed and acknowledged counterparts of the Mortgage and the Assignment of Rents and Leases, the Liquor License Agreement, the Security Agreement, and all other Security Documents with respect with respect to the New Mortgaged Properties, and the delivery of evidence satisfactory to the Agent that counterparts of the Mortgage, the Assignment of Rents and Leases and all other documents the Agent desires to have recorded have been or will be recorded in all places necessary or desirable to create and maintain (a) valid and enforceable first priority Liens on the fee simple interest of the Company, as applicable, in the New Mortgaged Properties in favor of the Agent, on behalf of the Agent and the Lenders, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of the Agent), (b) valid and enforceable first priority Liens on the Rents and Leases in favor of the Agent, on behalf of the Agent and the Lenders, (c) valid and enforceable first priority Liens in all fixtures at the New Mortgaged Properties, in favor of the Agent, on behalf of the Agent and the Lenders, as secured party and (d) valid and enforceable first priority Liens in all other items of Collateral in favor of the Agent on behalf of the Agent and the Lenders;

                  (ii) (a) the delivery to the Agent for filing pursuant to the Security Documents of properly executed financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required to be filed by other Applicable Laws, satisfactory in form and substance to the Agent in each jurisdiction as may be necessary to (in the Agent's reasonable judgment) effectively perfect and maintain the security interests in the Collateral created by such Security Documents and (b) the delivery of evidence that such financing statements or other documents will have been or will be recorded in all places necessary or desirable, in the reasonable judgment of the Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of the Agent, on behalf of the Agent and the Lenders, subject only to Liens permitted pursuant to subsection 6.2A;

                  (iii) the delivery to the Agent of a title report or commitment (together with copies of all documents listed therein as exceptions to title) dated not more than 90 days prior to the Restatement Closing Date with respect to each New Mortgaged Property and pro forma Title Policies dated not more than 30 days prior to the Restatement Closing Date with respect to each New Mortgaged Property, each in form and substance reasonably satisfactory to the Agent;

                  (iv) the delivery to the Agent of an opinion of counsel in each state in which any New Mortgaged Property is located dated the Restatement Closing Date addressed to the Agent and the Lenders in form and substance reasonably satisfactory to the Agent;

                  (v) the delivery to the Agent of the Title Policies or marked title commitments insuring fee simple or leasehold title to each of the New Mortgaged Properties vested in the Company and insuring the first priority of the Liens created under the Mortgages in an amount for each New Mortgaged Property equal to not less than (a) the most recent Appraised Value with respect to such New Mortgaged Property, where interstate tie-in endorsement is not available and (b) where interstate tie-in endorsement is available, after giving effect to such tie-in endorsement, the lesser of 70% of the aggregate most recent Appraised Values of all "tied-in" Mortgaged Properties and $200,000,000, but in any event in an amount sufficient to avoid any co-insurance of title losses, in each case subject only to Permitted Encumbrances, and such other title exceptions as are satisfactory to the Agent. Such Title Policies shall be reinsured with title insurance companies acceptable to the Agent in amounts as required by the Agent subject to facultative reinsurance agreements in form satisfactory to the Agent. Such Title Policies shall also contain such endorsements and affirmative insurance provisions as the Agent may reasonably require and to the extent the same are available in the applicable jurisdiction, including "comprehensive" endorsements, revolving credit endorsements, affirmative insurance against mechanic's liens, provisions relating to construction loans in respect of the New Mortgaged Properties that are to be renovated, survey exceptions, violations of covenants, conditions and restrictions, encroachments, gap insurance, contiguity endorsements, tie-in endorsements, access endorsements, "Last- dollar" endorsements, survey endorsements, contingent loss/first loss endorsements, variable rate mortgage endorsements, leasehold endorsement for New Mortgaged Properties that are leaseholds, and any other endorsements required by the Agent to address issues raised by the Agent's due diligence or as a matter of Applicable Law to the extent such endorsement is available at commercially reasonable cost. In addition, the Company shall have paid to the Title Company or to the appropriate Governmental Authority all expenses and premiums of the Title Company in connection with the issuance of such Title Policies or in connection with any Loan hereunder and an amount equal to the recording and stamp taxes (including mortgage recording and intangible and similar Taxes) based on an amount no more than the most recent Appraised Value with respect to such New Mortgaged Property, in each case as most recently determined by an Appraisal approved by the Agent on or before such determination date, payable in connection with recording the Mortgage and the Assignment of Rents and Leases in the appropriate county land offices or in connection with any Loans hereunder;

                  (vi) the delivery to the Title Company of such certificates and affidavits as the Title Company may reasonably require in connection with the issuance of the Title Policies;

                  (vii) the delivery to the Agent of a Survey with respect to each of the New Mortgaged Properties, dated or re-dated to within 120 days prior to the Restatement Closing Date, which Surveys shall be reasonably satisfactory in form and substance to the Agent;


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
                  (viii) the delivery to the Agent of a letter from the applicable zoning authority with respect to each of the New Mortgaged Properties, reasonably satisfactory to the Agent stating that all Improvements on each such New Mortgaged Property have been constructed and are being used and operated in material compliance with (a) all applicable zoning and subdivision Applicable Laws of all Governmental Authorities or quasi-governmental authorities having jurisdiction with respect to each such New Mortgaged Property, and (b) all building permits issued in respect of each such New Mortgaged Property and the certificate of occupancy for each such Property, including a copy (if available) certified by the Company for each such Property or other evidence satisfactory to the Agent that the New Mortgaged Properties have been constructed and are being used and operated in material compliance with all applicable zoning and subdivision Applicable Laws of all Governmental Authorities or quasi-governmental authorities having jurisdiction with respect to the New Mortgaged Properties;

                  (ix) the delivery to the Agent pursuant to the Security Agreement of the promissory notes or other instruments (in each case duly endorsed to the order of the Agent, as secured party), representing the promissory notes and other instruments, if any, to be pledged on the Restatement Closing Date pursuant to the Security Agreement;

                  (x) the delivery to the Agent of (a) evidence satisfactory to the Agent that all other filings, recordings and other actions the Agent deems necessary or advisable to establish, perfect and preserve the Liens granted to the Agent in the Collateral shall have been made and (b) such other evidence as the Agent may reasonably request demonstrating compliance of such New Mortgaged Property with all Applicable Laws.

                  (xi) the delivery to the Agent of fully-executed and acknowledged counterparts of amendments to each Existing Mortgage in form and substance satisfactory to the Agent (such amendments, collectively, the "MORTGAGE AMENDMENTS") for each Existing Mortgaged Property owned in fee directly by the Company, and the delivery of evidence satisfactory to the Agent that counterparts of the Mortgage Amendments have been or will be recorded in all places necessary or desirable to maintain valid and enforceable first priority Liens on the fee simple or leasehold interests of the Company, as applicable, in the Existing Mortgaged Properties as of the Restatement Closing Date in favor of the Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of the Agent);

                  (xii) the delivery to the Agent of fully executed and acknowledged counterparts of amendments to each Existing Assignment of Rents and Leases in form and substance satisfactory to the Agent (such amendments, collectively, the "ASSIGNMENT OF RENTS AMENDMENTS") and the delivery of evidence satisfactory to the Agent that counterparts of the Assignment of Rents Amendments have been or will be recorded in all places necessary or desirable to maintain valid and enforceable first priority Liens on the Rents and Leases in favor of the Agent, on behalf of the Agent and the Lenders;


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
                  (xiii) the delivery to the Agent of opinions of counsel or other written advice from local counsel in each state in which any Existing Mortgaged Property is located as of the Restatement Closing Date as to the enforceability of the Mortgage Amendments to be recorded in such states and such other matters as the Agent shall reasonably request, which opinions shall be dated the Restatement Closing Date, addressed to the Agent and the Lenders and otherwise in form and substance reasonably satisfactory to the Agent;

                  (xiv) the delivery to the Agent of signed endorsements to the Title Policies, new Title Policies or marked title commitments ("DATE-DOWN POLICIES") insuring on the Restatement Closing Date fee simple or leasehold title to each of the Existing Mortgaged Properties vested in the Company and insuring the first priority of the Liens created under the Existing Mortgages amended by the Mortgage Amendments in an amount for each Existing Mortgaged Property equal to not less than (a) the most recent Appraised Value with respect to such Existing Mortgaged Property, where interstate tie-in endorsement is not available and (b) where interstate tie-in endorsement is available, after giving effect to such tie-in endorsement, the lesser of 70% of the aggregate most recent Appraised Values of all "tied-in" Mortgaged Properties and $200,000,000, but in any event in an amount sufficient to avoid any co-insurance of title losses, in each case subject only to Permitted Encumbrances, and such other title exceptions as are satisfactory to the Agent. Such Date-Down Policies shall be reinsured with title insurance companies acceptable to Agent in amounts as required by the Agent subject to facultative reinsurance agreements in form satisfactory to the Agent. Such Title Policies shall also contain such endorsements and affirmative insurance provisions as the Agent may reasonably require and to the extent the same are available in the applicable jurisdiction, including "comprehensive" endorsements, revolving credit endorsements, affirmative insurance against mechanic's liens, provisions relating to construction loans in respect of the Existing Mortgaged Properties that are to be renovated, survey exceptions, violations of covenants, conditions and restrictions, encroachments, gap insurance, contiguity endorsements, tie-in endorsements, access endorsements, "Last-dollar" endorsements, survey endorsements, contingent loss/first loss endorsements, variable rate mortgage endorsements, leasehold endorsement for Existing Mortgaged Properties that are leaseholds, and any other endorsements required by the Agent to address issues raised by the Agent's due diligence or as a matter of Applicable Law to the extent such endorsement is available at commercially reasonable cost. In addition, the Company shall have paid to the Title Company or to the appropriate Governmental Authority all expenses and premiums of the Title Company in connection with the issuance of such Date-Down Policies or in connection with any Loan hereunder and an amount equal to the recording and stamp taxes (including mortgage recording, intangible and similar taxes) payable in connection with recording each Mortgage Amendment in the appropriate county or parish land offices or in connection with any Loans hereunder;



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
                  (xv) the delivery to the Title Company of such certificates and affidavits as the Title Company may reasonably require in connection with the issuance of the Date-Down Policies; and

                  (xvi) the delivery to the Agent of evidence reasonably satisfactory to the Agent that all other filings, recordings and other actions that the Agent deems necessary or advisable to establish, continue, perfect and preserve the Liens granted to the Agent in the Collateral as of the Restatement Closing Date shall have been made.

         G. CASUALTY, FLOOD INSURANCE AND WORKERS' COMPENSATION. On or before the Restatement Closing Date, the Company shall have delivered to the Agent (i) duplicate originals or true and complete copies or other evidence satisfactory to Agent of each policy of insurance required by this Agreement evidencing (a) the issuance of such policies, (b) the payment of all premiums payable for the period ending not earlier than the first Anniversary and (c) coverage which meets all of the requirements set forth in this Agreement; (ii) an Officer's Certificate dated the Restatement Closing Date to the effect that the insurance coverage required by this Agreement is in full force and effect, that all annual premiums therefor have been paid and that the amount of each limit of property insurance provided for in the policies of insurance delivered to the Agent which evidence such coverage are sufficient to cover all cost of replacing the property and Improvements covered thereby; and (iii) evidence satisfactory to the Agent that the Company is insured for workers' compensation liability with a maximum deductible of $250,000.

         To the extent permitted by law, the Company hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against the Agent or any Lender arising from any failure of the Agent to comply with the National Flood Insurance Act of 1968 (Pub. L. 90-448, 42 U.S.C. Sections 4001, et seq.), the Flood Disaster Protection
Act of 1973 (Pub. L. 93-234, 42 U.S.C. Sections 4001, et seq.) or the
National Flood Insurance Reform Act of 1994 (Pub. L. 103-325), as such Acts may be amended, modified, supplemented or replaced from time to time, including any failure of the Agent to provide the Company with written notification within ten days prior to the Closing Date whether any Mortgaged Property is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Mortgaged Property.

         H. FRANCHISE AGREEMENTS; FRANCHISE ESTOPPEL CERTIFICATES. On or before the Restatement Closing Date, the Company shall have delivered to the Agent (i) executed or conformed, certified copies of each of the Franchise Agreements and all amendments thereto entered into on or before the Restatement Closing Date that relate to the Mortgaged Properties, as indicated on Schedule 4.4C annexed hereto, which Franchise Agreements shall be satisfactory in form and substance to the Agent; as of the Restatement Closing Date, the Franchise Agreements, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Franchise Agreements to be performed or




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complied with on or before the Restatement Closing Date; and (ii) original counterparts of estoppel certificates and consent agreements with respect to each Franchise Agreement specified on Schedule 4.4C, satisfactory in form and substance to the Agent, and duly executed by the franchisee with respect to the Franchise Agreement.

         I. MATERIAL LEASES; TENANT ESTOPPEL CERTIFICATES; TENANT SUBORDINATION AGREEMENTS. On or before the Restatement Closing Date, the Company shall have delivered to the Agent (i) executed or conformed, certified copies of each Material Lease with respect to each Mortgaged Property and all amendments thereto and as of the Restatement Closing Date, the Material Leases, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended, modified or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Material Leases to be performed or complied with on or before the Restatement Closing Date; and (ii) original counterparts of estoppel certificates and consent agreements with respect to each of the Material Leases listed on
Schedule 3.1I annexed hereto, satisfactory in form and substance to the Agent, duly executed and delivered by each Tenant party to such Material Lease; and
(iii) unless the applicable Material Lease is subordinated to the Lien of the applicable Mortgage on terms satisfactory to the Agent, a Tenant Subordination Agreement with respect to such Material Leases, if any, satisfactory in form and substance to the Agent, and duly executed by each tenant party to such Material Lease.

         J. ENVIRONMENTAL AUDITS. On or before the Restatement Closing Date, the Company shall have delivered to the Agent and Lenders evidence satisfactory to the Lenders, in their sole discretion, that (i) there are no material pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on, from, around or under any of the New Mortgaged Properties; (ii) each such New Mortgaged Property is in compliance in all material respects with all applicable Environmental Laws with respect to such New Mortgaged Property; and (iii) no Hazardous Materials exist at, in, on, from, around or under any such New Mortgaged Property, except in compliance in all material respects with applicable Environmental Laws and all other Hazardous Materials have been removed from each New Mortgaged Property to the extent required by Applicable Law. Such evidence shall include (a) a comprehensive environmental audit (which shall include a Phase I environmental audit and, if necessary or desirable in the Agent's opinion, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant (the Company shall certify as of the Restatement Closing Date that, as to any environmental audit delivered by the Company prior to the Restatement Closing Date, to the Company's knowledge, the information contained in such audit remains true, correct and complete), (b) if the report referred to in clause (a) above is not addressed to the Agent and Lenders, a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and Lenders, which reliance letter shall be satisfactory in form and substance to the Agent, (c) if requested by the Agent, evidence that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of the New Mortgaged Properties, if



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any, have been obtained, and (d) such other environmental reports, inspections and investigations as the Agent shall, in its sole discretion, require, prepared, in each instance, by an Approved Environmental Consultant, which approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion.

         K. ENGINEERING REPORTS. On or before the Restatement Closing Date, the Company shall have delivered to the Agent and the Lenders (i) a written Engineering Report with respect to each New Mortgaged Property dated not more than 120 days prior to the Restatement Closing Date and prepared by an Engineer acceptable to the Agent, which Engineering Report may contain repair recommendations and shall in all other respects be satisfactory in form and substance to the Lenders; and (ii) if the report referred to in clause (a) above is not addressed to the Agent and Lenders, a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

         L. APPRAISALS. On or before the Restatement Closing Date, the Agent and the Lenders shall have received (i) an Appraisal of each New Mortgaged Property dated not more than 45 days prior to the Restatement Closing Date and performed by an Appraiser designated by the Agent, which Appraisal shall be satisfactory in form and substance to the Lenders; and (ii) copies of all appraisals, market studies, and similar information with respect to each of the New Mortgaged Properties in the possession or under the control of the Company or any of its Subsidiaries.

         M. OPINIONS OF THE COMPANY'S COUNSEL. On the Restatement Closing Date the Company shall have delivered to the Agent, its counsel and the Lenders (i) executed copies of each of the favorable written opinions of Willkie Farr & Gallagher, counsel for the Loan Parties substantially in the form of Exhibit XII annexed hereto, with such changes as the Agent may approve and dated the Restatement Closing Date; (ii) evidence satisfactory to the Agent that the Company has requested such counsel to deliver such opinions to the Agent and its counsel and the Lenders.

         N. OPINION OF AGENT'S COUNSEL. On the Restatement Closing Date the Lenders shall have received executed copies of the favorable written opinion of O'Melveny & Myers LLP, counsel to the Agent, dated as of the Restatement Closing Date.

         O. NO ADVERSE LITIGATION. Except as set forth on Schedule 4.5 annexed hereto, as of the Restatement Closing Date, there shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that has not been disclosed by the Company in writing pursuant to subsection 4.5 prior to the execution of this Agreement and that is reasonably likely materially and adversely to affect any Mortgaged Property or that is reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either


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
event, in the opinion of the Agent, is reasonably likely to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans hereunder.

         P. PAYMENT OF FEES AND EXPENSES. On the Restatement Closing Date, the Company shall have paid to the Agent, for distribution (as appropriate) to the Lenders and the Agent the fees payable on the Restatement Closing Date referred to in subsection 2.4 and any other fees and expenses payable by the Company to the Agent on the Closing Date pursuant to subsection 8.2 or otherwise.

         Q. DEFERRED MAINTENANCE. The Company agrees that the amounts necessary to complete the repairs to the Properties, as set forth on Schedule 3.1Q hereto, shall be included in the Company's 1998 Capital Plan and all such repairs shall be completed no later than December 31, 1998. The Company shall certify to the Agent that it has completed the repairs with respect to the Properties listed on
Schedule 3.1Q in accordance with the terms of this subsection 3.1Q.

         R. CONTINGENT OBLIGATIONS. The Agent and the Lenders shall have received and approved a list of all Contingent Obligations substantially in the form of Schedule 4.3 annexed hereto.

         S. COMPLETION OF PROCEEDINGS. On or before the Restatement Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be reasonably satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

         T. OTHER DOCUMENTS. On or before the Restatement Closing Date, each Loan Party shall have delivered to the Agent such other information and documents as the Agent may reasonably request.

3.2      CONDITIONS TO ALL LOANS.

         The obligations of the Lenders to make Loans on each Funding Date or to pay the Purchase Price on the Restatement Closing Date are subject to the following further conditions precedent:

         A. The Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.2B, an originally executed Notice of Borrowing, in each case signed by an Authorized Officer of the Company or by any executive officer of the Company


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
designated by any of the above-described officers on behalf of the Company in a writing delivered to the Agent.

         B. If the aggregate principal amount of the outstanding Loans as of that Funding Date is less than the amount secured by the Mortgages recorded in New York and Florida, then the Company shall pay all mortgage recording taxes, general intangible taxes or similar Taxes payable as a result of the borrowing of Loans on such Funding Date, in all states in which a Mortgaged Property is located (including, without limitation, New York and Florida) to the extent required by subsection 3.1F(v), and the Company shall provide evidence satisfactory to the Agent that all such taxes have been paid.

         C. As of that Funding Date:

                  (i) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date (including references to "the Restatement Closing Date" or "the date hereof"), in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default, including a breach or violation of Section
         4.09 of the Mortgage Note Indenture with respect to the consummation of such borrowing;

                  (iii) each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) no order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) the making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

                  (vi) there shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company of its Subsidiaries that has not been disclosed by the Company in writing pursuant to subsection 4.5 or 5.1(xii) prior to the making of such Loans and that would be reasonably likely materially and adversely to affect the Mortgaged



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
         Properties, taken as a whole, or that would be reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent, would be reasonably likely to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

                  (vii) after giving effect to the proposed Loan, the Borrowing Base shall not be less than the Total Utilization and the Company shall have delivered to the Agent the Borrowing Base Certificate for the most recent calendar month as required pursuant to subsection 5.1(ii); and

                  (viii) after giving effect to the proposed borrowing, the Company will be in compliance, on a pro forma basis, with the provisions of subsections 6.6D and 6.6E.



                                   SECTION 4.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and to pay the Purchase Price, the Company represents and warrants to the Agent and the Lenders that the following statements in this Section 4 are true, correct and complete as of the date this Agreement is executed and delivered, on the Restatement Closing Date and on each Funding Date.

4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party and each of its Subsidiaries (other than any Partnership Subsidiary) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1 annexed hereto). Each such Loan Party and each such Subsidiary has the requisite corporate power and authority to own and operate its properties (including the Properties identified as being owned or leased by such Loan Party or such Subsidiary on Schedule 1.1A and Schedule 1.1B annexed hereto), to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Documents to which it is a party, to carry out the transactions contemplated thereby and, in the case of the Company, to issue and pay the Notes. Each Partnership Subsidiary, if any, is a limited partnership duly formed and validly existing under the laws of its jurisdiction of organization and each Partnership Subsidiary has all requisite partnership power and authority to own and operate its




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properties (including the Properties identified on Schedule 1.1A and Schedule
1.1B as being owned or leased by such Partnership Subsidiary), to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document and Related Document to which it is a party and to carry out the transactions contemplated thereby. The books and records of each Loan Party and each of its Subsidiaries reflect the properties and assets purported to be owned by such Loan Party or Subsidiary, as applicable.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations except where the failure to be qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The jurisdictions in which each Loan Party and each of its Subsidiaries owns property or otherwise conducts business as of the Restatement Closing Date are set forth on Schedule 4.1 annexed hereto.

         C. CONDUCT OF BUSINESS. The Company and each of its Subsidiaries are engaged only in the businesses permitted to be engaged in by them pursuant to subsection 6.14.

         D. SUBSIDIARIES. The capital stock of the Company and each of its Subsidiaries (other than any Partnership Subsidiary) is duly authorized, validly issued and fully paid and nonassessable. All of the Subsidiaries of each Loan Party are identified on Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to subsection 5.1(xxi). Except for the Common Stock, the capital stock of each Person identified on Schedule 4.1 (as so supplemented) is not Margin Stock. Schedule 4.1 hereto correctly sets forth the ownership interests in each Loan Party (other than the Company) and each of its Subsidiaries, as Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xxi) or 6.7(ii). Each Subsidiary of the Company is a Wholly Owned Subsidiary.

4.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement and the other Loan Documents and the Related Documents to which each Loan Party is a party and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate or partnership action on the part of each Loan Party, as the case may be.

         B. NO CONFLICT. The execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which it is a party and the other transactions contemplated by this Agreement, the other Loan Documents and the Related Documents do not and will not (i) violate any provision of law applicable to any Loan Party or any of its Subsidiaries, the Certificate of Incorporation or Bylaws or partnership agreement of any Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any




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material Contractual Obligation of any Loan Party (including without limitation the Mortgage Note Indenture, the Convertible Note Indenture, the Senior Subordinated Note Indenture, the Reorganization Securities and the Franchise Agreements), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens securing the Obligations) or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of any Loan Party other than approvals or consents which will be or have been obtained on or before the Restatement Closing Date or the applicable Funding Date, as the case may be, and disclosed in writing to the Agent and the Lenders.

         C. GOVERNMENTAL CONSENTS. Except as set forth on Schedule 4.2C annexed hereto, the execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which it is a party, and the consummation of each Acquisition and the other transactions contemplated by this Agreement, the other Loan Documents and the Related Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) such of the foregoing which will have been made or obtained on or before the Restatement Closing Date or the applicable Funding Date, as the case may be, and (ii) the recordings and filings required to perfect the Liens granted pursuant to the Security Documents. As of the Restatement Closing Date, all consents or approvals from or notices to or filings with any federal, state, or other (domestic or foreign) regulatory authorities required to be obtained on or before such date in connection with the documents or transactions described or referred to in the preceding sentence will have been accomplished in all material respects in compliance in all material respects with all Applicable Laws. None of the consummation of the transactions contemplated by this Agreement, the other Loan Documents and the Related Documents violates any Applicable Law or regulation in any material respect.

         D. BINDING OBLIGATION. This Agreement is, and the other Loan Documents when executed and delivered hereunder will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

         E. VALID ISSUANCE OF COMMON STOCK. All the issued and outstanding Common Stock has been duly authorized by all necessary corporate action of the Company and is validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.2E annexed hereto, as of the Restatement Closing Date no other Securities of the Company are issued and outstanding, and no Person has any rights to acquire Securities of the Company.

         F. NEW YORK STOCK EXCHANGE LISTING. The Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. The Company shall timely file all reports



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required to be filed by it with the New York Stock Exchange, Inc. and the
Securities and Exchange Commission.

         G. RELATED DOCUMENTS; REPRESENTATIONS AND WARRANTIES IN OTHER LOAN DOCUMENTS. As of the date hereof, each Related Document to which any Loan Party or any of its Subsidiaries is a party is in full force and effect and no term or condition thereof has been amended or modified in any material respect, except as disclosed herein. Each Loan Party has delivered to the Agent complete and correct copies of all Related Documents to which such Loan Party or any of its Subsidiaries is a party (including in each case all exhibits and schedules thereto), as amended, modified or waived to date, and of all material notices or other writings delivered to or by such Loan Party or such Subsidiary in connection therewith. Each of the representations and warranties given by each Loan Party in each Loan Document (other than this Agreement) to which it is a party are true and correct and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

4.3      FINANCIAL CONDITION; NO MATERIAL ADVERSE EFFECT; CONTINGENT
         OBLIGATIONS.

         A. FINANCIAL CONDITION. The Company has heretofore delivered to the Agent, at the Agent's request, the following financial statements and information: the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the year then ended, (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the 3 months then ended, (iii) the unaudited statements of Property Gross Revenues and Operating Expenses for each of the Mortgaged Properties for the year ended December 31, 1996 and the twelve months ended October 31, 1997. The statements referred to in clause (i) of the preceding sentence were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Company and its Subsidiaries as at the date thereof and the results of operations of the Company and its Subsidiaries for the period then ended, subject to changes resulting from audit and normal year end adjustments. Schedule 4.3 annexed hereto sets forth all material Contingent Obligations, contingent liabilities and liabilities for taxes, long-term lease or unusual forward or long-term commitments other than those permitted by this Agreement and incurred since the date of the most recent financial statements referred to above or delivered pursuant to subsections 5.1(iv) or (v), or the notes to such financial statements. Such financial statements or notes include all such obligations and commitments required to be included therein in accordance with GAAP.

         B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, no conditions or events have occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) a material adverse effect on the Mortgaged Properties taken as a whole.



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
         C. CONTINGENT OBLIGATIONS. As of the Restatement Closing Date, the Loan Parties and their respective Subsidiaries are not directly or indirectly liable with respect to any Contingent Obligations other than as set forth on Schedule
4.3 annexed hereto or, with respect to such Contingent Obligations, in amounts greater than the respective estimated maximum amounts specified thereon.

4.4      MORTGAGED PROPERTIES; EXISTING LOANS.

         A. MORTGAGED PROPERTIES. Each of Schedule 1.1A and Schedule 1.1B correctly sets forth the interest of each Loan Party and each of its Subsidiaries in each of the Mortgaged Properties and the other Properties, respectively. Except as set forth on Schedule 4.4A annexed hereto, there are no outstanding options, rights of first refusal, rights of first offer or similar rights to purchase or otherwise acquire such fee interest or leasehold interest, as the case may be, in any such Mortgaged Property, other than options and rights owned by a Loan Party or Subsidiary thereof, as applicable. Such Loan Party or Subsidiary thereof, as applicable, has good and marketable fee simple title to, or a valid leasehold interest in, the Mortgaged Properties and good title to the remainder of the Collateral purported to be owned by it, free and clear of all Liens, in each case except Permitted Encumbrances and Liens permitted pursuant to subsection 6.2A. All material fixtures, furnishings, attachments and equipment necessary for the operation, use and occupancy of each such Mortgaged Property have been installed or incorporated into such Mortgaged Property and, each Loan Party or Subsidiary thereof, as applicable, is the sole owner of all of the same, free and clear of all chattel mortgages, conditional vendor's liens and other liens, and security interests other than Permitted Encumbrances and Liens Permitted pursuant to subsection 6.2A. Except as heretofore disclosed in writing by the Company to the Agent, no tax liens have been filed against the Company or any of its Subsidiaries and/or any of their respective properties, including any Mortgaged Property, other than Liens for non-delinquent real property taxes.

         B. SERVICING AGREEMENTS. The Servicing Agreements, if applicable, with respect to the Mortgaged Properties, in each case with all amendments thereto that have been or will be entered into on or before the Restatement Closing Date, are listed on Schedule 4.4B annexed hereto. The Servicing Agreements, as so amended,if any, will be in full force and effect and no term or condition thereof will have been further amended or modified, or waived after the execution thereof, in each instance in any material respect; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Servicing Agreements to be performed or complied with on or before the Restatement Closing Date except where failure to do so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         C. FRANCHISE AGREEMENTS. Each of the Franchise Agreements and all amendments thereto entered into on or before the Restatement Closing Date are listed on Schedule 4.4C annexed hereto. The Franchise Agreements, as so amended, are in full force and effect in all material respects and no term or condition thereof has been further amended or modified, or waived after the execution thereof, except as disclosed herein; and no Person has failed in any




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
respect to perform any obligation or covenant or satisfy any condition required by the Franchise Agreements to be performed or complied with on or before the Restatement Closing Date except where failure to do so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         D. LEASES. Each Material Lease with respect to each Mortgaged Property and all amendments thereto that have been entered into on or before the Restatement Closing Date are listed on Schedule 4.4D annexed hereto. As of the date hereof, the Material Leases, as so amended, are in full force and effect in all material respects and no term or condition thereof has been further amended or modified, or waived after the execution thereof, except as disclosed herein; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Material Leases to be performed or complied with on or before the Restatement Closing Date except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         E. LIQUOR LICENSES. The owner of each Liquor License issued in connection with each Mortgaged Property is set forth on Schedule 4.4E annexed hereto and each such Liquor License is validly issued and in full force and effect. The owner of each Liquor License has the legal right to utilize each such Liquor License in connection with the operation of any restaurant, bar or other alcoholic beverage service located at the applicable Mortgaged Property. All cash and other revenues and receipts from the operation by any owner of a Liquor License of an alcoholic beverage service at any Mortgaged Property are collected by the licensee thereof and are then deposited directly into Deposit Accounts subject to the Cash Management System.

4.5      LITIGATION; ADVERSE FACTS.

         Except as set forth in Schedule 4.5 annexed hereto, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority, or changes to Applicable Law, pending or, to the knowledge of the Company, threatened against or affecting any Loan Party or any of its Subsidiaries, any Property or any other property of the Company or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is (i) subject to of any Applicable Law that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) in violation of or in default with respect to (a) any Applicable Law not described in the foregoing subclause
(a) which could result in criminal liability or (b) any Applicable Law, except any which could not reasonably be expected to result, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there are no pending or threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning affecting any Mortgaged Property or any Authorizations heretofore issued with respect to any Mortgaged Property or asserting in writing that such Authorizations or the zoning affecting any Mortgaged Property do not permit the continued use of such Mortgaged Property as contemplated by the




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
Loan Documents except any which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.5, to the knowledge of the Company, no Person has asserted any claimed material violation of Applicable Laws arising from the operation, use or occupancy of the Properties which has not been cured.

4.6      TAXES.

         Except to the extent permitted by subsection 5.4 and as set forth on the financial statements delivered pursuant to subsections 3.1C and 4.3, (i) all federal, state and material local Tax returns and reports relating to any Loan Party or any of its Subsidiaries or the Properties required to be filed have been timely filed (or extensions have been obtained), and all Taxes, Impositions, assessments, fees and other governmental charges upon any Loan Party or any of its Subsidiaries or upon the Properties which are due and payable have been paid when due and payable and (ii) the Company does not know of any proposed material Tax assessment against any Loan Party or any of its Subsidiaries or the Properties. Except as set forth in Schedule 4.6 annexed hereto, as of the Restatement Closing Date neither any Loan Party nor any of its Subsidiaries (a) has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes, assessments, fees or other governmental charges or (b) has any obligation under any written Tax sharing agreement or agreement regarding payments in lieu of Taxes.

4.7      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

         No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default. Except as disclosed on Schedule 4.7, no Loan Party nor any of its Subsidiaries is a party to or otherwise subject to any agreement or instrument, any charge or other internal restriction or any Contractual Obligation which by its terms or effect (i) prohibits or restricts such Loan Party or Subsidiary from acquiring, loaning or disposing of any Mortgaged Property or other Collateral, or any interest therein, or (ii) otherwise restricts the conduct by such Loan Party or any of its Subsidiaries of any business, except in each case where the consequences, direct or indirect, of any violation thereof could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument, any charter or other internal restriction or any Contractual Obligation which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Mortgaged Properties, taken as a whole.





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
4.8      GOVERNMENTAL REGULATION; SECURITIES ACTIVITIES.

         No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 (15 U.S.C. Sections
79, et seq.), the Federal Power Act, the Interstate Commerce Act (49 U.S.C. Sections 1, et seq.) or the Investment Company Act of 1940 (15 U.S.C. Sections 80a-1, et seq.) or under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.9      EMPLOYEE BENEFIT PLANS.

         A. ERISA. Each Loan Party, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed their respective obligations under each Employee Benefit Plan except to the extent that any noncompliance or nonperformance could not reasonably be expected to have, either individually or in aggregate, in a Material Adverse Effect. The sponsor of each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a determination letter from the Internal Revenue Service concluding that such Employee Benefit Plan is so qualified, and to the knowledge of each Loan Party, each of its Subsidiaries and each of their respective ERISA Affiliates, no event has occurred, amendment been adopted or action been taken that would cause such Employee Benefit Plan to lose its qualified status.

         B. ERISA EVENT. No ERISA Event has occurred or is reasonably expected to occur which could be reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         C. UNFUNDED BENEFIT LIABILITIES. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), either individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         D. POTENTIAL WITHDRAWAL LIABILITY. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Loan Parties, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $2,000,000.



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
4.10     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable by any Loan Party or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby (other than the fees payable pursuant to this Agreement), and the Company hereby indemnifies the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees or commissions payable by the Company alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.11     SOLVENCY.

         After giving effect to the consummation of the other transactions contemplated by this Agreement, the other Loan Documents and the Related Documents, with respect to each Loan Party and each of its Subsidiaries, (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such person; (b) such Person's capital is (or will be, as the case may be), not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is (or will be, as the case may be), "SOLVENT" within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of clause (i) of the preceding sentence, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.12     DISCLOSURE.

         No representation or warranty of any Loan Party contained in this Agreement, the other Loan Documents and the Related Documents to which it is a party or in any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by the Loan Documents and the Related Documents (as from time to time superseded by subsequent materials furnished to the Agent) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made or will be made, as the case may be. The projections and pro forma financial information contained in such materials (as from time to time superseded by subsequent materials furnished to the Agent) are based or will be based upon good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and that has not been disclosed in any of the Loan Documents and the Related Documents to which any Loan Party is a party as of the date hereof or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

4.13     LIENS ON THE COLLATERAL.

         A. GENERAL. The provisions of this Agreement and the Security Documents are effective to create and maintain, upon proper filing or recording or taking of possession, as applicable, in favor of the Agent on behalf of the Lenders valid and legally enforceable Liens on or security interests in all of the Mortgaged Properties and all of the remainder of the Collateral and, when all necessary and appropriate recordings and filings have been effected in all necessary and appropriate public offices, and payment is made of any applicable mortgage recording and/or intangible taxes, and taking possession, as applicable, this Agreement and the Security Documents will constitute perfected Liens on and security interests in all of such Mortgaged Properties and all of the remainder of the Collateral to the extent such Liens and security interests can be perfected by filing, recording or taking possession prior and superior to all other Liens except Permitted Encumbrances; provided, however, that the perfection against Persons other than the Company of such a Lien on the Rents in respect of such Mortgaged Properties may in certain jurisdictions require the Agent to have possession of such Rents and/or control of such Mortgaged Properties.

         B. MORTGAGES. Each Mortgage upon execution and delivery of such Mortgage by the Company will be a valid and enforceable first priority Lien on the Mortgaged Property that such Mortgage purports to encumber, and such Mortgage, when such Mortgage is recorded in the real property records of the county in which such Mortgaged Property encumbered by such Mortgage is located and upon payment of any applicable mortgage recording and or intangible taxes, will be a perfected, valid and enforceable first priority Lien on the portion of such Mortgaged Property which constitutes real property in favor of the Agent, which Mortgaged Property will then be free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances.

         C. ASSIGNMENTS OF RENTS AND LEASES. Each Assignment of Rents and Leases, upon execution and recordation of such Assignment of Rents and Leases in the real property records of the county in which the Mortgaged Property affected by such Assignment of Rents and Leases is located and upon payment of any applicable recording or intangible taxes, will be, a perfected, valid and enforceable first priority present assignment of the Leases affecting such Mortgaged Property and of the Rents of and from such Mortgaged Property, which Mortgaged Property will then be free and clear of all Liens having priority over the Assignment of Rents and Leases, except for Permitted Encumbrances. As of the Restatement Closing Date, the Company represents that upon recordation of each Assignment of Rents and Leases the Agent has taken all actions necessary to obtain, and as of the Restatement Closing Date the Agent has, a valid and perfected first priority assignment of the Rents from the Mortgaged Properties and of all security for the Leases affecting such Mortgaged Properties, including cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits; provided, however, that the perfection against Persons other than the Company of such a Lien on the Rents in respect of such Mortgaged Properties may in certain jurisdictions require the Agent to have possession of such Rents and/or control of such Mortgaged Properties.

         D. MECHANICS' LIENS. Except as permitted by the definition of Permitted Encumbrances, there are no existing mechanics' liens affecting any Mortgaged Property.

         E. FILINGS AND RECORDINGS. All filings (including all financing statements and all assignments of financing statements under the Uniform Commercial Code) have been delivered to the Agent for filing in each public office in which such filings and recordings are required or advisable to perfect the Liens and security interests in each of the Mortgaged Properties and the other Collateral granted by the Loan Parties pursuant to the Security Documents and, except for the filing of continuation statements with respect to such financing statements as may be required or advisable to be filed at periodic intervals, no periodic refiling or periodic recording is presently required to protect and preserve such Liens and security interests.

4.14     ZONING; AUTHORIZATIONS.

         A. ZONING. Except as set forth on Schedule 4.14A annexed hereto, the use and operation by each Loan Party or any of its Subsidiaries, as applicable, of each Mortgaged Property as a commercial hotel with related uses, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Applicable Laws and all applicable Insurance Requirements, and does not violate any, material restrictions of record or any material agreement affecting any Mortgaged Property (or any portion thereof) to which such Loan Party or such Subsidiary is a party or by which such Loan Party, such Subsidiary or such Mortgaged Property (or portion thereof) is bound. Except as set forth on Schedule 4.14A annexed hereto or pursuant to Permitted Encumbrances, neither the zoning nor any right of access to or use of any Mortgaged Property is to any extent dependent upon or related to any real property other than such Mortgaged Property.

         B. AUTHORIZATIONS. There have been issued in respect of each Mortgaged Property all material Authorizations necessary to own, operate, use and occupy such Mortgaged Property in the manner operated by the Loan Parties and their respective Subsidiaries as of the date hereof and contemplated by the Loan Parties and their respective Subsidiaries to be operated on and after the Restatement Closing Date (including any required permits relating to Hazardous Materials). To the knowledge of the Company, except as set forth on Schedule 4.14B annexed hereto, there have been issued in respect of each Mortgaged Property all Authorizations

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necessary, required or desirable to own, operate, use and occupy such Mortgaged
Property in the manner currently operated by the Tenants under any Material Lease and contemplated to be operated by the Tenants on and after the Restatement Closing Date (including any required permits relating to Hazardous Materials), other than any such Authorizations which, if not obtained, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each such Authorization is in full force and effect, and no Loan Party nor any of its Subsidiaries nor, to the knowledge of the Company, any prior owner thereof, has received any notice of violation or revocation thereof except for those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.15     PHYSICAL CONDITION; ENCROACHMENT.

         Except as disclosed on Schedule 4.15 annexed hereto or on the Engineering Reports delivered pursuant to subsection 2.10 or 3.1K (ii) or (iii), each Mortgaged Property is free of structural defects and is in good repair (normal wear and tear excepted) and all building systems contained therein and all other items of Collateral are in good working order subject to ordinary wear and tear, except as disclosed in the Engineering Reports, and is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property or the use of such Property for its intended purposes. To the knowledge of the Company, other than as described in the Title Policy and in any Survey, no Improvement at any Mortgaged Property encroaches upon any building line, setback line, side yard line or any recorded or visible easement.

4.16     INSURANCE.

         All insurance required to be maintained by the Loan Parties and their respective Subsidiaries pursuant to this Agreement or any other Loan Document is in full force and effect in accordance with the terms thereof. As to each Mortgaged Property located in an area identified by the Federal Emergency Management Agency as having special flood hazards, if flood insurance is available, a flood insurance policy is in effect. All premiums have been paid with respect to each insurance policy required to be maintained by the Company and its Subsidiaries pursuant to this Agreement or any other Loan Document.
Schedule 4.16 annexed hereto contains a complete and accurate description of all policies of insurance that will be in effect as of the Restatement Closing Date.

4.17     LEASES.

         As of the date hereof, there is no material default or event which with notice or lapse of time or both would constitute a material default under any of the provisions of any Material Lease affecting any Mortgaged Property. No litigation is currently pending or has been threatened by any Tenant in connection with any Material Lease affecting any Property that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.



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4.18     ENVIRONMENTAL REPORTS; ENGINEERING REPORTS; APPRAISALS; MARKET STUDIES.

         To the knowledge of the Company, the Company has delivered to the Agent and the Lenders correct and complete copies of all environmental audits, engineering reports, appraisals and market studies with respect to each Mortgaged Property that any Loan Party or any of its Subsidiaries has in its possession.

4.19     NO CONDEMNATION OR CASUALTY.

         Except as disclosed to the Agent pursuant to subsection 5.11, no condemnation or Taking (including relocation of any roadways abutting any Property or change in grade of such roadways or denial of access to any Mortgaged Property) are pending and served nor, to the knowledge of the Company, threatened against any Mortgaged Property in any manner whatsoever and (ii) as of the Restatement Closing Date, no casualty requiring expenditures in excess of $50,000 exists as to any Mortgaged Property.

4.20     UTILITIES AND ACCESS.

         To the extent necessary for the utilization of each Mortgaged Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Mortgaged Property, are adequate to serve each such Mortgaged Property and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Mortgaged Property are available to the boundaries of the Land. All necessary rights-of-way for all roads, which are sufficient to permit each Mortgaged Property to be utilized fully for its current use, have been completed and are serviceable, and, to the knowledge of the Company, all public rights-of-way through or adjacent to the Mortgaged Properties have been acquired and dedicated and accepted for maintenance and public use by the applicable Governmental Authorities.

4.21     INTELLECTUAL PROPERTY.

         A. OWNERSHIP; IP LICENSE AGREEMENTS. The Loan Parties and their respective Subsidiaries own, or are licensed to use or otherwise have the lawful right to use, the Intellectual Property material to the Company and its Subsidiaries as a whole and, except as set forth on Schedule 4.21A annexed hereto, all such Intellectual Property is fully protected and to the extent permitted by Applicable Law and deemed reasonably necessary by the Company duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All registered Intellectual Property and all pending applications and the jurisdictions in which such Intellectual Property is registered and the Loan Party holding rights therein are identified in Schedule 4.21A. Each of the license agreements (together with any such agreements entered into after the Restatement Closing Date, the "IP LICENSE AGREEMENTS") pursuant to which any Loan Party or any of its Subsidiaries has rights to use any material Intellectual Property as of the Restatement Closing Date is identified in



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Schedule 4.21A. Each Loan Party and each of its Subsidiaries is in compliance with the material terms of each IP License Agreement to which it is a party and each such License Agreement is in full force and effect, except where the failure to be in compliance or the failure to be in full force and effect will not result in an Event of Default hereunder.

         B. NO MATERIAL ADVERSE CLAIMS. (i) No claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property and the Company does not know of any valid basis for any such claim; and (ii) the use of such Intellectual Property by each Loan Party and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any Loan Party or any of its Subsidiaries, except in the case of
(i) and (ii) for claims or infringements which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not in any manner or to any extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Loan Party or any of its Subsidiaries.

4.22     WETLANDS.

         To the knowledge of the Company and except as disclosed on Schedule
4.22 annexed hereto, none of the Improvements on any Mortgaged Property are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

4.23     CASH MANAGEMENT SYSTEM.

         The summary of the Cash Management System attached hereto as Schedule
4.23 is accurate and complete in all material respects as of the Restatement Closing Date. No Loan Party nor any of its Subsidiaries owns any Deposit Account which relates to any Mortgaged Property that is not described in Schedule 4.23 or otherwise permitted pursuant to subsection 5.15. There has been no change to the Cash Management System (other than as permitted by subsection 5.15) since the Closing Date except such changes as have been disclosed to the Agent in writing and approved by the Agent.

4.24     LABOR MATTERS.

         There are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries, pending or, to the knowledge of the Loan Parties, threatened that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.




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4.25     EMPLOYMENT AND LABOR AGREEMENTS.

         Except as disclosed on Schedule 4.25 annexed hereto, there are no employment agreements covering management employees of any Loan Party or any of its Subsidiaries and there are no collective labor agreements covering any employees of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is in compliance with the terms and conditions of all such collective bargaining agreements.


                                   SECTION 5.
                         COMPANY'S AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations, the Company shall perform and shall cause each of its Subsidiaries to perform all covenants in this Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Company will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP. The Company will deliver to the Agent and the Lenders:

                  (i) Monthly Property Operating Statements: as soon as available and in any event within 20 days after the end of each calendar month of each calendar year, an operating statement with respect to each Mortgaged Property and a consolidated operating statement with respect to all Mortgaged Properties, in each case for the 12 month period ending on the last day of such calendar month, in substantially the form of Exhibit XV annexed hereto and in reasonable detail satisfactory to the Agent and certified by an Authorized Officer of the Company stating that such operating statements and consolidated operating statements fairly present, in all material respects, the results of operations of the Mortgaged Properties for the periods indicated;

                  (ii) Borrowing Base Certificates: as soon as available and in any event (a) within 20 days after the end of each calendar month of each calendar year, a Borrowing Base Certificate, in reasonable detail satisfactory to the Agent and certified by an Authorized Officer of the Company, calculated as of the last day of such calendar month, (b) within five (5) days after the delivery of a written notice pursuant to subsection 5.11E (but in no event later than the occurrence or effectiveness of the event or condition required to be specified in such written notice), a Borrowing Base Certificate calculated as of the date of the occurrence or effectiveness of the event or condition specified therein, in reasonable detail satisfactory to the Agent (c) within five (5) days after the delivery of a written notice of renovation or restoration pursuant to subsection 5.11G (but in no event later than the commencement of a Material Renovation/Restoration), a




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         Borrowing Base Certificate calculated as of the date of commencement of any related Material Renovation/Restoration, in reasonable detail satisfactory to the Agent and together with the financial statements and other information used by the Company to calculate the Borrowing Base, (d) within five (5) days after a casualty and at least five (5) days prior to a Taking with respect to, or the Release of, any Mortgaged Property (or any portion thereof), a Borrowing Base Certificate calculated as of the date of such casualty, Taking or Release, in reasonable detail satisfactory to the Agent and together with the information used by the Company to calculate the Borrowing Base, and (e) upon written request from the Agent or at the option of the Company, a Borrowing Base Certificate calculated as of the date requested by the Agent in such request or selected by the Company, as the case may be, in reasonable detail satisfactory to the Agent;

                  (iii) Quarterly Property Operating Statements: as soon as available and in any event within 45 days after the end of each calendar quarter of each year, (a) an operating statement with respect to each Mortgaged Property, (b) a consolidated operating statement with respect to all Mortgaged Properties and (c) a consolidated operating statement with respect to all Designated Mortgaged Properties, in each case for such calendar quarter (and, in the case of clauses (a) and (c), setting forth in comparative form the corresponding figures for the corresponding calendar quarter of the prior year, all of the foregoing in reasonable detail satisfactory to the Agent and certified by an Authorized Officer of the Company stating that such statements of Property Gross Revenues and Operating Expenses and other expenses fairly present, in all material respects, the results of operations of the Properties indicated for the periods indicated;

                  (iv) Quarterly Financial Statements: as soon as available and in any event within 45 days after the end of each calendar quarter of each calendar year, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar quarter and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such calendar quarter and for the period from the beginning of the then current calendar year to the end of such calendar quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous year all in reasonable detail and certified by an Authorized Officer of the Company stating that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (v) Year-End Financial Statements: as soon as available and in any event within 90 days after the end of each calendar year, (a) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such calendar year, setting forth in each case in comparative form the corresponding figures for the previous calendar year all of the foregoing in reasonable detail and certified by an Authorized Officer of the Company stating that they present



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
         fairly, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and
         (b) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent accountants of recognized national standing selected by the Company and reasonably satisfactory to the Agent, which report shall be unqualified, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern and shall state that such consolidated and consolidating financial statements fairly present, in all material respects, the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (vi) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subdivisions (i), (iii), (iv), and (v) above, (a) an Officer's Certificate of the Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries and the Collateral during the accounting period covered by such financial statements and state that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in
         Section 6;

                  (vii) Accountants' Certification: together with each delivery of financial statements of the Company pursuant to subdivisions (v) above, a written statement by Arthur Andersen LLP or other independent accountants of recognized national standing selected by the Company and reasonably satisfactory to the Agent giving the report thereon (a) stating in substance that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating in substance that based on their audit examination nothing



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         has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (vi) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to subdivision (vi) above for the applicable calendar year are not stated in accordance with the terms of this Agreement;

                  (viii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Company by Arthur Andersen LLP or any other independent accountants in connection with each annual, interim or special audit of the consolidated financial statements of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (ix) Quarterly FF&E and Capital Items Reports; Certain Contingent Obligations: as soon as available and in any event within 25 days after the end of each calendar quarter, (a) a statement as to the Company's reserves for FF&E as of the last day of such quarter and as to the amount actually spent by the Company on FF&E and Capital Items during such quarter with respect to each Mortgaged Property, in reasonable detail satisfactory to the Agent and certified by an Authorized Officer of the Company and (b) a list of all material Contingent Obligations, contingent liabilities and liabilities for taxes, long-term lease or unusual forward or long-term commitments that were not set forth in the financial statements delivered pursuant to this subsection 5.1 (including the notes thereto) or on Schedule 4.3 annexed hereto.

                  (x) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Company with the New York Stock Exchange, Inc., any other securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public or to the security holders of the Company;

                  (xi) Events of Default, etc.: promptly upon the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that the Agent or any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.1B, 7.1C, 7.1D or 7.1E, (c) of any condition or event that constitutes or may (upon the giving or receiving of notice or the lapse of time, later, or otherwise) a default, a potential event of default, an event of default (in each case, as defined in the agreement or instrument creating, evidencing or governing any such Indebtedness) under



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         or with respect to any Indebtedness in an aggregate principal amount of
         $1,000,000 or more (other than the Indebtedness hereunder), or any Related Document, or becoming aware that any agent, trustee, lender or security holder with respect thereto has given any notice or taken any other action with respect to such condition or event, (d) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, and 6 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act, (e) that there has commenced, or is intended to be commenced, a Material Renovation/Restoration of any Property with respect to which a written notice of renovation or restoration shall not previously have been delivered to the Agent or (f) of the occurrence of any event or change that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

                  (xii) Litigation or Other Proceedings: (a) promptly upon the Company obtaining knowledge of (x) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries, or any property of the Company or such Subsidiary (collectively, "PROCEEDINGS") not previously disclosed in writing by the Company to the Lenders or (y) any material development in any Proceeding that, in any case:

                           (a) if adversely determined, could reasonably be
                  expected to have, a material adverse effect on any Mortgaged Property or to have, either individually or in the aggregate, a Material Adverse Effect; or

                           (b) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to the Company to enable the Agent and its counsel to evaluate such matters; and (b) within 90 days after the end of each calendar year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company and its Subsidiaries equal to or greater than $1,000,000 individually or $5,000,000 in the aggregate, and promptly after request by the Agent such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

                  (xiii) ERISA Events and Notices: (a) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Company or any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (b) with reasonable promptness, copies of (x) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (y) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (z) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Agent shall reasonably request;

                  (xiv) Financial Plans: as soon as practicable and in any event no later than November 30 of each year, projected financial statements for each Mortgaged Property for the next succeeding calendar year (or, if reasonably requested by the Agent, the five next succeeding calendar years) setting forth in detail each line item appearing in the form of projected financial statement set forth in
         Schedule 5.1 annexed hereto, together with an explanation of the assumptions on which such forecasts are based, and such other information and projections as the Agent may reasonably request for any Mortgaged Property, all the Mortgaged Properties or the Company or any of its Subsidiaries;

                  (xv) Insurance: as soon as practicable and in any event by the last day of each calendar year, a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by the Company and its Subsidiaries in the next succeeding calendar year;

                  (xvi) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to material environmental matters at any Property or which relate to an Environmental Claim which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (xvii) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of the Company;

                  (xviii) Change in Name or Chief Place of Business: (a) notification of any change in any Loan Party's name, identity or corporate structure within 30 days of such change and (b) 30 days' prior written notice of any change in any Loan Party's executive office or chief place of business;


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                  (xix)    UCC Search Report: as promptly as practicable upon
         the request of the Agent after delivery to the Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 3.1D(ii) or 5.9A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to the Agent by or on behalf of the Company or such Loan Party;

                  (xx) Notices with Respect to Properties: (i) immediately upon the Company's acquiring actual knowledge of the same, a written notice with respect to the occurrence or effectiveness of any event or condition that could reasonably be expected to have a material adverse effect on one or more of the Mortgaged Properties or to cause the Property EBITDA in respect of any Designated Mortgaged Property to be excluded for purposes of calculating the Borrowing Base; and (ii) at least 20 days prior to the commencement of any Material Restoration/Renovation of any Mortgaged Property, a written notice of renovation or restoration with respect thereto and upon the completion of such Material Renovation/Restoration, a written notice of such completion;

                  (xxi) Supplements to Schedules: if at any time, the information contained on any Schedule to this Agreement or any other Loan Document is incomplete or incorrect, the Company shall promptly and, in any event prior to the next Funding Date, deliver to the Agent written information that completes or corrects such Schedule; provided that unless such information (other than any information provided with respect to Schedules 4.21A and 4.25) is approved in writing by the Agent, such information shall not be deemed to supplement the applicable Schedule (other than Schedules 4.21A and 4.25) for purpose of this Agreement and the other Loan Documents unless such information solely reflects an action by the Company which it is expressly permitted pursuant to the terms of the Loan Documents; and

                  (xxii) Other Information: with reasonable promptness, such other information and data with respect to the Loan Parties and their respective Subsidiaries, the Properties (separately and for all Properties), the Leases, the other Collateral and the other assets and liabilities of the Loan Parties and their respective Subsidiaries, as from time to time may be reasonably requested by the Agent.

5.2      COMMON STOCK.

         The Company shall (i) cause its Common Stock to be duly listed on the New York Stock Exchange, Inc. and (ii) file timely all reports required to be filed by the Company with the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc., as the case may be, and the Securities and Exchange Commission.


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5.3   CORPORATE EXISTENCE.

      Except as permitted pursuant to subsection 6.7, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate or partnership existence and all Authorizations, rights and franchises material to its business.

5.4   TAXES AND POTENTIAL LIEN CLAIMS; TAX CONSOLIDATION.

      A. TAXES AND POTENTIAL LIEN CLAIMS. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged all Taxes and Impositions imposed upon any Loan Party or any of its Subsidiaries, or payable by any Loan Party or any of its Subsidiaries with respect to any Property or other assets or in respect of any of the franchises, business, income or other property of any Loan Party or any of its Subsidiaries before the same shall become delinquent and before any penalty accrues thereon, and will pay, discharge or otherwise satisfy or cause to be paid, discharged or otherwise satisfied at or before maturity or before they become delinquent, all claims, including claims for labor, supplies, materials and services that, if unpaid, might become a Lien (other than a Lien permitted by subsection 6.2) on the property of any Loan Party or any of its Subsidiaries; provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, the Company may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest; provided further, however, that no such charge or claim (other than the Notes and any Obligations arising under any of the Loan Documents) needs to be paid if (i) such charge or claim is being diligently contested in good faith by appropriate proceedings, (ii) reserves consistent with GAAP or otherwise consented to by the Agent shall have been made therefor by such Loan Party or such Subsidiary, (iii) such charge or claim does not constitute and is not secured by any Lien (other than a Lien permitted by subsection 6.2) on any portion of the Collateral and none of the Collateral is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) none of any Loan Party, or any of its Subsidiaries, the Agent or any Lender could become subject to any civil fine or penalty not adequately reserved against (in the case of any Loan Party or Subsidiary thereof) or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (v) such contest has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Upon request by the Agent, each Loan Party shall, and shall cause each of its Subsidiaries to, deliver to the Agent all receipts evidencing the payment of all such Taxes, Impositions, assessments, levies, permits, fees, rents and other public charges imposed upon or in respect of or assessed against any Loan Party, any of its Subsidiaries or any of their respective properties or assets.

      B. TAX CONSOLIDATION. Each Loan Party will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company and its Subsidiaries.


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5.5      MAINTENANCE OF PROPERTIES; REPAIR; ALTERATION. Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained each Mortgaged Property and all other items of Collateral in a manner consistent for hotel properties and related property, and other property and assets constituting the Collateral, in each case of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of such Loan Party and its Subsidiaries; (ii) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements relating to a Mortgaged Property if the cost of such removal, demolition or structure alteration (together with the cost of any related Renovation) would exceed $500,000 in the case of any individual Mortgaged Property or $2,000,000 in the aggregate in the case of all Mortgaged Properties (measured, with respect to the applicable Mortgaged Properties, on a cumulative basis from the applicable Addition Date), except as expressly permitted hereunder or with the prior written consent of the Agent; (iii) complete promptly and in a good and workmanlike manner any Improvements which may be now or hereafter constructed on any Mortgaged Property and, subject to subsection 5.11, promptly restore in like manner any portion of such Improvements which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; (iv) comply in all material respects with all Applicable Laws, applicable Insurance Requirements and all covenants, conditions and restrictions now or hereafter affecting any Mortgaged Property or other item of Collateral or any part thereof or requiring any alterations or improvements; and (v) not commit, or permit, any waste of the Collateral which constitutes real property.


5.6      INSPECTION; LENDER MEETING; APPRAISALS.

         A. INSPECTION AND LENDER MEETING. Upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Agent to visit and inspect any Mortgaged Property, including its and their financial and accounting records, tenant leasing files and other management books and records, and to make copies and take extracts therefrom, and to discuss its and their affairs, operations, finances and accounts with its and their officers, property managers and independent accountants (provided that any Loan Party or any such Subsidiary may, if it so chooses, be present at or participate in any such discussion) Without in any way limiting the foregoing, the Company will, upon the request of the Agent, participate in a meeting with the Agent and the Lenders once during each calendar year to be held at the Company's corporate offices (or such other location as may be agreed to by the Company and the Agent) at such time as may be agreed to by the Company and the Agent.

         B. APPRAISALS. The Agent may from time to time (and shall upon the written request of the Company, which request shall be made no more than once in each calendar year) obtain Appraisals of any Mortgaged Property (which Appraisals shall, if applicable with respect to any


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approved Renovation of such Property, contain an estimate of the appraised value of such Property upon completion of such Renovation) and each Loan Party shall, and shall cause each of its Subsidiaries to, cooperate fully with the Appraiser selected by the Agent to conduct such Appraisals; provided that the Agent shall not request an Appraisal for any Property more than once in each calendar year unless the Agent reasonably believes that an event has occurred which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. In the event that any Loan Party or any of its Subsidiaries obtains an appraisal of one or more of the Mortgaged Properties other than pursuant to this subsection, the Company shall deliver a copy of such appraisal to the Agent promptly upon the completion thereof and the Agent may elect, in its sole discretion and subject to Applicable Laws, to treat such appraisal as an "APPRAISAL." In the event that the Agent obtains an Appraisal of one or more of the Mortgaged Properties, the Agent shall deliver a copy of such Appraisal to the Company upon the completion thereof. The Company shall take all such actions as are necessary to ensure that the Appraised Value of any Mortgaged Property at no time exceeds the amount secured by the Mortgage applicable to such Mortgaged Property. Without limiting the generality of the foregoing, before an increase in Appraised Value with respect to a Designated Mortgaged Property may be taken into account in calculating the Property Amount with respect to such Designated Mortgaged Property, the Company must amend the applicable Mortgage to secure the full amount of the increased Appraised Value.

5.7   COMPLIANCE WITH LAWS, AUTHORIZATIONS, ETC.

      Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Applicable Laws, except where such noncompliance could not reasonably be expected, either individually or in the aggregate, (i) to result in any criminal liability or (ii) to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep all material Authorizations which are from time to time required for the use and operation of each Mortgaged Property in full force and effect.

5.8   PERFORMANCE OF LOAN DOCUMENTS AND RELATED DOCUMENTS.

      A. LOAN DOCUMENTS. Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed all its covenants, agreements, conditions and requirements contained in each of the Loan Documents to which it is or will be a party in accordance with the terms thereof and will maintain the validity and effectiveness of such Loan Documents.

      B. RELATED DOCUMENTS. Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed in all material respects, all its material covenants, agreements, conditions and requirements contained in each of the Related Documents to which it is a party in accordance with the terms thereof. Each Loan Party shall take no action, nor permit any action to be taken, which will release any party to the Related Documents from any of such party's obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will materially impair the validity or


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effectiveness, of any Related Document except as expressly provided for herein and therein, which termination, modification, amendment, release, invalidity or ineffectiveness could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company shall give the Agent written notice of any material default by any party to any Related Document promptly after such default becomes known to the Company.

5.9   PAYMENT OF LIENS.

      A. REMOVAL BY LOAN PARTIES. In the event that, notwithstanding the covenants contained in subsection 6.2, a Lien not otherwise permitted under subsection 6.2 may encumber any Mortgaged Property, other item of Collateral or Restricted Asset or any portion thereof, the Company shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Agent's option, promptly obtain insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against any Mortgaged Property, other item of Collateral or Restricted Asset or any portion thereof or against any funds due any contractor, subcontractor, materials supplier or laborer within 30 days after the date of notice thereof; provided that this subsection 5.9A shall not be deemed to be a consent to any such Lien or an waiver of any Event of Default or Potential Event of Default resulting therefrom. The Company shall exhibit to the Agent upon request all receipts or other satisfactory evidence of payment of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Mortgaged Property, other items of Collateral or Restricted Asset of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries shall fully preserve the Lien and the priority of each of the Mortgages and the other Security Documents without cost or expense to the Agent or the Lenders.

      B. REMOVAL BY THE AGENT. If any Loan Party or any of its Subsidiaries fails to promptly discharge or remove any such Lien or mechanics' or materialmen's claim of lien, other than the Liens permitted pursuant to subsection 6.2, within 30 days after the receipt of notice thereof, then the Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Agent shall not be required to establish or confirm the validity or amount of the Lien. The Company agrees that all costs and expenses expended or otherwise incurred pursuant to this subsection 5.9 (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Company in accordance with the terms hereof.

      C. TITLE SEARCHES. In the event that the Agent believes that a Lien not otherwise permitted under subsection 6.2 may encumber any Mortgaged Property, other item of Collateral or any Restricted Asset or any portion thereof, the Agent may, at the expense of the applicable Loan Party or Subsidiary thereof, obtain an updated title and/or lien search regarding such Mortgaged Property, other item of Collateral or Restricted Asset.


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5.10     INSURANCE.

         A. RISKS TO BE INSURED. With respect to each Mortgaged Property, each Loan Party shall procure or cause to be procured, and each Loan Party shall maintain or cause to be maintained continuously in effect, insurance coverage issued by an insurer (i) authorized to issue such insurance in all applicable jurisdictions, (ii) rated "A" (or its equivalent) or better by Alfred M. Best Company, Inc., (iii) with a financial size rating of "IX" (or its equivalent) or better with respect to the Company's umbrella liability policy and "X" (or its equivalent) with respect to all other coverage, in each case by Alfred M. Best Company, Inc., and (iv) otherwise satisfactory to the Agent. Each Loan Party shall pay, and shall cause each of its Subsidiaries to pay, in a timely manner all premiums due in connection therewith. All insurance policies shall be issued by insurers doing business as admitted licensed carriers in the state where such Mortgaged Property is located, and shall be authorized and licensed to issue insurance in such state. The insurance to be procured and maintained by the Company is the following:

                  (i) Casualty. The Company shall keep, or shall cause its Subsidiaries to keep, each Mortgaged Property insured for the benefit of the Agent, in each case, as follows:

                           (a) All Risk of Physical Loss. Insurance with respect to the Improvements now or hereafter located on the Mortgaged Properties and any alterations or additions thereto and the furniture, fixtures and equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage (including fire, lightning, windstorm, sprinkler, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, terrorist acts, aircraft, vehicle and smoke) in an amount equal to the full insurable value of such Improvements and such furniture, fixtures and equipment. The term "FULL INSURABLE VALUE" shall mean the actual replacement cost of such Improvements and such furniture, fixtures and equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an appraiser selected (and approved by the Agent) and paid by the applicable Loan Party or its Subsidiary; provided, however, that such amount shall be sufficient to prevent such Loan Party or such Subsidiary from becoming a co-insurer, and the policy shall contain a stated value endorsement to that effect.

                           (b) Builder's Risk. During any period of construction of Improvements and any repair, restoration, Renovation or replacement thereof, a standard builder's all risk policy (completed value non-reporting form) for an amount at least equal to the full insurable value of the work to be performed and equipment, supplies and materials to be furnished, as shall be reasonably approved by the Agent for such purpose, the coverage of which shall include the hazards described in subsection 5.10A(i)(a) and building collapse; provided, however, that such policy may be obtained by a contractor if it names the Agent and the Company


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                  as additional named insureds and if it otherwise complies with this Agreement. Such policy shall contain a stated value endorsement so that no co-insurance provision shall be applicable to any loss thereunder. Such policy shall contain the provision that "permission is hereby granted to complete and/or occupy" upon the earlier to occur of substantial completion of any discrete increment of the work or a Tenant taking occupancy of any Mortgaged Property (or portion thereof) as to which work was being performed.

                           (c) Flood. Insurance against damage or loss by flood as to any Mortgaged Property that is located in an area now or subsequently designated as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (Pub. L. 90-448, 42 U.S.C. Sections 4001, et seq.), the Flood Disaster Protection Act of 1973 (Pub. L. 93-234, 42 U.S.C. Sections 4001, et seq.) or the National Flood Insurance Reform Act of 1994 (Pub. L. 103-325), as such Acts may be amended, modified, supplemented or replaced from time to time, on such basis and not less than such amounts as shall be reasonably approved by the Agent, but not less than the amount required by law. If any Loan Party or any of its Subsidiaries fails to obtain flood insurance as required, the Agent may purchase such flood insurance, and the Company shall pay all premiums and other costs and expenses incurred by the Agent.

                           (d) Boilers. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment located in, on or about each Mortgaged Property insuring against damage or loss from boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties.

                           (e) Business Interruption or Rental Income Insurance. Business interruption and/or loss of rental value or use and occupancy insurance insuring against business interruption at and against loss of rental income from each Mortgaged Property due to any of the hazards listed in subsection 5.10A(i)(a) above in an amount sufficient to avoid any co-insurance penalty and to provide proceeds for a period not less than one year of loss.

                           (f) Earthquake Insurance. With respect to any Mortgaged Property located in California or other area at high risk for earthquakes, as determined by the Agent, and at the discretion of the Agent, earthquake insurance on such basis and in such amounts as shall be reasonably required by the Agent.


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         (ii)     Worker's Compensation. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, for itself and for each Mortgaged Property at which such Loan Party or such Subsidiary maintains employees, statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by such Loan Party or such Subsidiary), in statutory amounts as required by law.

         (iii)    Liability. The Company shall procure and maintain:

                  (a) Comprehensive General Liability Insurance. Comprehensive
            general liability insurance, on an occurrence basis in the amount of $1,000,000 per occurrence per Mortgaged Property and $3,000,000 in the aggregate per Mortgaged Property covering each Loan Party, each of its Subsidiaries and the Agent against claims for bodily injury, death and property damage (including claims and legal liability to the extent insurable imposed upon the Agent and all court costs and attorneys' fees and expenses), arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Mortgaged Property or occurring in, upon or about or resulting from each Mortgaged Property, or any drive, sidewalk, curb or passageway adjacent thereto (to the extent insurable), which insurance shall include blanket contractual liability coverage which insures contractual liability (to the extent insurable) under the indemnification set forth in subsection 8.3 of this Agreement (but such coverage or the amount thereof shall in no way limit such indemnification), garage liability (if applicable), products liability (if applicable) and elevator liability (if applicable) coverage and during any period of construction of any Improvements, owner's and contractor's protective liability coverage, including completed operations liability coverage.

                  (b) Employer's Liability. Employer's liability insurance on such basis and in such amounts as shall be reasonably required by the Agent.

                  (c) Public Liability and Property Damage. Broad form public liability and property damage insurance on an occurrence basis in connection with any Renovation being performed at any Mortgaged Property, to be carried by any contractor or construction manager or by any Person, including any Loan Party or any of its Subsidiaries, performing a similar function, including "Course of Construction" coverage in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate.

                  (d) Liquor Liability and Dram Shop Insurance. Liquor liability and dram shop insurance on such basis and in such amounts as shall be reasonably required by the Agent.


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                  (e) Umbrella Liability. Umbrella liability to be maintained in excess of the comprehensive general liability, employer's liability, public liability and property damage, liquor liability and dram shop insurance required pursuant to subsections 5.10A(iii)(a) through 5.10A(iii)(d) above, inclusive, in an amount not less than $50,000,000 per occurrence and in the annual aggregate, written on a per location basis covering all the Mortgaged Properties.

            (iv) Additional Insurance. Each Loan Party shall procure and maintain, and shall cause each of its Subsidiaries to procure and maintain, such other insurance with respect to the Mortgaged Properties against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties.

      B. POLICY PROVISIONS. Each policy of insurance maintained in respect of any Loan Party, any of its Subsidiaries and/or any Mortgaged Property pursuant to this subsection 5.10 shall (a) in the case of each category of public liability insurance, name such Loan Party or such Subsidiary, as the case may be, as insured and name the Agent (for the benefit of the Lenders) as an additional insured, and in the case of all other insurance required under this Agreement (other than any such policy maintained solely in respect of one or more hotel properties that is not a Mortgaged Property), name the Agent (for the benefit of the Lenders) as an additional insured or as a loss payee, as Agent shall require; (b) except in the case of public liability insurance and workers' compensation insurance, provide that all proceeds thereunder shall be payable to the Agent pursuant to a standard first mortgagee endorsement, without contribution, that all losses with respect to each Mortgaged Property shall be paid directly to the Agent, without contribution by any similar insurance carried by the Agent and that adjustment and settlement of any material loss shall be subject to the reasonable approval of the Agent; (c) include effective waivers by the insurer of all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Agent to pay the premiums and continue any insurance upon failure of such Loan Party or such Subsidiary, as the case may be, to pay premiums when due, upon the insolvency of such Loan Party or such Subsidiary, as the case may be, or through foreclosure or other transfer of title to such Mortgaged Property; (e) provide that such insurance shall not be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by such Loan Party or such Subsidiary, as applicable, the Company, the Agent, the Lenders or any other named insured, additional insured or loss payee, except for the willful misconduct of the Agent or the Lenders knowingly in violation of the conditions of such policy, the occupation or use of such Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, any foreclosure or other proceeding or notice of sale relating to such Mortgaged Property or any change in the possession of such Mortgaged Property without a change in the identity of the holder of actual title to such Mortgaged Property (provided that with respect to items (3) and (4) any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater than $50,000 (or, with respect to coverage for wind damage or earthquake damage, such greater amount as shall not exceed 5% of the affected Mortgaged


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Property's agreed value); (g) contain an endorsement providing that none of the
Agent, the Lenders or such Loan Party or such Subsidiary, as applicable, shall be, or shall be deemed to be, a co-insurer with respect to any risk insured by such policy; and (h) provide that if all or any part of such policy shall be canceled or terminated, or shall expire, the insurer will forthwith give notice thereof to each named insured, additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least 30 days (or 10 days in the case of non-payment for premiums) after receipt by each named insured, additional insured and loss payee of written notice thereof.

      C. INCREASES IN COVERAGE. The policy limits of any policy of insurance required hereunder shall be increased from time to time to reflect what a reasonable prudent owner of land and improvements similar in type and locality to each Mortgaged Property would carry.

      D. PAYMENT OF PROCEEDS. If any such insurance proceeds required to be paid to the Agent are instead made payable to the Company or any Loan Party or Subsidiary thereof, the Company hereby appoints the Agent as its attorney-in-fact, irrevocably and coupled with an interest, to endorse and/or transfer any such payment to the Agent. Notwithstanding anything to the contrary contained herein, all Insurance Proceeds attributable to insurance required pursuant to subsection 5.10A(i)(e) shall be paid to and retained by the applicable Loan Party so long as no Event of Default shall be continuing.

      E. DELIVERY OF COUNTERPART POLICIES; EVIDENCE. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent on or prior to the Restatement Closing Date valid evidence of insurance acceptable to the Agent for the policies of insurance required by this Agreement or any other Loan Document to be carried evidencing (i) the issuance of such policies, (ii) the payment of all premiums payable for the period ending not earlier than the first anniversary of the Closing Date and (iii) coverage which meets all of the requirements set forth in this Agreement. At each time after the Restatement Closing Date that any Loan Party or any of its Subsidiaries is required by this Agreement or by any Security Document or any other Loan Document to deliver evidence of insurance, such Loan Party shall deliver, or shall cause such Subsidiary to deliver, such evidence of valid policies of insurance acceptable to the Agent evidencing (a) the issuance of the policies of insurance required by this Agreement or other Loan Document to be carried, (b) the payment of all premiums then due to the applicable insurer, (c) coverage which meets all of the requirements set forth in this Agreement or other Loan Document, and (d) that the required policies are in full force and effect.

      F. REPLACEMENT OR RENEWAL POLICIES. Not less than 10 days prior to the expiration, termination or cancellation of any insurance policy which any Loan Party or any of its Subsidiaries is required to maintain hereunder, such Loan Party shall obtain, or shall cause such Subsidiary to obtain, a replacement or renewal policy or policies (or a binding commitment for such replacement or renewal policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the


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Agent a valid binder in respect of such policy or policies in the same form and containing the same information as the expiring policy or policies required to be delivered by each Loan Party and its Subsidiaries pursuant to subsection 5.10E or a copy of the binding commitment for such policy complying with all the requirements of this subsection, followed by a certified true copy of the policy or policies when issued.

      G. MATERIAL CHANGE IN POLICY. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent concurrently with each material change in any insurance policy covering any part of the Mortgaged Properties required to be maintained by each Loan Party and its Subsidiaries hereunder, a valid binder or policy endorsement with respect to such changed insurance policy certified by the insurance company issuing such policy, in the same form and containing the same information as the original evidence of insurance required to be delivered by each Loan Party and its Subsidiaries pursuant to subsection 5.10E.

      H. REPORTS OF INSURANCE BROKER. Upon request of the Agent, for so long as any portion of the Loans is outstanding, each Loan Party shall, and shall cause each of its Subsidiaries to, within 120 days following the end of each calendar year commencing with the end of 1997, and concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to subsection 5.10F deliver to the Agent a report from a reputable and experienced insurance broker, or from the insurer, setting forth the particulars as to all insurance obtained by any Loan Party or any of its Subsidiaries pursuant to this subsection 5.10 and then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, that the same are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies in all material respects with the requirements of this subsection (or if such report shall not be available after such Loan Party or such Subsidiary shall have used reasonable efforts to provide the same, such Loan Party or such Subsidiary, as applicable, will deliver to the Agent an Officer's Certificate containing the information to be provided in such report).

      I. SEPARATE INSURANCE. Each Loan Party will not take out, nor will it permit any of its Subsidiaries to take out, separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this subsection unless such insurance complies with all of the requirements of this subsection.

5.11  CASUALTY AND CONDEMNATION.

      A. NOTICE OF CASUALTY. Upon the occurrence of any damage to or loss or destruction of all or any portion of any Mortgaged Property, whether or not covered by insurance, which results in, or is reasonably expected to result in, any Insurance Proceeds, (i) the Company shall promptly deliver to the Agent written notice of the same which shall, among other things, describe such casualty, and (ii) as soon as practicable but in any event prior to the commencement of Restoration of such Mortgaged Property, the Company shall inform the Agent of the details of such casualty, including the Company's plans with respect thereto.


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      B. INSURANCE PROCEEDS. All Insurance Proceeds in respect of a Mortgaged
Property or (other than Insurance Proceeds attributable to insurance required pursuant to subsection 5.10A(ii) and (iii) and 5.10A(i)(e)) and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent on behalf of the Lenders is authorized, at its option, to collect and receive all of the same and to give proper receipts and acquittances therefor; provided, however, that such Loan Party shall have the right to cause the Agent to apply Insurance Proceeds in accordance with subsections 5.11E, 5.11F and 5.11G. Each Loan Party agrees to execute and to cause each of its Subsidiaries to execute such further assignments and pledges of any Insurance Proceeds in respect of Mortgaged Properties as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Insurance Proceeds lawfully or equitably payable in respect of any such Mortgaged Property. In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Insurance Proceeds in respect of any Mortgaged Property in excess of $300,000 without the prior written consent of the Agent, which shall not be unreasonably withheld, delayed or conditioned. If any Loan Party or any of its Subsidiaries receives any Insurance Proceeds resulting from such casualty in respect of any Mortgaged Property, such Loan Party shall promptly endorse and transfer, or cause such Subsidiary to endorse and transfer, such Insurance Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or such Subsidiary, as applicable, shall hold such Insurance Proceeds in trust for the benefit of the Agent and shall not commingle such Insurance Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person. If, prior to the receipt by the Agent of such Insurance Proceeds, any Mortgaged Property shall have been transferred upon foreclosure of the applicable Mortgage (or by deed in lieu thereof), (x) the property transferred in such foreclosure (or deed in lieu) shall include the right to collect such Insurance Proceeds to the extent permitted by law and (y) to the extent not included in the property transferred, the Agent shall have the right to receive such Insurance Proceeds to the extent of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Insurance Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. Upon the occurrence and during the continuance of an Event of Default (but not otherwise), the Agent is hereby authorized and empowered by the Company to settle, adjust or compromise any claims for damage, destruction or loss thereunder, with or without the consent of any Loan Party or any of its Subsidiaries (and the Company hereby irrevocably appoints and constitutes the Agent as the Company's lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose).

      C. NOTICE OF CONDEMNATION; NEGOTIATION AND SETTLEMENT OF CLAIMS. The Loan Parties shall, and shall cause their respective Subsidiaries to, promptly deliver written notice to the Agent upon obtaining knowledge of the institution, or the proposed institution, of any bona fide action or proceeding for the Taking of all or any portion of any Mortgaged Property which will cost (or may reasonably be expected to cost) more than $300,000 to Restore. The Agent shall have the right to participate in any negotiation, action or proceeding relating to any such action or proceeding affecting any Mortgaged Property, and no settlement or compromise of any


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
claim in connection with any such action or proceeding shall be made without the consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned. Upon the occurrence of any Taking with respect to a Mortgaged Property which will cost (or may reasonably be expected to cost) more than $300,000 to Restore, as determined by the Company and so certified in an Officer's Certificate delivered to the Agent, as soon as practicable thereafter but in any event prior to the commencement of any Restoration of such Mortgaged Property, the Company shall deliver to the Agent a written notice of renovation or restoration which shall, among other things, describe the applicable Taking, the Company's plans with respect to Restoration of such Mortgaged Property.

      D. CONDEMNATION PROCEEDS. All Condemnation Proceeds in respect of each of the Mortgaged Properties and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent on behalf of the Lenders is authorized, at its option, to collect and receive all such Condemnation Proceeds and to give proper receipts and acquittances therefor; provided, however, that such Loan Party shall have the right to cause the Agent to apply Condemnation Proceeds in accordance with subsections 5.11E, 5.11F and 5.11G. Each Loan Party agrees to execute, and to cause each of its Subsidiaries to execute, such further assignments of any Condemnation Proceeds in respect of any Mortgaged Property as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Condemnation Proceeds lawfully or equitably payable in respect of such Mortgaged Property. In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Condemnation Proceeds in excess of $300,000 in respect of any Mortgaged Property without the prior written consent of the Agent, which shall not be unreasonably withheld, delayed or conditioned. If any Loan Party or any of its Subsidiaries receives any Condemnation Proceeds resulting from such condemnation in respect of any Mortgaged Property, such Loan Party or such Subsidiary shall promptly endorse and transfer such Condemnation Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or Subsidiary, as the case may be, shall hold such Condemnation Proceeds in trust for the benefit of the Agent and shall not commingle such Condemnation Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person. If, prior to the receipt by the Agent of such Condemnation Proceeds, the portion of the Mortgaged Property, subject to such action or proceeding shall have been sold on foreclosure of the applicable Mortgage (or by deed in lieu thereof), the Agent shall have the right to receive such Condemnation Proceeds to the extent
(x) such Condemnation Proceeds are attributable to a Taking occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Condemnation Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. Upon the occurrence and during the continuance of an Event of Default (but not otherwise), the Agent is hereby authorized and empowered by each Loan Party to settle, adjust or compromise any claims for Condemnation Proceeds with or without the consent of such Loan Party or any of its Subsidiaries (and the Company hereby irrevocably appoints and constitutes the Agent as


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
the Company's lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose).

         E. CERTAIN MINOR CASUALTIES AND TAKINGS. In the event of any casualty or Taking with respect to a Mortgaged Property, which will cost (or may reasonably be expected to cost) less than $300,000 to Restore, as determined by the Company and so certified in an Officer's Certificate delivered to the Agent:

                  (i) the Company shall commence the Restoration of such Mortgaged Property and may deliver to the Agent, no more frequently than once in any thirty day period, an Officer's Certificate to the Agent certifying (a) the aggregate amount of expenditures made by the Company in furtherance of the Restoration since the commencement of the Restoration or, if applicable, the delivery of the preceding Officer's Certificate and (b) if applicable, that the Restoration has been completed;

                  (ii) upon receipt of an Officer's Certificate pursuant to clause (i) above, the Agent shall reimburse the Company for the expenditures referred to in such Officer's Certificate in an aggregate amount not greater than the amount of Insurance Proceeds then held by the Agent with respect to such casualty or Taking and, the Restoration is complete, pay to the Company all remaining Insurance Proceeds then held by the Agent with respect to such casualty or Taking to the Company.

         F. REDUCTION OF BORROWING BASE. In the event of any casualty or Taking with respect to a Mortgaged Property, which will cost (or may reasonably be expected to cost) more than $300,000 to Restore, as determined by the Company and so certified in an Officer's Certificate delivered to the Agent, the Company shall elect by written notice delivered to the Agent as soon as practicable thereafter, but in any event before the earlier of (i) twenty-one (21) days after the occurrence of such casualty or Taking and (ii) the commencement of the Restoration of such Mortgaged Property, either:

                  (a) to Release such Mortgaged Property pursuant to subsection 2.11, prepay the Loans to the extent required by subsection 2.5B(iv) and recompute the Borrowing Base as provided in subsection 2.5B(iii) or

                  (b) if all the following conditions shall be satisfied, to Restore such Property pursuant to subsection 5.11G:

                           (1) the Maturity Date shall then not have occurred;

                           (2) no Potential Event of Default or Event of Default
                  shall have occurred and be continuing;

                           (3) the Agent shall have determined that the Company
                  is in compliance in all respects with the provisions of subsection 5.11G;


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
                           (4) the Agent shall have determined, in its
                  reasonable discretion, that Restoration of such Property is, under the circumstances then existing, physically and economically feasible and can be completed in accordance with subsection 5.11G on or before a date not less than six months prior to the Maturity Date;

                           (5) the Loan Parties and their respective
                  Subsidiaries shall have business interruption insurance complying with subsection 4.10 in an amount at least equal to the reduction in Property EBITDA with respect to such Mortgaged Property, if any, which the Company reasonably expects to suffer during the period of Restoration;

                           (6) either (A) the Net Insurance/Condemnation
                  Proceeds shall be sufficient to complete the costs of such Restoration, as determined by the Agent in its reasonable discretion, or (B) the Loan Parties and their respective Subsidiaries shall have provided a letter of credit satisfactory to the Agent, in its reasonable discretion (or other collateral reasonably satisfactory to the Agent), for the amount of any shortfall in the amount of Net Insurance/Condemnation Proceeds necessary to cover the costs to complete such Restoration.

         If the Loan Parties and their respective Subsidiaries shall fail to satisfy the conditions set forth in clause (b) of the preceding sentence or in subsection 5.11G with respect to the related Mortgaged Property, or shall fail to diligently and continuously prosecute the Work to completion, as determined by the Agent, in its reasonable discretion, then, the Borrowing Base shall be recomputed as provided in subsection 2.5B(iii), the Company shall prepay the Loans to the extent required by subsection 2.5B(iv) and the Agent shall apply any or all remaining Insurance Proceeds or Condemnation Proceeds, as applicable, towards such prepayment and the Mortgaged Property shall be Released pursuant to subsection 2.11.

         G. RESTORATION WITH NET INSURANCE/CONDEMNATION PROCEEDS. In the event of any casualty or Taking with respect to a Mortgaged Property, which will cost (or may reasonably be expected to cost) more than $300,000 to Restore, as determined by the Company and so certified in an Officer's Certificate delivered to the Agent, if any of the Loan Parties and their respective Subsidiaries elects to Restore a Mortgaged Property, pursuant to this subsection 5.11G and the conditions set forth in clause (ii) of the first sentence of subsection 5.11F are satisfied, all Net Insurance/Condemnation Proceeds shall be held by the Agent in an interest-bearing account at the Agent, with all interest to be held therein until completion and final inspection of the Work, and shall be applied by the Agent to the payment of the cost of Restoring such Mortgaged Property so damaged or destroyed or of the portion or portions of such Mortgaged Property not so Taken (the "WORK") and shall be paid out from time to time to the Company as the Work progresses, subject to retainage as determined by the Agent and otherwise in accordance with any conditions reasonably imposed by the Agent but subject to each of the following conditions:

                  (i) The Company shall promptly (and in any event within 90 days after the applicable casualty or Taking) commence, or cause the commencement of, Restoration of such Mortgaged Property.

                  (ii) If the Work is structural or if the cost of the Work, as estimated by the Company, shall exceed with respect to a Mortgaged Property, the lesser of 25% of the Property Amount with respect to such Mortgaged Property and $300,000, the Work shall be in the charge of an architect or Engineer. Before any Loan Party or any of its Subsidiaries commences any Work, other than temporary work to protect property or prevent interference with business, the Agent shall have approved the plans and specifications and the general contract for the Work to be submitted by such Loan Party or such Subsidiary, which approval shall not be unreasonably withheld, delayed or conditioned. Such plans and specifications shall provide for such Work that, upon completion thereof, the Improvements shall (x) be in compliance in all material respects with all Applicable Laws and (y) be at least equal in value and general utility to the Improvements which were on such Property prior to the casualty or Taking. Such plans and specifications shall be accompanied by (1) a signed estimate of the Company, or, if an architect or Engineer is required to supervise the Work, such architect or Engineer, stating the estimated cost of completing the Work, which estimate shall bear the architect's or Engineer's seal if not made by the Company and (2) to the extent necessary at such stage of the Work, certified copies of all Authorizations required in connection with the commencement and performance of the Work.

                  (iii) Each request for payment shall be made on seven days' prior notice to the Agent and shall be accompanied by paid invoices and by a certificate to be made by such architect or Engineer, if one be required under clause (ii) above, otherwise by an Officer's Certificate of the Company, stating (a) that all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said clause (ii) above, (b) that the sum requested is justly required to reimburse any of the Loan Parties and their respective Subsidiaries for payments made by the applicable Loan Party or Subsidiary thereof to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Agent does not exceed the cost of the Work done to the date of such certificate, and
         (c) that either (x) the amount of such proceeds remaining in the hands of the Agent, or (y) the amount of such funds, plus funds in the hands of the applicable Loan Party or Subsidiary thereof from other sources irrevocably committed to the completion of the Work in a manner satisfactory to the Agent (including delivery of such funds to the Agent for application to pay the costs of the Restoration), will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Agent may require an estimate of the cost of such completion).


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
                  (iv) Each request shall be accompanied by waivers of lien satisfactory to the Agent covering that part of the Work for which payment or reimbursement is being requested and by a search prepared by the Title Company satisfactory to the Agent establishing that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Agent and insuring the continued priority of the Mortgage and Assignment of Rents and Leases on such Mortgaged Property.

                  (v) The request for any payment after the Work has been completed shall be accompanied by (a) evidence that the improvements being rebuilt, repaired or restored have been accomplished in accordance with all Applicable Laws and the certificate of occupancy, if applicable; and (b) final lien waivers for all labor, materials and supplies from all contractors, subcontractors and materialmen.

                  (vi) After commencing the Work, the Company shall, subject to Excusable Delays, perform, or shall cause the applicable Loan Party or Subsidiary thereof to perform, the Work diligently and in good faith in a good and workmanlike manner to completion in accordance with the approved plans and specifications, if applicable.

                  (vii) The Company shall have obtained and maintained, or shall have caused the applicable Loan Party or Subsidiary thereof to obtain and maintain, completed value builders' risk (all risk) insurance with an insurer reasonably satisfactory to the Agent, and with loss payable to the Agent.

                  (viii) The Agent shall have received, or the Company shall have done, each other item reasonably requested by the Agent.

         All costs and expenses of any Restoration, including, without limitation, any Work, Engineer's fees, architect's fees or contractors fees and the cost and expenses of complying with this subsection 5.11G, shall be for the account of the Company.

         Upon completion of the Work and payment in full therefor, the Agent will return to the Company the amount of any unspent Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Agent on account of the casualty or Taking that necessitated such Work, together with all undisbursed accrued interest thereon. Nothing in this subsection shall prevent the Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Potential Event of Default or Event of Default under this Agreement or any other Loan Document.

         H. ENGINEER'S INSPECTION. At any time after the Agent becomes aware of a casualty or Taking involving an aggregate amount in excess of $300,000 (as reasonably determined by the Company and so certified in an Officer's Certificate delivered to the Agent) the Agent may hire an independent engineer to inspect the applicable Mortgaged Property and the Agent may


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deem any related Restoration not complete unless the engineer approves the
Restoration. The cost of such inspection shall be for the account of the Company.

5.12     RENOVATIONS.

         A. NOTICE OF RENOVATION; RENOVATION PLANS. If the Company or any of its Subsidiaries intends to Renovate any Mortgaged Property and such Renovation shall constitute a Material Renovation/Restoration, the Company shall, prior to the commencement of any such Renovation, deliver to the Agent the following: (i) a written notice of renovation or restoration with respect thereto, which shall, among other things, described the Company's plans with respect to such Renovation and the nature and extent of any interruption in operations (including the percentage of available rooms that will be out-of-order and the duration of any such unavailability) caused by the Renovation; (ii) a project budget (as revised and supplemented from time to time in accordance with this subsection 5.12A, the "RENOVATION BUDGET") satisfactory in form to the Agent and setting forth, among other things, the aggregate costs for such Renovation, and the aggregate cost for each line item in such budget; (iii) an estimated time schedule for such Renovation, satisfactory in form to the Agent and setting forth, among other things, the projected completion date, the number of rooms that will be unavailable for business as a result of such Renovation and the duration of such unavailability; (iv) a description of such Renovation in reasonable detail as may be requested by the Agent (as revised and supplemented from time to time in accordance with this subsection 5.12A, the "RENOVATION PLANS") which shall be reasonably satisfactory in form and substance to the Agent; and (v) all such other information or materials with respect to the Renovation that the Agent may reasonably request. In the event the Company, or any applicable Subsidiary changes the scope of the intended Renovation, revises the Renovation Budget (including the estimated amounts contained therein), or revises or modifies the Renovation Plans, the Company shall promptly deliver to the Agent a supplement to the Renovation Budget or Renovation Plans or a revised Renovation Budget or revised Renovation Plans, as applicable, which shall be satisfactory in form and substance to the Agent.

         B. CONDUCT OF RENOVATION; COSTS. The Company shall, or shall cause its Subsidiaries to, complete the Renovation promptly, in a good and workmanlike manner and in accordance with the Renovation Plans. All costs and expenses of any Renovation, including, without limitation, the cost and expenses of complying with this subsection 5.12, shall be for the account of the Company.

         C. COMPLETION CERTIFICATE. Upon completion of the Renovation, the Company shall promptly deliver to the Agent a written notice of completion with respect thereto.

         D. ENGINEER'S INSPECTION. At any time after the Agent becomes aware of a Renovation involving an aggregate amount in excess of $300,000 (as reasonably determined by the Company and so certified in an Officer's Certificate delivered to the Agent), the Agent may, hire an independent engineer to inspect the applicable Mortgaged Property and the related


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
Renovation and the Agent may deem such Renovation not complete unless the engineer approves such Renovation. The cost of such inspection shall be for the account of the Company.

5.13  BRUNDAGE CLAUSE.

      In the event of the enactment of or change in (including a change in interpretation of) any Applicable Law (i) deducting or allowing any Loan Party or any of its Subsidiaries to deduct from the value of any Mortgaged Property for the purpose of taxation any Lien thereon, (ii) subjecting any Lender to any tax in respect of, or changing the basis of taxation in respect of, the Mortgages, or the manner of collection of such taxes, or (iii) for the taxation of mortgages or debts secured by mortgages or in the means of collection of any such tax, in each such case, so as to affect any Lender or the Notes or the Mortgages or any other Loan Document, and the result is to increase the taxes imposed upon or the cost to any Lender of maintaining the Loans, or to reduce the amount of any payments receivable under the Notes, the Mortgages or any other Loan Document, or to invalidate the Lien created by any Security Document, then, in any such event, the Company shall, within ten days of receipt of a request therefor, pay to such Lender additional amounts to compensate for such increased costs or reduced amounts; provided, however, that if any Lender makes such a request, or if the Lien created by any Security Document may be invalidated, then the Company shall have the right, and, in the case of such invalidation, shall have the obligation, to reduce the Commitments and prepay the Loans, in accordance with the provisions of this Agreement and the Notes; provided further, however, that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Loans wholly or partially usurious under Applicable Law, then the Agent may, in its sole discretion, declare the Loans immediately due and payable and/or require the Company to pay or reimburse the Lenders for payment of the lawful and non-usurious portion thereof not less than 180 days after notice of such declaration.

5.14  INTEREST RATE PROTECTION.

      In the event and to the extent that the sum of (i) the aggregate principal amount of the Loans plus (ii) the aggregate principal amount of other Indebtedness of the Company and its Subsidiaries bearing interest or requiring other payments to be made based on a rate that is not fixed to maturity exceeds 50% of the Consolidated Total Indebtedness ("EXCESS DEBT") of the Company and its Subsidiaries, then, within five Business Days from the day such excess occurs, the Company shall obtain and thereafter shall maintain (until such time as no such Excess Debt is outstanding) interest rate protection on terms and with counterparties acceptable to the Agent in a notional amount at least equal to the Excess Debt as in effect from time to time.

5.15 CASH MANAGEMENT SYSTEM; AGENT RIGHTS; APPLICATION OF CASH FLOW; DEPOSITORY ACCOUNT NAMES.

      A. CASH MANAGEMENT SYSTEM. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain the Cash Management System as described in
Schedule 4.23; provided that the Company shall deliver the Cash Management Letter for each account in the Cash


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
Management System to the Agent no later than the date that is 90 days after the Restatement Closing Date or shall close any account with respect to which a Cash Management Letter cannot be obtained and open a substitute account with respect to which a Cash Management Letter can be delivered by such date; provided, further, that each Loan Party may open and close Local Accounts and make other changes to the Cash Management System in the ordinary course of business upon prior written notice to the Agent and as long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, (ii) such changes, either individually or in the aggregate are not adverse to either the Agent or any Lender (in its capacity as a Lender) or impair any rights, priority or perfection of the Agent under the Security Documents, (iii) in the case of any closing of any Local Account, a replacement Deposit Account reasonably satisfactory to the Agent is opened by such Loan Party or such Subsidiary, as the case may be, and a Cash Management Letter is entered into with respect to such replacement Deposit Account prior to the closing of such Local Account and (iv) except as expressly permitted by this subsection 5.15A, all Receipts of each Loan Party continue to be collected and distributed pursuant to procedures subject to Cash Management Letters at all times.

      B. AGENT RIGHTS. All funds on deposit in the Local Accounts of each Loan Party and each of its Subsidiaries shall be transferred at least weekly to the Concentration Account, and each Loan Party agrees to perform and comply and to cause each of their respective Subsidiaries to perform and comply with the following covenants and agreements:

            (i) Receipts shall be received and held by the Company and such Subsidiary and any of their respective officers, employees, agents, managers or other Persons acting for or in concert with the Company or such Subsidiary to make collections for or on behalf of the Company or such Subsidiary (collectively, "COLLECTING AGENTS"), in trust for the Agent as Collateral. Notwithstanding any other provision of this Agreement or any other Loan Document, all Receipts shall be paid by the obligor thereon into the Deposit Accounts subject to the Cash Management System. At least weekly, each Loan Party, or any Collecting Agent, shall deposit or shall cause to be deposited, all Receipts into the Concentration Account or other Deposit Accounts included in the Cash Management System and (except as expressly permitted pursuant to subsection 5.15A) subject to Cash Management Letters on or before the first Business Day following receipt thereof after receipt in the applicable accounting office of the Company or such Subsidiary, as applicable and as soon as practical in the case of Receipts received in any other manner.

            (ii) As long as no Event of Default shall have occurred and be continuing, unless otherwise notified by the Company, the Agent shall instruct the Cash Manager to transfer Receipts on deposit in the Concentration Account to another account maintained by the Company at the Cash Manager and designated in writing by the Company to the Cash Manager; provided that such instructions by the Agent to the Cash Manager may be in the form of standing instructions that authorize the Cash Manager to transfer amounts in accordance with the Company's request until the Agent notifies the Cash Manager otherwise. Upon the occurrence and during the continuance of an Event of

         Default, the Agent may instruct the Cash Manager to transfer amounts on deposit in the Concentration Account to an account maintained at the Agent.

                  (iii) Effective upon the occurrence and during the continuance of an Event of Default without the need of any further action by Loan Parties, each Loan Party irrevocably makes, constitutes and appoints the Agent, and all Persons designated by Agent for that purpose (including the Cash Manager), at any time, as such Loan Party's true and lawful attorney-in-fact to endorse such Loan Party's name on any checks, notes, drafts or any other form of payment relating to Collateral or Receipts or proceeds of Collateral or Receipts that come into the Agent's or the Cash Manager's possession or under the Cash Manager's or the Agent's control; provided, however, that such appointment by such Loan Party of the Agent as such Loan Party's attorney-in-fact shall in no case impose upon the Agent or any such Person any obligation or duty to take any actions on behalf of such Loan Party or any fiduciary obligations with respect to such Loan Party.

         C.       APPLICATION OF CASH FLOW.

         Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion in accordance with subsection 5.15B(iv), apply funds on deposit in the Deposit Accounts and other Receipts received by the Agent, (i) to the payment of (a) all Operating Expenses for the Mortgaged Properties; (b) all scheduled payments of rent, principal or interest with respect to the Indebtedness permitted hereunder related to the Mortgaged Properties; and (c) real estate taxes related to the Mortgaged Properties;and/or
(ii) to the payment of the Obligations. In the event that the Agent determines to apply funds or Receipts to the payment of the foregoing expenses, the Company shall deliver to the Agent (x) within five days of the first day of each calendar month, a budget setting forth the estimated Operating Expenses and other amounts set forth above for such calendar month, (y) within three Business Days of the date on which the Company desires a disbursement to be made, but not more frequently than once in any calendar week, a request for disbursements with respect to Operating Expenses and amounts set forth above for such calendar week and (z) such other budgets and related information as the Agent may request, in its sole discretion. Upon receipt of any such request for disbursements, the Agent may, in its sole discretion, transfer or instruct the Cash Manager to transfer funds on deposit in the Concentration Account to an interest bearing operating account of the Company at the Agent which account shall be pledged to secure the Obligations in a manner satisfactory to the Agent in its sole discretion to be applied to the payment of amounts set forth in such request for disbursements and approved by the Agent.

         D. NAMES ON DEPOSITORY ACCOUNTS. The Company shall cause each Local Account listed on Schedule 4.23 annexed hereto in respect of a Mortgaged Property to be changed to the extent necessary so that such Deposit Account is, at all times on and after the Closing Date, maintained by and in the name of the Company or any Mortgaged Property Subsidiary.


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
5.16     CAPITAL EXPENDITURES.

         On the first Business Day of each calendar quarter commencing January 1, 1998 the Company shall do the following:

                  (i) either (a) deposit or cause to be deposited into the Capital Reserve Account an amount equal to the remainder of (1) a percentage of Property Gross Revenues for each of the Mortgaged Properties for the 12 most recently completed calendar months for which the Agent and the Lenders have received the financial statements referred to in subsection 5.1(i) based on the number of complete, consecutive calendar months each such Mortgaged Property has been in full operation following the completion of construction thereof as of the end of such preceding calendar quarter, as set forth below:

             MONTHS                                  PERCENTAGE
             ------                                  ----------
             less than 12                                2%

             more than 12 but less than 24               3%


             more than 24                                4%

minus (2) the aggregate amount that shall have been incurred by the Company or its Subsidiaries for Capital Items in respect of such Mortgaged Properties for such calendar quarter or (b) if no Event of Default or Potential Event of Default then exists, increase the amount of the Total Utilization by the amount calculated pursuant to clause (a) above; and

                  (ii) deliver to the Agent a schedule with respect to (a) the allocation of such amount among such Mortgaged Properties, which allocation shall reflect the amounts determined with respect to the Mortgaged Properties pursuant to the preceding clause (i), and (b) the allocation of the resulting balance in the Capital Reserve Account among the Mortgaged Properties, which allocation shall reflect the allocation of all deposits in the Capital Reserve Account pursuant to this subsection 5.16 and all transfers therefrom pursuant to this subsection 5.16.

So long as no Event of Default or Potential Event of Default has occurred and is continuing, upon the Company's written request and not more frequently than once each month, the Agent shall transfer funds to the Company then on deposit in the Capital Reserve Account for the payment of costs of Capital Items or for the deposit of funds into Other Capital Reserve Accounts, in each case in amounts not greater than the amount of funds then required by the terms of the related Indebtedness to be so deposited; provided, however, that the aggregate amount of such funds applied towards Capital Items or for deposit in Other Capital Reserve Account in respect of any Property shall not exceed the aggregate amount of funds deposited in the Capital Reserve Account in respect of such Property. Together with each such request, the


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Company shall deliver to the Agent, upon the request of the Agent, copies of bills and other documentation as may be reasonably required by the Agent to establish that such Capital Items or such deposits in such Other Capital Reserve Accounts, as the case may be, are then due.

5.17  MANAGEMENT OF PROPERTIES; LIQUOR LICENSES.

      A. MANAGEMENT OF PROPERTIES. The Company shall (i) manage and operate each of the Mortgaged Properties in a commercially reasonable and prudent manner, and
(ii) to the extent the Company charges a fee for managing any Mortgaged Property, not charge more than would be charged by an independent third party providing such services. No Person other than the Company shall have substantial authority over the management and operation of any Mortgaged Property.

      B. LIQUOR LICENSES. The Company shall cause each liquor license related to any Mortgaged Property to be issued to, and held in the name of, the Company.

5.18  FURTHER ASSURANCES.

      A. ASSURANCES. Without expense or cost to the Agent or the Lenders, each Loan Party shall, and shall cause each of its Subsidiaries to, from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, pledges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents and to subject any Mortgaged Property or other items of Collateral, intended now or hereafter to be covered, to the Liens and security interests created by the Security Documents, to perfect and maintain such Liens and security interests, and to assure, convey, assign, transfer and confirm unto the Agent the property and rights hereby conveyed and assigned or intended now or hereafter to be conveyed or assigned or which any Loan Party or any such Subsidiary may be or may hereafter become bound to convey or to assign to the Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Promptly upon request or, in an emergency, upon demand, each Loan Party shall execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Loan Party, to the extent the Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Lien and security interest hereof upon the Collateral.

      B. EXECUTION OF SUBSIDIARY GUARANTIES. If any Subsidiary of the Company Guarantees the Mortgage Notes, the Senior Subordinated Notes or any other Indebtedness of the Company, such Subsidiary shall, concurrently with the effectiveness of such Guaranty, execute and deliver to the Agent a Guaranty of the Obligations satisfactory in form and substance to the Agent.


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

      C. FILING AND RECORDING OBLIGATIONS. Each Loan Party shall pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance, and shall pay all mortgage recording Taxes, transfer Taxes, general intangibles Taxes and governmental stamp and other Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance, or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance, and shall pay all stamp Taxes and other Taxes required to be paid on the Notes or any other Loan Document; provided, however, that such Loan Party may contest in good faith and through appropriate proceedings, any such Taxes, duties, imposts, assessments and charges; provided further, however, that such Loan Party shall pay all such Taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings. If any Loan Party fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of Tax foreclosure or otherwise, as determined by the Agent, in its sole discretion), the Agent may (but shall not be obligated to) pay the amount due and such Loan Party shall reimburse all amounts in accordance with the terms hereof. If Applicable Law prohibits any Loan Party from paying such Taxes, charges, filing, registration and recording fees, excises, levies, stamp Taxes or other Taxes, then the Agent may declare the Property Amount with respect to the applicable Mortgaged Property in accordance with the terms of this Agreement to be immediately due and payable without premium or penalty not less than 30 days after such declaration. Notwithstanding the foregoing, no Loan Party shall be obligated to pay any income, franchise or doing business taxes pursuant to this subsection 5.18C.

      D. COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Agent may, upon at least five days' prior notice to the Company, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agent, the Lenders, any Loan Party or any of its Subsidiaries, in which the Agent or any Lender is named or which the Agent in its sole discretion determines is reasonably likely to materially adversely affect any Mortgaged Property, or other Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Agent reasonably determines should be instituted to protect the interest or rights of the Agent and the Lenders in any Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. The Company agrees that all costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by the Company or reimbursed to the Agent, as the case may be, immediately upon demand.

      E. COSTS OF ENFORCEMENT. The Company agrees to bear and shall pay or reimburse the Agent and the Lenders in accordance with the terms of subsection
8.2 for all sums, costs and expenses incurred by the Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or Transfer in lieu of foreclosure) of this Agreement, any


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
Mortgage or any other Loan Document or any sale of all or any portion of any Mortgaged Property or all or any portion of the other Collateral.

      F. FURNISHING OF DOCUMENTS. The Company shall, at its sole cost and expense, furnish to the Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by a Loan Party pursuant to the terms of the Loan Documents.

      G. ZONING VIOLATIONS. Immediately upon the Company obtaining knowledge of any condition or event that could reasonably be expected to constitute a Zoning Violation, the Company shall notify the Agent of such condition or event. Upon obtaining knowledge of a Zoning Violation, the Agent, in its sole discretion, may require the Company, at the Company's sole cost and expense, to promptly within a reasonable time thereafter obtain ALTA Form 3.1 zoning endorsements, in form and substance satisfactory to the Agent, with respect to all or any portion of the Mortgaged Properties.



                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

      The Company covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations, the Company shall perform and shall cause each of its Subsidiaries to perform all covenants in this Section 6.

6.1   INDEBTEDNESS.

      The Loan Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, or otherwise become directly or indirectly liable with respect to, any Indebtedness or, solely to the extent in excess of $20,000,000, any Contingent Obligations or refinance, exchange or refund existing Indebtedness, or become liable with respect to any Guaranty, in each case owed to or for the benefit of any Person other than the Company or any of its Wholly Owned Subsidiaries that are guarantors of the Obligations; provided that, if (i) no Event of Default (or event subject to subsection 7.1A that would be an Event of Default with the lapse of time) has occurred and is continuing, (ii) the Company and its Subsidiaries are in compliance with subsections 6.6B and 6.6C (assuming, for purposes of such calculations, that (x) the Company has incurred Indebtedness in an amount equal to the amount of the proposed Indebtedness or Guaranty (i.e., Consolidated Total Indebtedness and Consolidated Interest Expense shall be adjusted to reflect the addition of the proposed Indebtedness and the removal of any Indebtedness repaid with the proceeds of such proposed Indebtedness)) and
(y) Consolidated EBITDA shall be increased by an amount equal to Property EBITDA with respect to any Property acquired in whole or in part with the proceeds of such Indebtedness for the portion of such period commencing on the first day of the period with


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
respect to which Consolidated EBITDA shall be calculated and ending on the day before such Acquisition Date, as the same shall be determined based upon the financial statements for such period required by clause (iii) of the definition of "Property Information" to be delivered with respect to such Property and such other information with respect thereto that may be provided by the Loan Parties and their respective Subsidiaries, subject to such adjustments as may be reasonably required by the Agent in its sole discretion to conform such financial statements and other information to the basis on which the Company's financial statements are prepared and (iii) the Company and its Subsidiaries are in compliance with the debt incurrence provisions of all other Indebtedness of the Company and its Subsidiaries, then the Company and its Subsidiaries may incur, create, assume, refinance, exchange, refund or otherwise become directly or indirectly liable for, Indebtedness or become liable with respect to Guaranties and Contingent Obligations, as the case may be, if such Indebtedness or Guaranties (and, if applicable, any security into which it is convertible or for which it is exchangeable), whether upon the happening of any event (excluding (i) the occurrence of an event of default provided that such event of default has not occurred and (ii) any payment due solely as a result of sales of assets or a change of control of the Company) or otherwise:

            (a) does not mature, become payable or require the payment of any principal amount thereof (or any other amount in lieu thereof) and, with respect to such Indebtedness, shall not be mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable at the option of the holder thereof, in whole or in part, before the date that is 91 days after the Maturity Date (as such Maturity Date may be extended pursuant to subsection 2.2F);

            (b) has required principal payments (or any other amount in lieu thereof), or payments to be made under a Guaranty, prior to the Maturity Date, but does not mature or become payable prior to the Maturity Date; provided that (1) the sum of the aggregate principal payments (or any other amount in lieu thereof) due in respect of Indebtedness incurred pursuant to this clause (b) after the Restatement Closing Date plus the aggregate amount of payments in respect of Guaranties does not exceed (y) $50,000,000 in the aggregate during the period from the Restatement Closing Date to and including the Maturity Date and (z) no more than the applicable amount set forth below during the corresponding year set forth below:

              PERIOD                                MAXIMUM AMOUNT
              ------                                --------------
              Restatement Closing Date-first          $10,000,000
              Anniversary

              first Anniversary-second                $10,000,000
              Anniversary

              second Anniversary-third                $15,000,000
              Anniversary

              third Anniversary-fourth                $15,000,000
              Anniversary

              fourth Anniversary-Maturity Date        $15,000,000

      and (2) such Indebtedness does not provide for aggregate amortization payments in any year in excess of the aggregate amount of amortization payments that would be due in respect of such Indebtedness if amortization were calculated on a level pay basis over a 15 year schedule;

            (c) refinances Indebtedness in existence on the Closing Date; provided that the aggregate amount of principal payments (or any other amounts in lieu thereof) due during the period from the Restatement Closing Date to and including the Maturity Date in respect of such refinancing Indebtedness does not exceed the aggregate amount of such payments due during the period from the Restatement Closing Date to and including the Maturity Date in respect of the Indebtedness that was refinanced;

            (d) is a guaranty by Homegate and its Subsidiaries (i) on a pari passu basis, of all obligations of the Company with respect to the Mortgage Notes and (ii) on an unsecured senior subordinated basis, of all the obligations of the Company with respect to the Senior Subordinated Notes, in each case, solely to the extent required by the terms of such Mortgage Notes or such Senior Subordinated Notes;

            (e) is Indebtedness incurred by Homegate pursuant to the BOA Loan Agreement and the aggregate principal amount of such Indebtedness does not exceed $30,000,000 at any time; or

            (f) in addition to any Indebtedness or Guaranties described in clauses (a)-(e) above, matures, becomes payable or requires the payment of any principal amount thereof (or any other amount in lieu thereof) prior to or after the Maturity Date; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (f) after the Closing Date shall not exceed $20,000,000.

6.2   LIENS AND RELATED MATTERS.

      A. PROHIBITION ON LIENS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Restricted Asset, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except (i) Permitted Encumbrances, (ii) pledges of stock of Subsidiaries in existence on the Closing Date and approved by the Agent and other pledges of the stock of a Subsidiary to secure transactions permitted under subsection 6.11, provided that


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
all of the assets of such Subsidiary and each Subsidiary of such Subsidiary are subject to such permitted sale-leaseback transaction, (iii) pledges of stock of a Subsidiary of the Company to secure Indebtedness of such Subsidiary; provided that substantially all the assets of such Subsidiary, and of all the Subsidiaries of such Subsidiary, are also pledged to secure such Indebtedness and such Indebtedness is not secured by the assets of, or otherwise recourse to, the Company or any of its other Subsidiaries.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Loan Party or any of its Subsidiaries shall create or assume any Lien upon any Restricted Asset, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, the Company shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, however, that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Agent or any Lender to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

         C. NO FURTHER NEGATIVE PLEDGES. The Loan Parties shall not and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien (whether in favor of the Lenders or otherwise) upon any of the Mortgaged Properties or other Collateral, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of Subsidiary's capital stock owned by the Company or any other Subsidiary of the Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (iii) make loans or advances to the Company or any other Subsidiary of the Company, or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reasons of:

                  (a) Existing Indebtedness in existence on the Restatement Closing Date, as in effect on the Closing Date;

                  (b) the Mortgage Note Indenture and the Mortgage Notes;

                  (c) the Senior Subordinated Note Indenture and the Senior Subordinated Notes;

                  (d) applicable law;

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
                  (e) any instrument governing Indebtedness or Capital Stock of a Persons acquired by the Company or any of its Subsidiaries or any Person that becomes a Subsidiary as in effect at the time of such acquisition or such Person becoming a Subsidiary (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to such acquisition or such Person becoming a Subsidiary, in contemplation of such acquisition or such Person becoming a Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (f) any instrument governing Indebtedness or Capital Stock of a Person who becomes a Guarantor as in effect at the time of becoming a Subsidiary Guarantor (except to the extent such Indebtedness was incurred in connection with or, if incurred within one year prior to the time of becoming a Subsidiary Guarantor, in contemplation of such Subsidiary Guaranty), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person who became a Subsidiary Guarantor

                  (g) by reason of customary non-assignment and net worth provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (e) above on the property so acquired;

                  (i) Indebtedness permitted pursuant to subsection 6.1(c) provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

                  (j) customary restrictions in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to security agreements and mortgages; or

                  (k) minimum net worth or other provisions contained in leases entered into by Subsidiaries of the Company permitted pursuant to subsection 6.11 which restrictions are not applicable to any Person, or the properties or assets of any Person, other than such Subsidiary.

6.3      INVESTMENTS AND JOINT VENTURES.

         The Loan Parties shall not and shall not permit any of their respective Subsidiaries to, directly or indirectly, make, from and after June 26, 1996, any Investment (other than Cash Equivalents) in any Subsidiary, Affiliate, Joint Venture or other entity, except that if (i) no

Event of Default or Potential Event of Default has occurred and is continuing and (ii) the Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date):

            (i) the Company and its Subsidiaries may make Investments in Subsidiaries, Affiliates, Joint Ventures or other entities engaged only in Hospitality Related Businesses (excluding casinos and other gaming properties) located in the United States of America in an aggregate amount not to exceed $75,000,000 at any time; provided, that the aggregate amount of such Investments (a) in any entity and all Affiliates of such entity (other than the Company) shall not exceed $25,000,000 at any time, (b) in any hotel property owned or leased by such entity shall not exceed $5,000,000 at any time and (c) in any hotel property owned or leased by such entity, together with all Investments in other hotel properties that secure Indebtedness that is cross-defaulted or cross-collateralized with Indebtedness secured by such hotel property, shall not exceed $10,000,000 at any time;

            (ii) the Company and its Subsidiaries may acquire notes receivable or other debt instruments secured by real property in an aggregate amount not to exceed $20,000,00 at any time; and

            (iii) the Company may make debt Investments in Brown Trout, or another entity approved by Majority Lenders, secured by mortgages or deeds of trust on real property in order to facilitate like-kind exchanges under
      Section 1031 of the Internal Revenue Code ("BROWN TROUT INVESTMENTS"); provided that (a) at the time such Brown Trout Investments are made (1) such Brown Trout Investments, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (2) the Company shall not, and shall cause its Subsidiaries to not, pledge or permit a lien on, or any security interest in, any such Brown Trout Investment, (b) each such Brown Trout Investment shall be secured by a perfected mortgage or deed of trust (a "RELATED MORTGAGE") on the property (the "RELATED PROPERTY") acquired or financed with the proceeds of such Brown Trout Investment, (c) each Related Property shall be leased to Company pursuant to a lease/option to purchase agreement (a "RELATED LEASE/PURCHASE AGREEMENT") that, among other things, shall give Company a valid and enforceable right to purchase, at Company's option, the Related Property for consideration in an aggregate amount not to exceed the amount of the applicable Investment by Company plus a nominal charge to exercise such option, (d) each Brown Trout Investment shall be evidenced by a promissory note (a "RELATED NOTE") that provides for (1) a market rate of interest and (2) annual interest at least equal to the rent payable by Company during such period pursuant to the applicable Related Lease/Purchase Agreement, (e) each Related Note, Related Mortgage, and Related Lease/Purchase Agreement shall be valid and enforceable and satisfactory in form and substance to Agent (provided, that any Related Note, Related Mortgage or Related Lease/Purchase Agreement that is delivered to Agent and is substantially in the form of the Related Notes, Related Mortgages and Related Lease/Purchase Agreements, as applicable, delivered to Agent prior to the date hereof shall be deemed satisfactory to Agent), (f) at all times during which any such Investment exists, the Company shall appoint and maintain a member of the Board of Directors of Brown Trout, or such other entity (the "COMPANY DIRECTOR"), and such Company Director's vote shall be necessary for Brown Trout, or such other entity, to incur indebtedness, dissolve, liquidate or commence bankruptcy proceedings, (g) Company Director shall not vote to permit Brown Trout, or such other entity, to incur any indebtedness other than indebtedness owed to Company or indebtedness incurred in the ordinary course, dissolve, liquidate, commence any bankruptcy proceedings, make loans or other advances of credit, declare or pay dividends, redeem or acquire any outstanding stock, issue additional stock or other securities (other than to Company), merge or consolidate Brown Trout (or such other entity) with any other Person, sell (other than directly or indirectly to Company) substantially all of the assets of Brown Trout (or such other entity), adopt, amend or repeal any bylaw or the certificate of incorporation of Brown Trout (or such other entity) without the prior consent of the Agent, or engage in any business other than the ownership and development of hotels subject to mortgages or deeds of trust in favor of the Company and the leasing of property to the Company, (h) together with each delivery of operating statements of the Company and its Subsidiaries pursuant to subsection 5.1(i), Company shall deliver to the Agent an Officer's Certificate certifying as to its compliance with all conditions set forth in (b)-(g) above, and (i) the aggregate Potential Tax Effect of all such Brown Trout Investments shall at no time exceed $125,000,000.

provided further that, in each case above, (a) the Company shall not, and shall cause its Subsidiaries to not, pledge or permit a lien on, or any security interest in, any such Investment except for pledges of the Capital Stock of a Subsidiary of the Company permitted pursuant to clauses (ii) and (iii) of subsection 6.2A., (b) upon the occurrence and during the continuance of an Event of Default, no further investments may be made in Investments described in clauses (iii) or (vi) of the definition of Cash Equivalents, (c) the Company and its Subsidiaries shall not incur any Contingent Obligations in connection with any such Investment, arising under contract or by law (including, without limitation, by reason of the acquisition of a partnership interest or the assumption of any contribution, payment or advance obligation), except as otherwise permitted by the Loan Documents and (d) except as specifically permitted by this subsection 6.3, neither the Company nor any of its Subsidiaries shall purchase or otherwise acquire any notes receivable or other debt instruments secured by real estate at any time after the Restatement Closing Date without the prior written consent of Majority Lenders.

      For the purpose of this subsection 6.3 and without limiting any other method of making an Investment, the Company and its Subsidiaries shall be deemed to make an Investment in each Investment owned by a Person at the time such Person becomes a Subsidiary of the Company or any of its Subsidiaries.

6.4   CONTINGENT OBLIGATIONS.

      The Loan Parties shall not and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become liable with respect to Contingent Obligations in an aggregate amount in excess of $20,000,000 at any time unless the excess amount of such Contingent Obligations are by permitted subsection 6.1.

6.5   RESTRICTED PAYMENTS.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make, give or publish notice or fix a date in respect of or set apart any sum for any Restricted Payment, enter into an agreement or make any commitment to effect any of the foregoing or take any other similar action in furtherance of or otherwise in connection with the foregoing; provided that, (i) if no Potential Event of Default or Event of Default exists and the Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date), the Company may (A) purchase, redeem, acquire, cancel or otherwise retire for value shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers and employees or former officers and employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment and (B) pay dividends or make other distributions on shares or purchase shares of Capital Stock of the Company in an aggregate amount not to exceed $25,000,000; (ii) the Company and its Subsidiaries may make Restricted Payments (but not any voluntary prepayments) in respect of Indebtedness permitted pursuant to subsection 6.1 in accordance with, and to the extent required by, the terms and provisions of the applicable Indebtedness; (iii) the Company may prepay Indebtedness permitted pursuant to subsection 6.1 with the proceeds of refinancing indebtedness permitted pursuant to subsection 6.1(c) and (iv) the Company may prepay Indebtedness permitted pursuant to subsection 6.1(d), provided that the aggregate amount of principal payments prior to the Maturity Date in respect of such Indebtedness shall not exceed $20,000,000.

6.6   FINANCIAL COVENANTS.

      A. MINIMUM CONSOLIDATED NET WORTH. The Company shall not permit at any time its Consolidated Net Worth to be less than $325,000,000 and no more than 10% of such Consolidated Net Worth may consist of security deposits (or similar cash holdback requirements) of Subsidiaries engaged in sale-leaseback transactions pursuant to subsection 6.11.

      B.    MINIMUM INTEREST COVERAGE RATIOS.

      (1) As of the last day of any quarter occurring during any of the periods set forth below, the Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) the sum of (a) Consolidated Interest Expense plus
(b) all capitalized interest expense to be less than the correlative ratio indicated (such amounts to be determined with reference to the preceding 12-month period ending on such last day):

          ============================================================
                         PERIOD                   MINIMUM INTEREST
                                                   COVERAGE RATIO
          ============================================================
          from and including Restatement            2.00 to 1.00
          Closing Date - to but excluding the
          first Anniversary
          ------------------------------------------------------------
          from and including first Anniversary -
          to but excluding the second               2.25 to 1.00
          Anniversary
          ------------------------------------------------------------
          from and including second
          Anniversary - to but excluding the        2.50 to 1.00
          third Anniversary
          ------------------------------------------------------------
          from and including third Anniversary
          - to but excluding the fourth             2.75 to 1.00
          Anniversary
          ------------------------------------------------------------
          from and including fourth Anniversary
          and thereafter                            2.75 to 1.00
          ============================================================

      (2) As of the last day of any quarter occurring during any of the periods set forth below, the Company shall not permit the ratio of (i) Adjusted Consolidated EBITDA to (ii) the sum of (a) Consolidated Interest Expense plus
(b) all capitalized interest expense to be less than the correlative ratio indicated (such amounts to be determined with reference to the preceding 12-month period ending on such last day):

          ============================================================
                     PERIOD                       MINIMUM INTEREST
                                                   COVERAGE RATIO
          ============================================================
          from and including Restatement            1.50 to 1.00
          Closing Date - to but excluding the
          first Anniversary
          ------------------------------------------------------------
          from and including first Anniversary -
          to but excluding the second               1.75 to 1.00
          Anniversary
          ------------------------------------------------------------
          from and including second
          Anniversary - to but excluding the        2.25 to 1.00
          third Anniversary
          ------------------------------------------------------------
          from and including third Anniversary
          - to but excluding the fourth             2.50 to 1.00
          Anniversary
          ------------------------------------------------------------
          from and including fourth Anniversary
          and thereafter                            2.75 to 1.00
          ============================================================

      C.    MAXIMUM TOTAL DEBT LEVERAGE RATIO.

            As of the last day of any quarter occurring during any of the periods set forth below, the Company shall not permit the ratio of (i) Consolidated Total Indebtedness reduced by the amount of (a) unrestricted cash on the balance sheet and (b) the 7% Convertible Subordinated Notes due 2002 issued by the Company pursuant to the Convertible Note Indenture (the "7% NOTES") (provided that the market price of the Common Stock exceeds the conversion price of the 7% Notes) to (ii) Adjusted Consolidated EBITDA to exceed the correlative ratio indicated (the Consolidated Total Indebtedness and unrestricted cash calculations to be determined as of such last day and Adjusted Consolidated EBITDA to be determined with reference to the preceding 12-month period ending on such day):

          ============================================================
                     PERIOD                         MAXIMUM TOTAL
                                                 DEBT LEVERAGE RATIO
          ============================================================
          Restatement Closing Date-6/30/98          5.500 to 1.00
          ------------------------------------------------------------
          7/1/98-12/31/99                           5.000 to 1.00
          ------------------------------------------------------------
          1/1/00-12/31/00                           4.500 to 1.00
          ------------------------------------------------------------
          1/1/01-Maturity Date                      4.250 to 1.00
          ============================================================

      D. MAXIMUM TOTAL DEBT/MARKET CAPITALIZATION RATIO. As of the last day of any quarter occurring during any of the periods set forth below, the Company shall not permit the quotient of (i) Consolidated Total Indebtedness of the Company and its Subsidiaries divided by (ii) the sum of (a) Consolidated Total Indebtedness of the Company and its Subsidiaries plus (b) the Market Equity Capitalization to exceed the correlative percentage indicated:

          ============================================================
                         PERIOD                      PERCENTAGE
          ============================================================
          Restatement Closing Date-6/30/98               60%

          ------------------------------------------------------------
          7/1/98-12/31/98                                60%
          ------------------------------------------------------------
          Thereafter                                     55%
          ============================================================

      E. MAXIMUM TOTAL DEBT/BOOK CAPITALIZATION. As of the last day of any quarter occurring during any of the periods set forth below, the Company shall not permit the quotient of (i) Consolidated Total Indebtedness of the Company and its Subsidiaries divided by (ii) the sum of (a) Consolidated Total Indebtedness plus (b) Consolidated Net Worth to exceed the correlative percentage indicated:

         ============================================================
                   PERIOD                           PERCENTAGE
         ============================================================
         Restatement Closing Date-6/30/98               65%
         ------------------------------------------------------------
         7/1/98-12/31/98                                60%
         ------------------------------------------------------------
         Thereafter                                     55%
         ============================================================

6.7   FUNDAMENTAL CHANGES.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to alter the corporate or legal structure of any Loan Party in any manner that adversely affects the Agent or the Lenders, to incorporate or otherwise organize any Subsidiaries, or to enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make or permit any Transfer or Transfer any Property except that, from time to time after the Restatement Closing Date:

            (i) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, upon the prior approval of the Agent, in its sole discretion, any Wholly Owned Subsidiary of the Company may be merged with or into the Company or another Wholly Owned Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company; provided, however, that, in the case of such a merger, the Company shall be the continuing or surviving corporation; provided further that, notwithstanding the foregoing, the Company may consummate the Secondary Merger without the prior approval of the Agent, so long as, prior to and immediately following the consummation of the Secondary Merger, (A) the Company would be able to incur $1 of additional Indebtedness pursuant to the Mortgage Note Indenture (as in effect on the Closing Date), (B) no Event of Default or Potential Event of Default has occurred or is continuing, (C) the Secondary Merger could not reasonably be expected to have a Material Adverse Effect, and (D) the Company has provided evidence, satisfactory to the Agent, as to the absence of any material liabilities of Homegate and/or any of Homegate's Subsidiaries whether direct or indirect, contingent or absolute, known or unknown other than those liabilities certified by the Company to the Agent as of the date of the Secondary Merger;

            (ii) the Company and any Subsidiary (other than a Mortgaged Property Subsidiary) may create one or more Subsidiaries (including, without limitation, Property Subsidiaries); provided that each such Subsidiary shall be a Wholly Owned Subsidiary of the Company or another Wholly Owned Subsidiary and;

            (iii) the Company and its Subsidiaries may make Transfers; provided that if the aggregate fair market value of the assets subject to any Transfer, is equal to or greater than $5,000,000 (whether in one transaction or a series of related transactions), at least 75% of the consideration for such Transfer shall be cash; and

            (iv) the Company and its Subsidiaries may create, incur, assume and permit to exist any Lien permitted pursuant to subsection 6.2.

6.8   ZONING AND CONTRACT CHANGES AND COMPLIANCE.

      The Loan Parties shall not and shall not permit any of their respective Subsidiaries to initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. The Loan Parties shall not and shall not permit any of their respective Subsidiaries to initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Material Leases which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of any Mortgaged Property without the prior written consent of the Agent.

6.9   NO JOINT ASSESSMENT; SEPARATE LOTS.

      Each Loan Party shall not suffer, permit or initiate nor shall it permit any of its Subsidiaries to suffer, permit or initiate, the joint assessment of any Mortgaged Property (i) with any other real property constituting a separate tax lot (other than another Mortgaged Property) and (ii) with any portion of any Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to any Mortgaged Property as a single lien. Each Mortgaged Property is comprised of one or more parcels, each of which, to the knowledge of the Company, constitutes a separate tax lot (except with respect to any lot constituting another Property) and none of which constitutes a portion of any other tax lot.

6.10  TRANSACTIONS WITH AFFILIATED PERSONS.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the making of any Investment) with any holder of 5% or more of any class of equity Securities of the Company or any Affiliate of any of the foregoing or of the Company on terms that are less favorable than those that could be obtained in a comparable transaction at the time on an arms-length basis from any Person who is not such a holder or Affiliate; provided that with respect to any transaction or series of transactions involving aggregate payments in excess of

$5,000,000, a majority of the members of the Board of Directors of the Company who are not officers, employees, partners, beneficiaries, principals or holders of 5% or more of any class of equity Securities of the Company or any Affiliate of the foregoing or the Company shall determine that the terms thereof are not less favorable to such Loan Party or Subsidiary, as the case may be, than those that might be obtained in a comparable transaction or series of transactions at the time on an arms-length basis from Persons who are not such a holder or Affiliate; provided, however, that the foregoing restriction shall not apply to
(i) any transaction between the Company and any Subsidiary Guarantor or between any Subsidiary Guarantors, (ii) reasonable and customary fees paid to members of the Boards of Directors of the Company and its Subsidiaries, (iii) reasonable compensation payable or paid to senior management personnel of the Company and
(iv) any transaction described in Schedule 6.10 annexed hereto.

6.11  SALE-LEASEBACK TRANSACTIONS.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for the leasing by any Loan Party or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by any Loan Party or any of its Subsidiaries to such Person in contemplation of such leasing, unless (i) the aggregate fair market value of Properties subject to such transaction, at the date thereof, shall not exceed $103,000,000, (ii) the leasehold interests in the subject Properties shall be held by one or more Subsidiaries of the Company, and (iii) Indebtedness or other obligations of any such Subsidiary (including obligations under the related leases) may be secured by any or all the assets of such Subsidiary but shall not be secured by the assets of, or otherwise recourse to, the Company or any of its other Subsidiaries.

6.12  SALE OR DISCOUNT OF RECEIVABLES.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes (other than mortgages and notes owned by the Loan Parties on the Restatement Closing
Date) or accounts receivable; provided that the Company may discount sell or otherwise sell for less than the face value mortgages and notes acquired after the Restatement Closing Date and accounts receivable owned on the Restatement Closing Date or acquired thereafter if the aggregate discount realized in all such sales pursuant to this proviso after the Restatement Closing Date does not exceed $5,000,000.

6.13  TRANSFER OF SUBSIDIARY STOCK.

      Except as expressly permitted pursuant to subsection 6.7(i) or in connection with an Asset Sale in compliance with the provisions of subsection 2.5B(v), the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to directly or indirectly Transfer any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by Applicable Laws or permit Investments by foreign nationals mandated by Applicable Law.

6.14  CONDUCT OF BUSINESS.

      From and after the Restatement Closing Date, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, (i) engage in any business other than the acquisition, ownership, renovation, management, operation and disposition of all-suite, full-service, extended-stay and limited-service hotels and development of all-suite hotels,
(ii) convert or reposition any Property into any hotel other than an all-suite, full service, extended-stay or limited-service hotel or (iii) convert or reposition any Mortgaged Property from (a) an all-suite hotel to a full service, extended-stay or limited service hotel, (b) a full service hotel to an all-suite, extended-stay or limited service hotel or (c) a limited service hotel to an all-suite or full service hotel.

6.15  MANAGEMENT OF MORTGAGED PROPERTIES.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or otherwise become obligated with respect to, any agreement regarding the management or operation of any Mortgaged Property.

6.16  MATERIAL LEASES.

      With respect to the Mortgaged Properties, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, (i) enter into any Lease other than Leases incidental to the operation of the Mortgaged Properties as hotels or (ii) enter into any Material Lease without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed; it being understood and agreed that if after the Restatement Closing Date any Loan Party or any of its Subsidiaries enters into a Material Lease, the Agent may require that the Tenant thereunder enter into a Tenant Subordination Agreement reasonably satisfactory in form and substance to the Agent. In the event any Material Lease necessary to the operation of any Mortgaged Property as a hotel is terminated, the applicable Loan Party or Subsidiary thereof shall replace such Lease with a suitable comparable Lease within a reasonable period of time following such termination. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any Material Lease or other agreement subsequent to the date hereof with any Person that would, evaluated alone or in conjunction with any then existing Leases or other agreements, result in a Material Adverse Effect.

6.17  ISSUANCE OF PREFERRED STOCK.

      Neither the Company nor any of its Subsidiaries shall issue any Capital Stock which by its terms (or the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise redeemable at the option of the holder thereof, no whole or in part, before the date that is 91 days after the Maturity Date.

6.18  FISCAL YEAR.

      The Company shall not change its fiscal year-end from December 31.

6.19  INTELLECTUAL PROPERTY; FRANCHISE AGREEMENTS.

      A. INTELLECTUAL PROPERTY. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries, to Transfer any Intellectual Property unless the Company shall have determined that the Intellectual Property so Transferred is no longer material to the business, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries.

      B. FRANCHISE AGREEMENTS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or otherwise become obligated with respect to, any Franchise Agreement with respect to a Mortgaged Property, except that, from time to time after the Restatement Closing Date, the Company may (subject to subsection 6.10) enter into Franchise Agreements as a franchisor; provided, that (i) each hotel property subject to such Franchise Agreement shall be of a type, quality and character consistent with the Company's business plan and strategy, (iv) the Loan Parties and their respective Subsidiaries may not make any Investment in, or become liable with respect to any Guaranty for the benefit of, or make any payment to any Person owning or leasing the hotel property subject to such Franchise Agreement or otherwise in connection with such Franchise Agreement, and (iii) such Franchise Agreement shall not constitute, have the form of or contain provisions creating a leasehold interest in any real or personal property. Neither the Company nor any of its Subsidiaries shall terminate or amend any Franchise Agreement with respect to a Mortgaged Property in any material respect without the prior written consent of the Agent.


                                   SECTION 7.
                           EVENTS OF DEFAULT; REMEDIES

7.1   EVENTS OF DEFAULT.

      If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

      A. FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any installment of principal of any Loan when due or any interest or any other amount due under this Agreement within three days after the due date, in each case, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise;

      B. DEFAULT IN OTHER AGREEMENTS. (i) Failure of the Company or any of its Subsidiaries to pay when due (at maturity, upon acceleration or otherwise) any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations (a) in an aggregate principal amount of $10,000,000 or more, with respect to Indebtedness or Contingent Obligations that are recourse to the Company and its Subsidiaries or (b) in an aggregate principal amount of $30,000,000 or more, with respect to Indebtedness or Contingent Obligations that are non-recourse to the Company and its Subsidiaries, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligations, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided that, for purposes of this subsection 7.1B any Indebtedness owed by a Subsidiary of the Company shall be deemed to be non-recourse if it is secured by substantially all the assets of such Subsidiary and each Subsidiary of such Subsidiary, but is not secured by the assets of, or otherwise recourse to, the Company or any of its other Subsidiaries; or

      C. BREACH OF CERTAIN COVENANTS. Failure of the Company to perform or comply with any term or condition contained in subsection 2.6, 5.14, 5.15 or
Section 6 (other than 6.2 except to the extent that a default under subsection
6.2 is caused by the imposition of a Lien created or evidenced by an agreement, instrument or other document signed by or filed at the direction of the Company or any of its Subsidiaries, 6.4 and 6.17); or

      D. BREACH OF WARRANTY. Any representation, warranty, certification or other statement of any Loan Party or any of its Subsidiaries made in this Agreement or in any other Loan Document or in any Related Document to which such Loan Party or such Subsidiary is a party or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default and (ii) receipt by such Loan Party or such Subsidiary of notice from the Agent of such default; provided, however, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if such Loan Party or such Subsidiary, as applicable, is diligently and continuously prosecuting such cure, then such default shall not be an Event of default unless such Loan Party or such Subsidiary fails to cure such default within 90 days, after such Loan Party or such Subsidiary obtain knowledge or notice thereof, as the case may be; or

      E. INVALIDITY OF LOAN DOCUMENT; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS. At any time after the execution and delivery thereof, (i) any Loan Document (other than a

Security Document) or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void; (ii) any Security Document or any material provision thereof shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Agent shall not have or shall cease to have a valid and perfected first priority Lien or security interest in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Agent to take any action within its control; or (iii) any Loan Party shall contest in writing the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

      F. PROHIBITED TRANSFERS. Any Loan Party attempts to assign its rights under this Agreement or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with this Agreement and the other Loan Documents; or

      G. OTHER DEFAULTS UNDER LOAN DOCUMENTS OR RELATED DOCUMENTS. Any Loan Party or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document or any material term of any Related Document to which such Loan Party or such Subsidiary is a party, other than any such term referred to in any other clause of this subsection 7.1, and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default or (ii) receipt by such Loan Party or such Subsidiary of notice from the Agent of such default; provided, however, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and if such Loan Party or such Subsidiary is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless such Loan Party or such Subsidiary fails to cure such default within 90 days after any Loan Party or any of its Subsidiaries obtains knowledge or notice thereof, as the case may be; or

      H. INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      I. VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) Any Loan Party or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Loan Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Loan Party or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

      J. JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage in writing) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      K. DISSOLUTION. Any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      L. EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), either individually or in the aggregate for all Pension Plans, which exceeds $1,000,000; or

      M. MATERIAL ADVERSE EFFECT. Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a (i) material adverse effect upon the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (ii) a material impairment of the ability of the Company or any of its Material Subsidiaries to perform, or of the ability of the Agent or the Lenders to enforce, any material obligation of the Company or any of its Material Subsidiaries under the Loan Documents; or

      N. CHANGE OF CONTROL.  Any Change of Control shall occur; or

      O. EMPLOYMENT OF SIMON AND ELWOOD. Either of David Simon or John Elwood cease to be employed in a senior position by the Company for any reason (including the voluntary termination of such employment by David Simon or John Elwood) except in the event of death or disability of either of David Simon or John Elwood or the termination of any or all of their employment by the Company for cause; or

      P. OWNERSHIP OF SUBSIDIARIES. The Company shall cease to own, directly or indirectly, all the equity Securities of any Subsidiary that at the time in question is obligated with respect to a Subsidiary Guaranty.

THEN (i) upon the occurrence of any Event of Default described in subsection 7.1I or 7.1J, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company and the obligations of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuance of any other Event of Default, the Agent may, in its sole discretion, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable and the obligation of each Lender to make any Loan shall thereupon terminate.

            The occurrence of any condition or event may constitute an Event of Default (or a Potential Event of Default) under more than one provision of this subsection 7.1.

7.2   REMEDIES.

      A. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agent or the Lenders against the Company under this Agreement, the Notes, the Mortgages, the Security Documents or any of the other Loan Documents, or at law or in equity, may be exercised by the Agent, in such order as the Agent in its own sole discretion at any time and from time to time, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Mortgaged Property. Without limiting the generality of the foregoing, the Agent shall have the right in its sole discretion to bring an action or proceeding against any Loan Party without first seeking recourse against the Collateral or any part thereof, and the Agent shall have the right to seek recourse against such portions of or all of the Collateral in such order and such manner as the Agent in its sole discretion shall determine. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent in its sole discretion may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent or the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.


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      B. In the event of the foreclosure or other action by the Agent to enforce its remedies in connection with one or more of the Mortgaged Properties or any other Collateral, whether such foreclosure (or other remedy) yields net proceeds in an amount less than, equal to or more than the Property Amount of such Mortgaged Property, the Agent shall apply all net proceeds received to repay the Obligations, the Obligations shall be reduced to the extent of such net proceeds and the remaining portion of the Obligations shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by the Company that the Company is liable for the repayment of the Obligations and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Agent on behalf of the Lenders pursuant to the Mortgages; provided, however, that, if the Agent so elects, the Loans and the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by the Lenders with respect to any individual Mortgaged Property (or, in the event that the Agent on behalf of the Lenders is the purchaser of such Mortgaged Property by Credit Bid at a foreclosure sale, the Loans and the Notes shall be deemed to have been accelerated only at such time as the Agent subsequently disposes of such Property and then only to the extent of the amount of such Credit Bid) and applied in reduction of the Obligations in accordance with the provisions of this Agreement and the Notes, after payment by the Company of all transaction costs and expenses and costs of enforcement.

      C. It is intended that the Liens of the Mortgages shall each be construed and treated as a separate, distinct Lien for the purpose of securing the entire Obligations secured thereby in the same manner as though each Mortgaged Property was mortgaged and transferred to the Agent on behalf of the Lenders by a separate and distinct mortgage and security agreement, so that if it should at any time appear or be held that any Mortgage fails to mortgage, and transfer to the Agent on behalf of the Lenders a Lien upon and the title to any Mortgaged Property, or any part thereof, as against creditors of the Company other than the Lenders or otherwise, such failure shall not operate to affect in any way the transfer of the other Mortgaged Properties or any part thereof to the Agent on behalf of the Lenders; but nothing contained herein or in the Mortgages shall be construed as requiring the Agent on behalf of the Lenders to resort to any Mortgaged Property for the satisfaction of the Obligations secured thereby in preference or priority to any other Mortgaged Property thereby conveyed, but the Agent, acting in its sole discretion may seek satisfaction out of all of the Mortgaged Property or any part thereof.

      D. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Agent is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to the extent permitted by Applicable Law, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Agent to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to the Agent under this Agreement and the Notes, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or


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not (i) the Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to subsection 8.1 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      E. Upon the occurrence and during the continuance of an Event of Default, the Agent, in its sole discretion, shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes, and other documents evidencing the Company's Deposit Accounts, accounts receivable and other claims for payment of money (including Rents) arising in connection with the Mortgaged Properties, to give notice to the obligors thereunder of the Agent's interest therein, and to make direct collections on such Deposit Accounts, accounts receivable and claims.

      F. Upon the occurrence and during the continuance of a default in the payment of any principal or interest of any Indebtedness owed or alleged to be owed by the Company or any Subsidiary, and following the initiation of any proceeding or the taking of any other action to collect the payment thereof by the Person entitled to such payment, which proceeding or action could reasonably be expected to directly affect any Collateral, the Agent may, in its sole discretion, advance either to such Person or to the Company, for payment to such Person, all or any portion of the amount of such payment, to the extent the Agent deems necessary or proper to protect the security of the Collateral. Each such advance shall be deemed a Loan hereunder and shall be subject to the provisions of this Agreement.

      G. The rights, powers and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Agent or the Lenders may have against the Company pursuant to this Agreement or the other Loan Documents executed by or with respect to the Company, or existing at law or in equity or otherwise. The rights, powers and remedies of the Agent and the Lenders may be pursued singly, concurrently or otherwise, at such time and in such order as the Agent, acting in its own sole discretion, may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default or Potential Event of Default with respect to the Company shall not be construed to be a waiver of any subsequent Event of Default or Potential Event of Default by the Company or to impair any remedy, right or power consequent thereon.


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                                   SECTION 8.
                                  MISCELLANEOUS

8.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

      A. GENERAL. Each Lender shall have the right at any time, so long as it has obtained the prior written consent of the Agent (which consent shall not be unreasonably withheld), to (i) sell, assign, transfer or negotiate to any Eligible Assignee (provided that such Eligible Assignee complies with the requirements of subsection 2.8B(iii) as of the date it becomes a Lender hereunder, to the extent applicable), or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or participations therein or any other interest herein or in any other Obligations owed to it; provided, however, that no such assignment or participation shall, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation under the securities laws of any state; and provided, further that no such sale, assignment, transfer or participation of any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Loan Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. In the case of any assignment authorized under this subsection 8.1, (i) the Agent shall notify the Company of the effective date of such assignment, (ii) as of such effective date, the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of a Lender hereunder and (iii) the assigning Lender shall, to the extent that its rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement. In the event of an assignment hereunder, the Commitments shall be modified to reflect the Commitments of such assignee. Except with respect to the portion of the Loans and Commitments assigned pursuant to this subsection 8.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitment or the Loans, or other Obligations owed to such Lender.

      B. PARTICIPATIONS. The Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.7, 2.8, and 8.5, (i) any participation will give rise to a direct obligation of the Company to the participant and (ii) the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred and the Company shall reduce the amount payable to the transferor Lender by the amount payable to the participant.

      C. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 8.1, any Lender may assign and pledge all or any portion of its Loans and the other Obligations owed to such Lender to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of


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
Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

      D. INFORMATION. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

8.2   EXPENSES.

      Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the costs of furnishing all opinions of counsel for the Company and the other Loan Parties (including any opinions requested by the Agent) as to any legal matters arising hereunder and of the each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements and with respect to the Security Documents and the Liens created pursuant thereto; (ii) actual costs and expenses of creating, perfecting and maintaining Liens in favor of the Agent for the benefit of the Lenders pursuant to any Loan Document, including filing and recording fees and expenses, mortgage recording taxes and transfer and stamp taxes, title searches, title insurance premiums, UCC searches and UCC filing charges; (iii) all the reasonable out-of-pocket expenses incurred by the Agent and payable to auditors, accountants, architects, engineers or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Agent or its counsel in connection with performing due diligence, including obtaining and reviewing any Appraisals, any environmental audits or reports, market surveys, title reports, surveys and similar information; (iv) all the reasonable fees, expenses and disbursements of counsel for the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the syndication of the Loans, including, without limitation, in connection with any consents, amendments, waivers or other modifications to the Loan Documents; (v) all reasonable expenses incurred by the Agent, including, without limitation, the reasonable fees, expenses and disbursements of counsel for the Agent (including allocated costs of internal counsel) in connection with (a) the administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto, and (b) the preparation or review of any documents or matters requested by any Loan Party; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by the Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.


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8.3   INDEMNITY.

      A. INDEMNITY. In addition to the payment of expenses pursuant to subsection 8.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Agent, the Documentation Agent, Syndication Agent, Lenders and Bankers and their respective Affiliates and Persons deemed to be "CONTROLLING PERSONS" thereof within the meaning of the Securities Act or the Exchange Act and the respective directors, officers, employees, agents, attorneys and representatives of the foregoing (collectively, "INDEMNIFIED PERSONS" and individually, an "INDEMNIFIED PERSON"), to the full extent lawful, from and against any and all losses, claims, damages, liabilities, costs and expenses or other obligations of any kind or nature whatsoever incurred by each such Indemnified Person (including fees, charges and disbursements of both counsel and the allocated costs and expenses of internal counsel for such Indemnified Person) which are related to, arise out of or result from (a) any untrue statements or alleged untrue statements or omissions or alleged omissions to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case made or, to the extent contemplated by the Loan Documents, to be made, by or on behalf of any Loan Party or any of its Affiliates, (x) in the representations and warranties of the Loan Parties contained in the Loan Documents, (y) in or pursuant to the Loan Documents or the Related Documents or (z) otherwise in connection with the Loan Documents or the Related Documents, (b) with respect to information provided by or on behalf of any Loan Party or any of their Affiliates for use in connection with any syndication, assignment or participation of any portion of the Commitments, the Loans, the Notes, the other Loan Documents or the Obligations, or in connection with any Loan Document or any Related Document or any transactions contemplated hereby or thereby, (c) the transactions contemplated by the Loan Documents (including the Lenders' agreements to make the Loans or the use or intended use of the proceeds thereof) or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (d) any actions taken or omitted to be taken by an Indemnified Person with the consent of the Company or in conformity with the instructions of the Company, or (e) any other transactions contemplated by the Loan Documents or the Related Documents and will reimburse each Indemnified Person for all reasonable costs and expenses, including fees and disbursements of both outside and internal counsel for such Indemnified Person, as they are incurred, in connection with investigating, preparing for, or defending any formal or informal claim, action, suit, investigation, inquiry or other proceeding, whether or not in connection with pending or threatening litigation, caused by or arising out of or in connection with the foregoing, whether or not such Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company shall not, however, be responsible for any losses, claims, damages, liabilities, costs or expenses pursuant to clauses (c), (d) or (e) of the preceding sentence which have resulted primarily from the bad faith or recklessness of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction. Neither the Agent nor any other Indemnified Person shall have any liability (whether direct or indirect, in contract or tort otherwise) to any of the Loan Parties and their respective Affiliates or any director, officer, employee, agent or representative of any of the foregoing, or any other person,


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for or in connection with the foregoing, or otherwise arising out of or in any way relating to the matters contemplated by the Loan Documents, the Related Documents or any commitment to lend except for such liability for losses, claims, damages, liabilities, costs or expenses of any Indemnified Person pursuant to clauses (c), (d) or (e) of the preceding sentence to the extent they are determined to have resulted primarily from the bad faith or recklessness of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction and in no event shall the Agent or any other Indemnified Person be responsible for or liable to any of the Loan Parties or any of their respective Affiliates or any other Person for consequential, punitive or exemplary damages. The Company further agrees that the Loan Parties shall not, nor shall they permit their respective Subsidiaries to, without the prior written consent of the Agent and Bankers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation, inquiry or other proceeding in respect of which indemnification is actually sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Agent and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, investigation, inquiry or other proceeding.


      B. PROCEDURE. If any action, suit, investigation, inquiry or other proceeding is commenced, as to which an Indemnified Person proposes to demand indemnification hereunder, such Indemnified Person shall notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the Company shall not relieve the Company or any of its Affiliates from its obligations hereunder (except to the extent that the Company or such Affiliate is prejudiced in a material respect by such failure to so promptly notify). The Company shall be entitled to assume the defense of any such action, suit, investigation, inquiry or other proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable fees and expenses incurred in connection therewith. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation, inquiry or other proceeding, or to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed promptly upon written demand therefor to assume the defense of such action, suit, investigation, inquiry or other proceeding, and employ counsel reasonably satisfactory to the Indemnified Person in connection therewith or (iii) such Indemnified Person shall have been advised by counsel that there exists actual or potential conflicting interests between the Company and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the Company, in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person; provided, however, that the Company shall not, in connection with any one such action, suit, investigation, inquiry or other proceeding or separate but substantially similar or related actions, suits, investigations, inquiries or other proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for

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all such Indemnified Persons (in addition to local counsel), which firm shall be designated in writing by the Agent.

      C. CONTRIBUTION. In order to provide for just and equitable contribution with respect to matters subject to subsection 8.3A if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to subsection 8.3A, for the reasons specified in the second sentence of subsection 8.3A), even though the express provisions hereof provide for indemnification in such case, or is insufficient to hold an Indemnified Party harmless, then the Company, on the one hand, and the Agent, the Lenders or Bankers, on the other hand, shall contribute to such loss, claim, damage, liability, cost or expense for which such indemnification or reimbursement is held unavailable or is insufficient in such proportion as is appropriate to reflect the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent, Lenders or Bankers, on the other hand, in connection with the transactions described in the Loan Documents and the Related Documents, as well as any other equitable considerations. The parties agree that for the purpose of this subsection 8.3C, the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent, Lenders and Bankers, on the other hand shall be deemed to be in the same proportion as the proceeds received or to be received by the Loan Parties from the Loan Documents bears to the fees paid or to be paid to the Agent, Lenders and Bankers under the Loan Documents. Notwithstanding the foregoing, the Agent, Lenders and Bankers shall not be required to contribute under this subsection 8.3C any amount in excess of the amount of fees actually received by the Agent, Lenders and Bankers, respectively, in respect of the Loan Documents. The Company, Agent, Bankers and the Lenders agree that it would not be just and equitable if contribution pursuant to this subsection 8.3C were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this subsection 8.3C.

      D. NO LIMITATION. The foregoing rights to indemnity and contribution shall be in addition to any rights that any Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the transactions contemplated by the Loan Documents and the Related Documents. In no event shall the Agent, the Lenders, or Bankers be responsible or liable to any person for consequential damages which may be alleged as a result of the Loan Documents and the Related Documents or any transaction contemplated thereby.

      E. INDEPENDENCE OF INDEMNITY. The Company acknowledges and agrees that the provisions of this subsection 8.3 are separate from and in addition to the provisions contained in the Environmental Indemnity.


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8.4   NO JOINT VENTURE OR PARTNERSHIP.

      The Lenders and the Company acknowledge and agree that the relationship created hereunder or under the other Loan Documents is that of creditor/debtor. The Company acknowledges and agrees that (a) the Company through its directors, officers and employees, is a knowledgeable and sophisticated business practitioner with particular expertise and broad experience in the area of real estate acquisition and finance; (b) the Agent and the Lenders individually and collectively, do not owe, and have expressly disclaimed, any fiduciary or special obligation to the Company and/or any of the Company's partners, agents, or representatives; and (c) nothing contained in this Agreement or any other Loan Document shall affect the relationship between the Lenders and the Company as that of creditor/debtor hereunder and under the other Loan Documents. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Company, any other Loan Party or Subsidiary thereof and the Agent or any Lender nor to grant the Agent or the Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.

8.5   RATABLE SHARING.

      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.


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8.6   AMENDMENTS AND WAIVERS.

      A. No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Majority Lenders; provided that (i) no such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of all Lenders if such amendment, modification, termination, waiver or consent (A) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (B) changes in any manner the definition of "Pro Rata Share", the definition of "Supermajority Lenders" or the definition of "Majority Lenders"; (C) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a specified percentage of Lenders; (D) postpones the scheduled final maturity date of any of the Loans; (E) postpones the date on which any interest or any fees are payable; (F) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.3E) or the amount of any commitment fees payable pursuant to subsection 2.4A; (G) increases the maximum duration of Interest Periods permitted hereunder; (H) releases any Lien granted in favor of Agent with respect to any of the Collateral except in accordance with the provisions of the Loan Documents regarding permitted dispositions or subsection 2.11 hereof; (I) releases any Subsidiary from its obligations under the Subsidiary, other than as provided in subsection 2.9 of the Subsidiary Guaranty; (J) amends, modifies, waives or supplements any mandatory reduction of the Commitments pursuant to subsection 2.5A; or (K) changes in any manner the provisions contained in this subsection 8.6A, (ii) no such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of Supermajority Lenders if such amendment, modification, termination, waiver or consent (A) waives, amends, supplements or modifies any provision requiring any mandatory prepayment of the Loans, (B) waives, amends, supplements or modifies the financial covenants contained in subsection 6.6, (C) after the occurrence and during the continuance of an Event of Default (x) prior to acceleration of the Obligations, results in a determination to make a Loan hereunder or (y) waives, amends, supplements or modifies the provisions of any Loan Document, and (D) relates to any mergers, liquidations or other transactions pursuant to subsections 6.7(i) and (iii) (except to the extent such subsections apply to Subsidiaries of the Company), (iii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note; and (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 8.6A shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company.


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The Company shall be entitled to conclusively assume that any written amendment, modification, termination or waiver of any Loan Document executed by the Agent has been duly authorized, to the extent necessary, by the Lenders.

      If the Agent notifies any Lender in writing that one or more requirements set forth in subsection 3.1 will not be satisfied, or that performance of all or any part of such requirement will be deferred, and, subsequent to such notification, such Lender delivers (or continues to authorize delivery of) its signature page hereto, then such Lender shall be deemed to have waived (subject to any conditions set forth in the applicable notice) such requirement as a condition precedent to the effectiveness of the Commitments.

      B. DEEMED CONSENT. If the Agent delivers a written request for the Lenders' approval or a proposed amendment or modification to, or waiver of, this Agreement, each Lender shall, within 10 Business Days of receiving such request for approval or proposed amendment, modification or waiver, give Agent written notice that either (i) it grants its consent or approves such amendment, modification or waiver or (ii) it does not grant its consent or does not approve such amendment, modification or waiver; provided that if any Lender does not respond within such 10 Business Days, such Lender shall be deemed to have granted its consent or approved such amendment, modification or waiver; provided further that the Agent shall send such request by telecopy, messenger or overnight courier.

8.7   INDEPENDENCE OF COVENANTS.

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

8.8   NOTICES.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex; provided, however, that notices to the Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.


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8.9   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder and, notwithstanding anything in this Agreement or implied by law to the contrary, the representations and warranties set forth in subsection 4.2G (to the extent it incorporates the Environmental Indemnity) shall survive the payment in full of the Obligations and the termination of this Agreement.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in subsections 2.7, 2.8, 3.5A, 3.6, 6.8 (to the extent it incorporates the Environmental Indemnity), 8.2, 8.3 and 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

8.10  AGENT'S DISCRETION.

      Whenever pursuant to this Agreement or any other Loan Document the Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Agent, the decision of the Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Agent. The Company acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, certain decisions to be made by the Agent under this Agreement may be subject to or determined by the further decision by the Lenders or a percentage of the Lenders.

8.11  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF THE LENDERS' RIGHTS.

      The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

8.12  REMEDIES OF THE COMPANY.

      In the event that a claim or adjudication is made that the Agent or any Lender or their respective agents has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Notes, the Mortgages or the other Loan Documents, the Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, the Company agrees that none of the Agent, such Lender or such agents, shall be liable for any monetary damages, and the Company's sole remedies shall be limited to


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commencing an action seeking injunctive relief or declaratory judgement. The parties hereto agree that any action or proceeding to determine whether the Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

8.13  MARSHALLING; PAYMENTS SET ASIDE.

      Neither the Agent nor any Lenders shall be under any obligation to marshal any assets in favor of the Company, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that the Company or any other Loan Party makes a payment or payments to the Lenders or the Agent (or to the Agent for the benefit of the Lenders), or the Agent or the Lenders enforce any security interests or the Agent exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause of action, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

8.14  MAXIMUM AMOUNT.

      A. It is the intention of the Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the indebtedness of the Company to the Lenders, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Company evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Company or any endorser of the Notes and the Lenders.


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      B. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.5B(i) and shall be so applied in accordance with subsection 2.5 hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other indebtedness of the Company in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company.

8.15  SEVERABILITY.

      In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction or under any set of circumstances, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or under any other set of circumstances, shall not in any way be affected or impaired thereby.

8.16  HEADINGS.

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.17  APPLICABLE LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

8.18  SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Agent and the Lenders (it being understood that the Lenders' rights of assignment are subject to subsection 8.1). Neither the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Company.

8.19  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY


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STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY
OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 8.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT THE AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 8.19 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

8.20  WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and the other Loan Documents, and that each will continue to rely on this waiver in


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their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 8.20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.

      In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.21  COUNTERPARTS; EFFECTIVENESS.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

8.22  MATERIAL INDUCEMENT.

      The Company acknowledges that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents are material inducements to the Lenders to enter into this Agreement and to make the Loans, that the Lenders have already relied on such representations, warranties, covenants and agreements in entering into this Agreement and agreeing to make the Loans (notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lenders), and that the Lenders will continue to rely on such representations, warranties, covenants and agreements in their future dealings with the Company. The Company agrees that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents are reasonable in purpose and scope. The Company represents and warrants that it has reviewed this Agreement and the other Loan Documents with its legal counsel and that it knowingly and voluntarily is entering into this Agreement and the other Loan Documents following consultation with legal counsel.


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8.23  ENTIRE AGREEMENT.

      This Agreement is evidence of the indebtedness incurred pursuant hereto and, taken together with all of the other Loan Documents and all certificates and other documents delivered to the Agent and the Lenders hereunder and thereunder, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

8.24  CONFIDENTIALITY.

      Each Lender and the Agent, severally and not jointly, agrees to exercise commercially reasonable efforts to keep any non-public information delivered or made available to such Lender or the Agent pursuant to the Loan Documents, which any Loan Party or its authorized representative has identified as confidential information, confidential from any Person other than Persons employed by or retained by such Lender or the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and other extensions of credit or Obligations hereunder; provided, that nothing herein shall prevent any Lender or the Agent from disclosing such information to any bona fide assignee, transferee or participant that has agreed to comply with this subsection 8.24 in connection with the contemplated assignment or transfer of any Commitments, Loans or other extensions of credit or Obligations hereunder or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with the exercise of any remedy under the Loan Documents.

8.25  DOCUMENTATION AGENT.

      The Documentation Agent, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto. The Syndication Agent, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.


                                   SECTION 9.
                               AGENT AND CO-AGENTS


9.1 APPOINTMENT.

      Bankers Trust Company is hereby appointed the Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of the Agent, Syndication Agent, Documentation Agent (for purposes of Section 9 only, Syndication Agent and Documentation Agent are collectively referred to as the "CO-AGENTS") and


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Lenders and no Loan Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

9.2   POWERS; GENERAL IMMUNITY.

      A. DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through their agents or employees. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Agent shall be deemed to have exercised reasonable care in servicing the Loans if it accords the Loans treatment substantially equal to that which the Agent accords loans for its own account.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent and the Co-Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements (other than representations made by the Agent or the Co-Agents in this Agreement), instruments, reports or certificates or any other documents furnished or made by the Agent or the Co-Agents to Lenders or by or on behalf of any Loan Party to the Agent or the Co-Agents or any Lender in connection with the other Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor (except as expressly set forth in the Loan Documents) shall the Agent or any Co-Agent be required to ascertain or inquire as to the performance of any of the provisions of the Loan Documents or the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement or in the other Loan Documents to the contrary notwithstanding, the Agent and the Co-Agents shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof, absent gross negligence or willful misconduct.

      C. EXCULPATORY PROVISIONS. Neither the Agent nor the Co-Agents nor any of their officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Agent or the Co-Agents under or in connection with any of the Loan Documents except to the extent caused by the Agent's or any Co-Agent's gross negligence or


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willful misconduct. If the Agent or any Co-Agent shall request instructions from
Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Agent or such Co-Agent shall be entitled to refrain from such act or taking such action unless and until the Agent or such Co-Agent shall have received instructions from Majority Lenders (or, if expressly required by the terms of this Agreement, Supermajority Lenders or all Lenders). Without prejudice to the generality of the foregoing, (i) the Agent and the Co-Agents shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent or any Co-Agent as a result of the Agent or such Co-Agent's acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Majority Lenders (or, if expressly required by this Agreement, all Lenders).

      D. AGENT AND CO-AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent or any Co-Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Agent and the Co-Agents shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Agent and the Co-Agents in its individual capacity as a Lender. The Agent, the Co-Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company or any other Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDIT-WORTHINESS.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company, its Subsidiaries and the other Loan Parties in connection with the making of the Loans under the Credit Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company, its Subsidiaries and the other Loan Parties. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders. The Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided by the Agent to Lenders.


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9.4   RIGHT TO INDEMNITY.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent and the Co-Agents, to the extent that the Agent or any Co-Agent shall not have been reimbursed by the Company or any other Loan Party within 30 days of delivery by the Agent or any Co-Agent to the Company of a written request for reimbursement, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or any Co-Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Agent or a Co-Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Co-Agent's gross negligence or willful misconduct or for any expenses incurred by the Agent or any Co-Agent prior to the Restatement Closing Date; provided further that upon the consummation of an assignment of all or any portion of a Lender's interest under the Loan Documents in accordance with subsection 8.1 of this Agreement (including without limitation the requirements that (i) the assignee assume all obligations (or the applicable percentage thereof) of the assigning Lender and (ii) the Agent consent in writing to such assignment), the assigning Lender shall be released from its obligations pursuant to this Section 9.4 (or the applicable percentage thereof). If any indemnity furnished to the Agent or any Co-Agent for any purpose shall, in the opinion of the Agent or such Co-Agent, be insufficient or become impaired, the Agent or such Co-Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The Agent and Co-Agents shall remit to each applicable Lender its allocable share of any recovery from the Company of amounts previously paid by such Lender.

9.5   PAYEE OF NOTE TREATED AS OWNER.

      The Agent may deem and treat the holder of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent by the registered holder of the applicable Note. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

9.6   SECURITY DOCUMENTS, ETC.

      A. SECURITY DOCUMENTS. Each Lender hereby further authorizes the Agent to enter into the Security Documents as secured party on behalf of and for the benefit of Lenders in connection with the Obligations and agrees to be bound by the terms of the


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Security Documents; provided that anything in this Agreement or the other Loan
Documents to the contrary notwithstanding:

            (i) The Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary or reasonably desirable to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

            (ii) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under the Credit Agreement (including the application of Insurance Proceeds and Condemnation Proceeds in accordance with the terms of the Credit Agreement); (c) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under the Credit Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; or (d) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full. Upon request by the Agent at any time, Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.6.

      B. LENDER ACTION. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that, without prior written consent of the Agent, no Lender shall have any right individually to realize upon any of the Collateral under the Security Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Security Documents may from time to time be invested), it being understood and agreed that all rights and remedies under the Security Documents may be exercised solely by the Agent for the benefit of Lenders in accordance with the terms thereof.

9.7   SUCCESSOR AGENT.

      The Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and the Company, and the Agent may be removed at any time solely for cause by an instrument or concurrent instruments in writing delivered to the Company and the Agent and signed by Supermajority Lenders. Upon any such notice of resignation or any such removal, Supermajority Lenders shall have the right, upon five Business Days' notice to the Company, to appoint a successor Agent (which successor shall, in the absence of any Potential Event of Default or Event of Default, be reasonably acceptable to the Company); provided, that if Supermajority Lenders cannot agree on a successor Agent by the thirtieth (30th) day after the


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Agent's delivery of such notice or upon such removal, the Agent shall have the right to appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent, such retiring or removed Agent shall continue to have the benefit of the provisions of this Agreement with respect to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

            COMPANY:

                                  PRIME HOSPITALITY CORP.


                                  By:   ________________________________________
                                        Name:   Douglas W. Vicari
                                        Title: Vice President


                                  Notice Address:

                                        Prime Hospitality Corp.
                                        700 Route 46 East
                                        Fairfield, New Jersey 07007-2700
                                        Attention: President and Law Department

            AGENT:

                                  BANKERS TRUST COMPANY,
                                  as Agent


                                  By:   ________________________________________
                                        Name:   Laura S. Burwick
                                        Title:  Vice President


                                  Notice Address:
                                        Bankers Trust Company
                                        130 Liberty Street
                                        New York, New York 10006
                                        Attention:  Laura S. Burwick



            LENDERS:

                                  BANKERS TRUST COMPANY,
                                  as a Lender


                                  By:   ________________________________________
                                        Name:   Laura S. Burwick
                                        Title:  Vice President


                                  Notice Address:
                                        Bankers Trust Company
                                        130 Liberty Street
                                        New York, New York 10006
                                        Attention:  Laura S. Burwick

                                  CREDIT LYONNAIS NEW YORK BRANCH
                                  As Documentation Agent and as a Lender


                                  By:   ________________________________________
                                        Name:
                                        Title:


                                  Notice Address:
                                        Credit Lyonnais, New York Branch
                                        1301 Avenue of the Americas
                                        New York, New York 10019
                                        Attention: Mischa Zabotin

                                  MIDLANTIC BANK, NATIONAL ASSOCIATION

                                  As a Lender

                                  By:   ________________________________________
                                        Name:
                                        Title:


                                  Notice Address:
                                        Midlantic Bank, National Association
                                        Two Tower Center, 18th Floor
                                        East Brunswick, New Jersey 08816
                                        Attention:  Gregory J. McManus

                                                                      Exhibit


                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 23, 1998 and entered into by and among PRIME HOSPITALITY CORP., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS") SOCIETE GENERALE, SOUTHWEST AGENCY, as Documentation Agent, CREDIT LYONNAIS NEW YORK BANK, as Syndication Agent and BANKERS TRUST COMPANY, as agent for Lenders ("AGENT"), and, for purposes of
Section 6 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Senior Secured Credit Agreement dated as of December 17, 1997 the "CREDIT AGREEMENT"), by and among Company, Lenders, Documentation Agent, Syndication Agent and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) to provide for Swing Line Loans in the maximum aggregate principal amount of $41,000,000, and (ii) make certain other amendments as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1 AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

                  Subsection 1.1 of the Credit Agreement is hereby amended by deleting each of the definitions of "Lenders", "Loans", "Maturity Date", "Notes", "Pro Rata Share", "Security Documents" and "Total Utilization" therefrom in their entirety and adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                  "COLLATERAL ACCOUNTS" means the Restricted Deposit Account and the Securities Account and any other accounts in which Investments (as such term is defined in the Third-Party

Account Agreement) may be credited, held or registered by Securities Intermediary under the Third-Party Account Agreement.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Agent on the First Amendment Date, substantially in the form of Exhibit XVII annexed hereto, pursuant to which Company may pledge cash to Agent to secure the obligations of Company under Swing Line Loans as provided in Section 2.2, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL VALUE" has the meaning assigned to that term in the Third-Party Account Agreement.

                  "ELIGIBLE INVESTMENTS" means, as at any date of determination, marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within thirty days.

                  "FINANCIAL ASSET" has the meaning assigned to that term in the Third-Party Account Agreement.

                  "FIRST AMENDMENT" means that certain First Amendment to Credit Agreement dated as of February 23, 1998 by and among Company, Subsidiary Guarantors, the financial institutions listed as lenders on the signature pages thereto, Documentation Syndication Agent and Agent.

                  "FIRST AMENDMENT DATE" means February 23, 1998.

                  "LENDER" and "LENDERS" means the person identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 8.1; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having the Commitments.

                  "LOAN" or "LOANS" means one or more of the Revolving Loans or Swing Line Loans or any combination thereof.

                  "MATURITY DATE" means the earliest of (i) the date that is the fourth Anniversary of the Restatement Closing Date, as such date may be extended pursuant to subsection 2.2F to a date not later than the fifth Anniversary of the Restatement Closing Date, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 7.1 and (iii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 2.5B(viii).

                  "MINIMUM COLLATERAL VALUE AMOUNT" means, as at any date of determination, the sum of (i) the cash balance in the Restricted Deposit Account plus (ii) 95% of the Collateral Value of all Collateral in the Securities Account.

                  "NOTES" means one or more of the Revolving Notes or Swing Line Notes or any combination thereof.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Swing Line Loan Commitment or the Swing Line Loans of any Lender, the percentage obtained by dividing (x) the Swing Line Loan Exposure of that Lender by (y) the aggregate Swing Line Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 8.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.2 annexed hereto.

                  "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.2A(ii).

                  "RESTRICTED DEPOSIT ACCOUNT" means the restricted deposit account established and maintained by Agent with Securities Intermediary pursuant to Section 2(a) of the Third-Party Account Agreement.

                  "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.2A(i).

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.2A(i), and "REVOLVING LOAN COMMITMENTS" means such commitment of all Lenders in the aggregate.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of the aggregate outstanding principal amount of the Revolving Loans of that Lender.

                  "REVOLVING NOTES" means (i) the amended and restated promissory notes of Company issued to Lenders on the Restatement Closing Date and (ii) any promissory notes issued by Company pursuant to subsection 2.2E(iv) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit I annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SECURITIES ACCOUNT" means the restricted securities account established and maintained with Securities Intermediary pursuant to Section 2(b) of the Third-Party Account Agreement.

                  "SECURITIES INTERMEDIARY" means the bank or trust company identified as the "Securities Intermediary" in the Third-Party Account Agreement.

                  "SECURITY DOCUMENTS" means, collectively, the Mortgages, the Existing Mortgages as modified by the Mortgage Amendments, the Assignments of Rents and Leases, the Existing Assignments of Rents and Leases as modified by the Assignment of Rents Amendments, the Security Agreement, the Cash Management Letters, Liquor License Agreement, the Tenant Subordination Agreements, the Collateral Account Agreement, the Third-Party Account Agreement and all deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to the Agent Liens in real, personal or mixed property of that Person, and to maintain such Liens as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. Security Documents do not include this Agreement or the Notes.

                  "SWING LINE LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.2A(ii).

                  "SWING LINE LOAN COMMITMENT" means the commitment of a Lender to make Swing Line Loans to Company pursuant to subsection 2.2A(ii), and "SWING LINE COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "SWING LINE LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Swing Line Loan Commitments, that Lender's Swing Line Loan Commitment and (ii) after the termination of the Swing Line Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Swing Line Loans of that Lender (net of any participations therein purchased by other Lenders) plus (b) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

                  "SWING LINE NOTES" means (i) any promissory notes of Company issued on the First Amendment Date to evidence the Swing Line Loans and (ii) any promissory note of Company issued pursuant to subsection 2.2E(iv), in connection with the assignment of Swing

Line Loan Commitments and Swing Line Loans of any Lenders, in each case substantially in the form of Exhibit XVI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "THIRD-PARTY ACCOUNT AGREEMENT" means the Third-Party Account Agreement, substantially in the form of Annex A to the Collateral Account Agreement, entered into among Company, Agent and Securities Intermediary, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "TOTAL UTILIZATION" means, as of any date of determination, the sum of the following, without duplication:

                  (i) the aggregate principal amount of the outstanding Revolving Loans; plus

                  (ii) the aggregate principal amount of all outstanding Swing Line Loans; plus

                  (iii) the aggregate amount of reserves against Total Utilization established by the Company in accordance with the provisions of subsection 5.16 in respect of required capital reserve deposits.

                  1.2 AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         A. COMMITMENTS; LOANS; NOTES; THE REGISTER. Subsection 2.2 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "2.2 COMMITMENTS; LOANS; NOTES; THE REGISTER.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsection 2.2A(i) and 2.2A(ii).

                  (i) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to the Company from time to time during the period from the Restatement Closing Date to but excluding the Maturity Date an aggregate amount not exceeding such Lender's Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.6A. The original amount of each Lender's Revolving Loan Commitment (including such Lender's share of the Existing Loans) and such Lender's Pro Rata Share is set forth opposite its name on Schedule
         2.2 annexed hereto and the aggregate original amount of the Revolving Loan Commitments (including the Lenders' Revolving Loan Commitment to purchase the Existing Loans) is $200,000,000; provided, however, that the Revolving Loan Commitments of the Lenders shall be adjusted from time to time to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 8.1; provided, further, that the amount of the Revolving Loan Commitments shall be automatically reduced by the amount of any reductions to the Revolving Loan Commitments made pursuant to subsection 2.5B.

                  Each Lender's Revolving Loan Commitment shall expire on the Maturity Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than the Maturity Date.

                  The proceeds of Revolving Loans may be applied to pay all or any amount of the principal of and interest on any one or more of the Swing Line Loans. The provisions of subsection 2.7B shall apply to such payments.

                  Unless otherwise directed by Company in writing to the Agent, if Revolving Loans shall be made on the same day on which Swing Line Loans shall be repaid, the Revolving Loans shall be made immediately before the Swing Line Loans shall be repaid. To the extent that the proceeds of the Revolving Loans are to be applied to repay Swing Line Loans and other amounts in connection therewith, such proceeds shall not be paid to the Company and shall be applied by the Agent for such purpose.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Commitments shall be subject to the limitations that the Total Utilization shall not exceed the least of (i) the Borrowing Base, (ii) the aggregate amount of the Revolving Loan Commitments then in effect and (iii) the aggregate amount of title insurance pursuant to Title Policies delivered pursuant to subsections 2.10A(vi) and 3.1F(v) and (xiii).

                  (ii) Swing Line Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make, upon the election of the Company, a portion of the Revolving Loan Commitments available to the Company from time to time during the period from the First Amendment Date to but excluding the Maturity Date by making Swing Line Loans to Company in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Swing Line Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Swing Line Commitment is set forth opposite its name on Schedule 2.2 annexed hereto and the aggregate amount of the Swing Line Loan Commitments is $41,000,000; provided that the Swing Line Loan Commitments of any Lender shall be adjusted to give effect to any assignment of the Swing Line Loan Commitment of such Lender pursuant to subsection 8.1B; provided, further, that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the aggregate Swing Line Loan Commitments shall result in an automatic reduction of the aggregate Swing Line Loan Commitments to the amount of the aggregate Revolving Loan Commitments and shall also result in a corresponding reduction in the Swing Line Loan Commitment of each Lender proportionately to its Pro Rata Share, without any further action on the part of Company, Agent or Lenders; provided, further, that the amount of the Swing Line Loan Commitments available shall be reduced by the amount of any Revolving Loan outstanding until such amount is repaid and the Swing Line Commitment of each Lender shall also be correspondingly reduced in proportion to its Pro Rata Share until such amount is repaid. The Swing Line Loan Commitment shall expire on the Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.2A(ii) may be repaid and reborrowed to but excluding the Maturity Date.

                  Unless otherwise directed by Company in writing to the Agent, if Swing Line Loans shall be made on the same day on which Revolving Loans shall be repaid, the Swing Line Loans shall be made immediately before the Revolving Loans shall be repaid. To the extent that the proceeds of the Swing Line Loans are to be applied to repay Revolving Loans and other amounts in connection therewith, such proceeds shall not be paid to the Company and shall be so applied by the Agent for such purpose.

                  Notwithstanding anything contained herein to the contrary, the Swing Line Loans and the Swing Line Loan Commitments shall be subject to the following limitations:

                           (a) in no event shall the Total Utilization exceed
                  the least of (i) the Borrowing Base, (ii) the aggregate amount of the Revolving Loan Commitments then in effect and (iii) the aggregate amount of title insurance pursuant to Title Policies delivered pursuant to subsections 2.10A(vi) and 3.1F(v) and 3.1F(xiii); and

                           (b) in no event shall the aggregate amount of the
                  Swing Line Loans exceed the Minimum Collateral Value Amount; provided, however, that the Company may deposit a portion of the proceeds of a Swing Line Loan into the Collateral Accounts so that after giving effect to such deposit, the aggregate amount of the Swing Line Loans does not exceed the Minimum Collateral Value.

                  Notwithstanding anything contained herein to the contrary, the outstanding principal amount of the Loans under this Agreement at all times shall consist of the outstanding principal amounts under the Revolving Loans and under the Swing Line Loans, respectively.

                  Upon (x) the occurrence of an Event of Default pursuant to subsection 7.1A (including, without limitation, a failure timely to pay a Swing Line Loan) or (y) upon the occurrence of any other Event of Default or a Potential Event of Default and at the written request of Lenders having or holding more than 50% of the aggregate Swing Line Commitments or, if such Swing Line Commitments have terminated or expired, the aggregate principal amount of all Swing Line Loans, then Agent shall, as promptly as possible, sell or redeem, collect or otherwise realize upon the Collateral (as defined in the Third-Party Agreement) and apply all credit balances included as Collateral and all proceeds received by the Agent in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral to prepay the Swing Line Loans and all other amounts then required to be paid. If for any reason the Collateral and the proceeds thereof are insufficient to prepay in full the Swing Line Loans and such other amounts, Agent may, at any time in its sole and absolute discretion, deliver to Lenders (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Agent requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Lenders with outstanding Swing Line Loans shall be applied to repay a corresponding portion of the Refunded Swing Line Loans and apportioned among all Refunded Swing Line Loans proportionately to each Lender's Pro Rata Share and shall not be delivered to Company and (ii) on the day such Revolving Loans are made, the Pro Rata Share of the Refunded Swing Line Loans of each Lender that has Swing Line Loans outstanding shall be deemed to be paid with the proceeds of a Revolving Loan made by such Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of such Lender but shall instead constitute part of such Lender's outstanding Revolving Loans and shall be due under the Revolving Note of such Lender; provided, however, that if such Lender's Revolving Loan made in accordance with this subsection 2.2A(ii) exceeds such Lender's outstanding Swing Line Loans, the remaining proceeds of such Lender's Revolving Loans shall be applied in accordance with subsection (i). Company hereby authorizes Agent and each Lender with Swing Line Loans to charge Company's accounts with Agent and such Lender (up to the amount available in each such account) in order to immediately pay such Lenders the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Lenders with outstanding Swing Line Loans, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to any such Lender should be recovered by or on behalf of Company from such Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 8.5.

                  If for any reason the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the Revolving Loans (calculated, immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Agent, each Lender shall deliver to Agent an amount equal to its respective participation in same day funds at the Funding and Payment Office. Agent shall promptly deliver such amount to Lenders with such outstanding Swing Line Loans in proportion to such outstanding Swing Line Loans. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Agent in form and substance reasonably satisfactory to Agent and such Lender. In the event any Lender fails to make available to Agent the amount of such Lender's participation as provided in this paragraph, Agent, on behalf of Lenders shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that any Lender with outstanding Swing Line Loans receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, such Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

                  The provisions of subsection 2.7B shall apply to all payments and prepayments of Swing Line Loans or Refunded Swing Line Loans pursuant to this subsection 2.2A(ii).

                  Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that (X) Agent believed in good faith that all conditions under Section 3 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 8.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

         B. BORROWING MECHANICS. Revolving Loans (other than Revolving Loans made pursuant to a request by Agent pursuant to subsection 2.2A(ii) for the purpose of repaying any Refunded Swing Line Loans) made on any Funding Date shall be in an aggregate minimum amount of $1,000,000. The Company shall be permitted to request a Revolving Loan pursuant to this subsection 2.2B only four times during any 30 day period. Requests for Swing Line Loans shall not count as requests for Revolving Loans for purposes of the preceding sentence. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000,000. The Company shall be permitted to request a Swing Line Loan pursuant to this subsection 2.2B only three times during any calendar year. Whenever the Company desires that the Lenders make Loans, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date with respect to a Eurodollar Rate Loan or, in the case of a Loan bearing interest with reference to the Base Rate, one Business Day in advance of the proposed Funding Date.

         Each Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Loans requested, (iii) whether such Loan shall be Swing Line Loan or a Revolving Loan, (iv) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans (it being understood that all Revolving Loans shall be Eurodollar Rate Loans except as otherwise expressly permitted or required hereunder), (v) if such Loan is a Eurodollar Rate Loan, the initial Interest Period applicable thereto, (vi) in the case of Revolving Loans that not more than three other Funding Dates shall have occurred within the 30 days next preceding the proposed Funding Date, (vii) in the case of Swing Line Loans that no more than two other Funding Dates shall have occurred within the calendar year of such Funding Date, in each case specifying the related Funding Date, (viii) that after giving effect to the Borrowing there are either no Swing Line Loans outstanding or the total aggregate amount of outstanding Loans shall not exceed $41,000,000 and (ix) that the amount of the proposed Loan will not cause the Total Utilization of the Commitments to exceed the Borrowing Base then in effect.

         The Company may give the Agent telephonic notice by the required time of any proposed Loan under this subsection 2.2B; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before the applicable Funding Date. Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.2B, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice the Company shall have effected Loans hereunder.

         The Company shall notify the Agent (who shall notify the Lenders) prior to the funding of any Loans in the event that any of the matters to which the Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Company of the proceeds of any Loans shall constitute a re-certification by the Company, as of the applicable Funding Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.7B and 2.7C, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares with respect to the Revolving Loans or the Swing Line Loans, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Agent of a Notice of Borrowing pursuant to subsection 2.2B (or telephonic notice in lieu thereof), the Agent shall notify each Lender of the proposed Loan. Each Lender shall make its Pro Rata Share of the aggregate amount of the Loan available to the Agent, in same day funds, at the office of the Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 Noon (New York time) on the applicable Funding Date in same day funds in Dollars. Except as provided in subsection 2.2A(ii) with respect to Revolving Loans used to repay Refunded Swing Line Loans, upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2, the Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Agent from the Lenders to be transferred to the account designated in the Notice of Borrowing.

         Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.2C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

         D. DEFAULTING LENDERS.

         Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Loan (a "DEFAULTED LOAN") in accordance with subsection
2.2 then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Loans pursuant to subsection 2.5B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Loans pursuant to subsection 2.5B(iv), subsection 2.5B(v) subsection 2.5B(vi), subsection 2.5B(vii) or subsection 2.5B(viii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fees payable to Lenders pursuant to subsection 2.4A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.4A with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.

         For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of this subsection 2.2D or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment, and (C) the date on which Company and Agent waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.

         No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.2D, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.2D. The rights and remedies against a Defaulting Lender under this subsection 2.2D are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         E. THE REGISTER.

                  (i) The Agent shall maintain, at its address referred to in subsection 8.8, a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Agent shall record in the Register the Revolving Loan Commitment and the Swing Line Loan Commitment and the Revolving Loans and Swing Line Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Revolving Loans or Swing Line Loans of each Lender. Any such recordation shall be prima facie evidence of such matters as against the Company and each Lender, absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including any promissory note described in subsection 2.2E(iv)) the amount of each Revolving Loan and each Swing Line Loan made by it and each payment in respect thereof. Any such recordation shall be prima facie evidence of such matters as against the Company absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans; provided further, however, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                  (iv) Any Lender may, by notice to the Agent and the Company, request that all or part of the principal amount of the Company's Revolving Loans or Swing Line Loans from such Lender hereunder be evidenced by a Note. Within three Business Days of the Company's receipt of such notice, the Company shall execute and deliver to the Agent for delivery to the appropriate Lender a Revolving Note or Swing Line Note in the principal amount(s) of such Loans, payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 8.1 hereof. If the foreclosure or other enforcement of any Mortgage or any other Security Document requires the presentation of a Note evidencing the Obligations secured by such Security Document and the Company fails or refuses to comply with a request for such Note, then a copy of this Agreement may be presented in lieu of such a Note.

         F. EXTENSION OF MATURITY DATE. At any time that is not more than 180 days and not less than 90 days before the fourth Anniversary, the Company may deliver a written notice to the Agent requesting that the Maturity Date be extended from the fourth Anniversary to the fifth Anniversary and, if such notice is delivered, the Maturity Date shall be so extended provided that the following conditions are satisfied:

                                 (i) as of the fourth Anniversary, no Potential
                  Event of Default or Event of Default shall have occurred and be continuing and the Company shall have delivered an Officer's Certificate certifying thereto; provided that, if a Potential Event of Default (but not any Event of Default) exists on the fourth Anniversary, the conditions set forth in this clause (i) shall be satisfied if, on the date that is 30 days after the fourth Anniversary, no Potential Event of Default or Event of Default shall have occurred and be continuing and the Company shall have delivered an Officer's Certificate certifying thereto;

                                (ii) on or prior to the fourth Anniversary, the
                  Company shall have paid to the Agent in immediately available funds, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee equal to 0.25% of the aggregate amount of the Commitments on the fourth Anniversary; and

                               (iii) after giving effect to the proposed
                  extension, the date on which any Capital Stock or other Security issued by any Loan Party by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, or otherwise redeemable, in Cash at the option of the holder thereof, in whole or in part, shall not be a date that is prior to the Maturity Date, as so extended."

                  B. RATE OF INTEREST. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "A. RATE OF INTEREST. Subject to the provisions of subsections 2.3E,
2.7 and 2.8, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Adjusted Eurodollar Rate; provided, however, that in the event that any Revolving Loan is to be made on a day when there are already five (5) Interest Periods outstanding with respect to Revolving Loans, or any Swing Line Loan is to be made on a day when there are already three (3) Interest Periods outstanding with respect to Swing Line Loans, such Loan shall bear interest at a rate determined by reference to the Base Rate until the commencement of the next succeeding Interest Period, at which time such Loan shall be converted (automatically and without the necessity of any action on the part of any Person) to a Eurodollar Rate Loan in accordance with subsection 2.3D. The basis for determining the interest rate with respect to any Loan shall be changed from time to time in accordance with subsection 2.3D.

         Subject to the provisions of subsections 2.3E, 2.5B(iv) and 2.8, the Revolving Loans shall bear interest through maturity (whether by acceleration or otherwise) as follows:

                  (i) if a Base Rate Loan, then at a rate equal to the Base Rate plus 1.00%.

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.00%.

         Subject to the provisions of subsections 2.3E, 2.5B(iv) and 2.8, the Swing Line Loans shall bear interest through maturity (whether by acceleration or otherwise) as follows:

                  (i) if a Base Rate Loan, then at a rate equal to the Base
         Rate.

                  (ii) if a Eurodollar Rate Loan at the sum of the Adjusted Eurodollar Rate plus .5%;

provided that, if any Lender shall have purchased a participation in any Swing Line Loan or shall have been deemed to have purchased a participation in any Swing Line Loan, in each case pursuant to the last paragraph of subsection 2.2A(ii), then, subject to the provisions of subsections 2.3E, 2.5B(iv) and 2.8, all Swing Line Loans shall bear interest through maturity liability acceleration or otherwise) as follows:

                  (i) if a Base Rate Loan, then at a rate equal to the Base Rate plus 1.00%.

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.00%.

         C. INTEREST PERIODS. Subsection 2.3B of the Credit Agreement is hereby amended by deleting in its entirety and substituting the following therefor:

         "B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Company shall, pursuant to the applicable Notice of Borrowing or Notice of Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be a one, two or three month period, at the Company's option, in the case of Revolving Loans and a two-week or one month period in the case of Swing Line Loans; provided, however, that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan;

                  (ii) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.3B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

                  (vi) there shall be no more than five (5) Interest Periods outstanding at any time with respect to the Revolving Loans and no more than three (3) Interest Periods outstanding at any time with respect to the Swing Line Loans;

                  (vii) if five (5) Interest Periods are outstanding with respect to the Revolving Loans or if three (3) Interest Periods are outstanding with respect to the Swing Line Loans, then with respect to the Revolving Loans or the Swing Line Loans, as the case may be, at least one Interest Period shall be either (a) a one month Interest Period or (b) an Interest Period with less than 30 days remaining; and

                  (viii) in the event the Company shall fail to specify an Interest Period for a Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Continuation, the Company shall be deemed to have selected an Interest Period of one month."

                  C. COMMITMENT FEES. Subsection 2.4A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

"2.4     FEES.

         A. COMMITMENT FEES. The Company agrees to pay to the Agent, for distribution to each Lender, commitment fees for the period from and including the Restatement Closing

Date to and excluding the Maturity Date, equal to the average of the daily unused portion of the Revolving Loan Commitment of such Lender, multiplied by
(y) 0.25% per annum. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the commitment fees payable by the Company pursuant to this subsection 2.4A, the "unused portion of the Revolving Loan Commitment" of each Lender, as of any date of determination, shall be an amount equal to the sum of the Revolving Loan Commitment of such Lender as of such date minus the aggregate principal amount of all outstanding Revolving Loans of such Lender on such date plus the aggregate principal amount of all outstanding Swing Line Loans of such Lender on such date. The commitment fee shall be payable as provided in this subsection notwithstanding that the amount available to be borrowed hereunder may be less than the amount of the Commitments due to the operation of the Borrowing Base."

                  D. SCHEDULED REDUCTIONS OF COMMITMENTS; MANDATORY PAYMENT OF SWING LINE LOANS. Subsection 2.5A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

"2.5 REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

         A. SCHEDULED REDUCTIONS OF COMMITMENTS; MANDATORY PAYMENT OF SWING LINE LOANS.

                  (i) Scheduled Reductions of Commitments. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:


                                                     SCHEDULE REDUCTION
                 DATE                                  OF COMMITMENTS
          ------------------                         ------------------
          third Anniversary                             $25,000,000

          fourth Anniversary                            $50,000,000



         ; provided that the scheduled reductions of the Revolving Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Commitments in accordance with subsection 2.5B(ix).

                  (ii) Mandatory Payment of Swing Line Loans. Each Swing Line Loan shall be paid in full no later than the date which is 60 days after the Funding Date for such Swing Line Loan; provided, however, that all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Swing Line Commitments shall be paid in full no later than the Maturity Date."

                  E. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS. Subsection 2.5B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

         "B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                  (i) Voluntary Prepayments. The Company may, upon not less than two Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, in each case confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time prepay (i) any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or, if less, the total amount of all outstanding Revolving Loans or (ii) any Swing Line Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, if less, the total amount of all outstanding Swing Line Loans)); provided, however, that in the event a Swing Line Eurodollar Rate Loan or Revolving Eurodollar Rate Loan is prepaid on a day other than the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of any amounts payable under subsection 2.7D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, that in the case of any such withdrawal, the Company shall promptly pay all amounts then due to the Lenders pursuant to subsection 2.7D. Any such voluntary prepayment shall be applied as specified in subsection 2.5B(viii). Amounts prepaid pursuant to this subsection 2.5B(i) may be reborrowed pursuant to subsection 2.2A.

                  (ii) Voluntary Reductions of Revolving Loan Commitments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone (confirmed in writing) to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Commitments; provided, however, that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, further that the Revolving Loan Commitments, may not be reduced to an amount that is less than the aggregate amount of outstanding Swing Line Loans at the time of any such prepayment. The Company's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in the Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro

         Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.5B(ix).

                  (iii) Reductions in Borrowing Base Due to Casualty, Condemnation or Disposition of a Designated Mortgaged Property. If there shall occur a casualty or Taking with respect to any Designated Mortgaged Property (or any portion thereof) or a sale or other permanent disposition of such Designated Mortgaged Property, with respect to which occurrence a prepayment is required to be made, then the Borrowing Base shall be recomputed as of such date, after giving effect to any reduction in the related Property EBITDA or Release.

                  (iv) Prepayments Due to Borrowing Base. If at any time the Total Utilization exceeds the Borrowing Base then in effect, as demonstrated by a Borrowing Base Certificate delivered (or required to be delivered) pursuant to subsection 5.1(ii), the Company shall prepay first the Swing Line Loans and second the Revolving Loans in an amount equal to such excess not later than 5 Business Days after the date that such Borrowing Base Certificate shall have been delivered (or, if such Borrowing Base Certificate shall not have been delivered timely or at all, on the last day that such Borrowing Base Certificate is permitted by subsection 5.1(ii) to be delivered). Any mandatory prepayments pursuant to subsection 2.5B(iv) shall be applied as specified in subsection 2.5B(x).

                  (v) Prepayments from Asset Sales. At any time prior to the date which is 364 days following the date of receipt of such Net Cash Proceeds from an Asset Sale by any Loan Party or any of its Subsidiaries but in any event not later than the day before the day on which the Company shall be obligated to pay any amount of such Net Cash Proceeds (or other amount determined by reference to such Net Cash Proceeds) to satisfy all or part of any other obligation that may become due by reason of such sale or other disposition other than any Indebtedness secured by the assets from which such Net Cash Proceeds were derived, the Company may spend all or any part of Net Cash Proceeds (or other amount determined by reference to such Net Cash Proceeds) on a Renovation or Restoration permitted hereunder or otherwise invest such amounts in property or assets used in a Hospitality-Related Business; provided that if an Event of Default resulting from a failure to pay principal or interest hereunder has occurred and is continuing, the Company shall not use any part of such Net Cash Proceeds to make any capital expenditures for any purpose (including, without limitation, the investment of any amount in any property or assets used in a Hospitality-Related Business, but excluding the purchase of FF&E and expenditures in furtherance of any Renovation or Restoration of any Property (including any Property that is not a Mortgaged Property) that shall have commenced before the occurrence of such Event of Default and that cannot be terminated without material cost to the Company or a material adverse effect on the Property) unless and until the Company shall have prepaid the Loans in the amounts required by, and in accordance with the provisions of, the sentence next following. Any amounts not expended in accordance with the preceding sentence at the earlier of (i) the day before the day on which the Company is obligated to apply such amounts to satisfy all or part of any other obligation that may become due by reason of such sale or other disposition, other than any Indebtedness secured by the assets from which such Net Cash Proceeds were derived, or (ii) the date that is 365 days after the receipt of such Net Cash Proceeds, shall be applied to prepay the Loans and the Revolving Loan Commitments shall be automatically and permanently reduced by the aggregate amount of such prepayments. Concurrently with any prepayment of the Loans pursuant to this subsection 2.5B(v), the Company shall deliver to the Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds. Any mandatory prepayments pursuant to this subsection 2.5B(v) shall be applied as specified in subsection 2.5(B)(ix). Net Cash Proceeds from the sale of more than one Property shall be deemed expended in the order in which such amounts were received by the applicable Loan Party or Subsidiary.

                  (vi) Minimum Collateral Value Prepayments Due to Reduction of Funds in Collateral Account. If at any time the aggregate amount of the Swing Line Loans exceeds the Minimum Collateral Value Amount, the Company shall immediately repay the Swing Line Loans in an amount equal to such deficiency; provided, however, that if the Company shall not be required to repay the Swing Line Loans pursuant to this subsection 2.5B(vi) in an amount equal to the amount of funds transferred to the Deposit Account in accordance with Section 3(b) of the Collateral Account Agreement to reduce or eliminate the amount by which the aggregate amount of the Swing Line Loans exceeds the Minimum Collateral Value Amount.

                  (vii) Prepayment Due to Outstanding Loans Exceeding Maximum Amount of Swing Line Commitments. If at any time the aggregate amount of outstanding Revolving Loans and Swing Line Loans exceeds $41,000,000, the Company shall immediately repay all outstanding Swing Line Loans.

                  (viii) Acceleration Due to Reduction of the Facility Amount. In the event that the aggregate amount of the Revolving Loan Commitments at any time is less than $10,000,000, whether due to a prepayment or reduction in the Revolving Commitments or otherwise, (a) the Revolving Loan Commitments and the Swing Line Loan Commitments shall be automatically terminated and (b) the Revolving Loans and Swing Line Loans outstanding and all other Obligations of the Company shall become immediately due and payable.

                  (ix) Application of Prepayments. Each prepayment of the Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.7D. Each prepayment of the Swing Line Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to subsection 2.7D.

                  (x) Application of Unscheduled Reductions of Revolving Loan Commitments. Any voluntary reduction of the Revolving Loan Commitments pursuant to subsection 2.5B(ii) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.5A(i) in inverse chronological order.

                  (xi) Application of Voluntary Prepayments by Type of Loans. Any voluntary prepayments pursuant to subsection 2.5B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof and second to repay outstanding Revolving Loans to the full extent thereof.

                  (xii) Application of Mandatory Prepayments by Type of Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.5B(iv) or (v) shall be applied first to prepay the Swing Line Loans to the full extent thereof and, in the case of prepayments pursuant to subsection 2.5(B)(v), to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, second, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and third, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof."

         1.3 Amendments to Section 8: Miscellaneous.

         A. ASSIGNMENT AND PARTICIPATIONS IN LOANS; GENERAL. Section 8.1A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "A. GENERAL. Each Lender shall have the right at any time, so long as it has obtained the prior written consent of the Agent (which consent shall not be unreasonably withheld), to (i) assign to any one Eligible Assignee (provided that such Eligible Assignee complies with the requirements of subsection 2.8B(iii) as of the date it becomes a Lender hereunder, to the extent applicable) all of its Swing Line Loan Commitments together with all of its Swing Line Loans, (ii) sell, assign, transfer or negotiate to one or more Eligible Assignees (provided that such Eligible Assignee complies with the requirements of subsection 2.8B(iii) as of the date it becomes a Lender hereunder, to the extent applicable) all or any part of its Revolving Loan Commitment or any Revolving Loan or Revolving Loans made by it, in each case in an aggregate principal amount not less than $5,000,000, or (iii) sell participations to one or more Persons in (a) all or any part of its Revolving Loan Commitment, any Revolving Loan, Revolving Loans, Swing Line Commitment, any Swing Line Loan or Swing Line Loans made by it or participations therein or (b) any other interest herein or in any other Obligations owed to it; provided, however, that no such assignment or participation shall, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation under the securities laws of any state; and provided, further that no such sale, assignment, transfer or participation of any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Loan Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. In the case of any assignment authorized under this subsection 8.1, (i) the Agent shall notify the Company of the effective date of such assignment, (ii) as of such effective date, the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of a Lender hereunder and (iii) the assigning Lender shall, to the extent that its rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement. In the event of an assignment hereunder, the Commitments shall be modified to reflect the Commitments of such assignee. Except with respect to the portion of the Loans and Commitments assigned pursuant to this subsection 8.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitment or the Loans, or other Obligations owed to such Lender."

                  1.4 AMENDMENTS TO SECTION 9: AGENT AND CO-AGENTS

                  Section 9 of the Credit Agreement is hereby amended by adding a new subsection 9.8 at the end thereof as follows:

"9.6 COLLATERAL ACCOUNT AGREEMENT.

                  Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into the Collateral Account Agreement as secured party, and each Lender agrees to be bound by the terms of the Collateral Account Agreement; provided that Agent shall not enter into or consent to any amendment, modification, termination or waiver of (i) the definition of "Eligible Investments" in this Agreement or in the Third-Party Account Agreement without the written concurrence of all Lenders or (ii) any provision contained in the Collateral Account Agreement without the prior consent of Majority Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the collateral under the Collateral Account Agreement, it being understood and agreed that all powers, rights and remedies under the Collateral Account Agreement may be exercise solely by Agent for the benefit of Lenders in accordance with the terms thereof."

                  1.5 SUBSTITUTION OF SCHEDULES

                  A. SCHEDULE 2.2: LENDERS COMMITMENTS AND PRO RATA SHARE.
Schedule 2.2 to the Credit Agreement is hereby amended by deleting said Schedule
2.2 in its entirety and substituting in place thereof a new Schedule 2.2 in the form of Annex A to this Amendment.

                  1.6 SUBSTITUTION AND ADDITION OF EXHIBITS

                  A. EXHIBIT I: FORM OF NOTICE OF BORROWING. Exhibit I to the Credit Agreement is hereby amended by deleting said Exhibit I in its entirety and substituting in place thereof a new Exhibit I in the form of Annex B to this Amendment.

                  B. EXHIBIT II: FORM OF NOTICE OF CONVERSION/CONTINUATION.
Exhibit II to the Credit Agreement is hereby amended by deleting said Exhibit II in its entirety and substituting in place thereof a new Exhibit II in the form of Annex C to this Amendment.

                  C. EXHIBIT XVI: FORM OF SWING LINE NOTE. The Credit Agreement is hereby amended by adding thereto a new Exhibit XVI in the form of Annex D to this Amendment.

                  D. EXHIBIT XVII: FORM OF COLLATERAL ACCOUNT AGREEMENT. The Credit Agreement is hereby amended by adding thereto a new Exhibit XVII in the form of Annex E to this Amendment.

                  SECTION 2. SWING LINE NOTES

                  Company agrees to execute and deliver to each Lender with Swing Line Loan Commitments (or to Agent for that Lender) an Note (each an "SWING LINE NOTE" and collectively the "SWING LINE NOTES"), in the form of Annex D to this Amendment with appropriate insertions, to evidence the Swing Line Loans. Each of the parties hereto hereby acknowledges and agrees that each Swing Line Note is a Swing Line Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by the Swing Line Notes shall constitute Swing Line Loans for all purposes under the Credit Agreement and the other Loan Documents.

                  SECTION 3. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

                  A. On or before the First Amendment Effective Date, Company shall deliver to Agent (with, except in the case of the Swing Ling Notes, sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

                           1. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Collateral Account Agreement and approving and authorizing the execution, delivery and payment of the Swing Line Notes, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                           2. Signature and incumbency certificates of its officers executing this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement and the Swing Line Notes; and

                           3. Executed copies of this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement and the Swing Line Notes.

                  B. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Willkie Farr & Gallagher, counsel for Company and its Subsidiaries, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the First Amendment Effective Date and setting forth substantially the matters in the opinions designated in Annex F to this Amendment, with respect to the enforceability of the Amended Agreement (as hereinafter defined) and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

                  C. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

                  SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each of Company and the Subsidiary Guarantors that are a party thereto have all requisite corporate power and authority to enter into this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement to issue the Swing Line Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT"), the Collateral Account Agreement and the Third-Party Account Agreement.

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement and the Swing Line Notes and the performance of the Amended Agreement, the Collateral Account Agreement and the Third-Party Account Agreement and the issuance, delivery and payment of the Swing Line Notes have been duly authorized by all necessary corporate action on the part of Company and the Subsidiary Guarantors, as the case may be.

                  C. NO CONFLICT. The execution and delivery by each of Company and the Subsidiary Guarantors that are a party thereto of this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement and the Swing Line Notes and the performance by Company and the Subsidiary Guarantors of the Amended Agreement, the Collateral Account Agreement, the Third-Party Account Agreement and the issuance, delivery and payment of the Swing Line Notes by Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each of Company and the Subsidiary Guarantors that are a party thereto of this Amendment, the Collateral Account Agreement, the Third-Party Account Agreement and all other operative documents being delivered pursuant to the Amendment and the Swing Line Notes and the performance by Company of the Amended Agreement, the Collateral Account Agreement and the Third-Party Account Agreement and the issuance, delivery and payment of the Swing Line Notes by Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment and the Amended Agreement, the Collateral Account Agreement, the Third-Party Account Agreement and the Swing Line Notes have been duly executed and delivered by each of Company and the Subsidiary Guarantors that are a party thereto, and the Swing Line Notes, when executed and delivered, will be legally valid and binding obligations of Company and the Subsidiary Guarantors that are a party thereto, enforceable against Company and the Subsidiary Guarantors that are a party thereto, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. GOVERNMENTAL REGULATION; SECURITIES ACTIVITIES. Neither the making of the Loans pursuant to the Amended Agreement nor the granting of a Security Interest in any Collateral (as defined in the Security Agreement) pursuant to the Security Documents violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. It is not necessary in connection with the execution and delivery of the Amended Agreement or the Swing Line Notes to register the Swing Line Notes or the Loans under the Securities Act or to qualify any indenture under the Trust Indenture Act of 1939, as amended.

                  G. LIENS OF THE COLLATERAL.

                  (i) The Collateral Account Agreement creates in favor of the Secured Party a perfected security interest in the Securities Account, the Security Entitlement (as defined in the Third-Party Account Agreement) carried in the Securities Account and the Restricted Deposit Account (as defined in the Third-Party Account Agreement) under the Uniform Commercial Code as in effect in the State of New York (the "Code") and the Federal Book-Entry Regulations. The security interest of the Secured Party in the Securities Account, the Security Entitlement carried in the Securities Account and the Restricted Deposit Account is prior to any other security interest therein under the Code.

                  (ii) Assuming the Secured Party retains dominion and control over the Restricted Deposit Account in the manner set forth in the Security Agreement, the Security

Agreement creates in favor of the Secured Party a lien on the Restricted Deposit Account senior to the claim of later attaching or executing "lien creditors" (as that term is defined in Section 9- 301(3) of the Code).

                  H. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  I. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

                  SECTION 5. ACKNOWLEDGEMENT AND CONSENT

                  Company is a party to the Amended and Restated Pledge and Security Agreement, Amended and Restated Intellectual Property License Agreement, and Amended and Restated Environmental Indemnity, in each case as amended through the First Amendment Date, pursuant to which Company has created Liens in favor of Agent on certain Collateral to secure the Obligations. Each Subsidiary Guarantor is a party to the Subsidiary Guaranty, as amended through the First Amendment Date, pursuant to which such has (i) guarantied the Obligations and (ii) created Liens in favor of Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. Company, and Subsidiary Guarantors are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Amended and Restated Pledge and Security Agreement, Amended and Restated Intellectual Property License Agreement, Amended and Restated Environmental Indemnity and Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein. Without limiting the generality of the foregoing, each Credit Support Party hereby acknowledges and confirms the understanding and intent of such party that, upon the effectiveness of this Amendment, and as a result thereof, the definition of

"Obligations" contained in the Amended Agreement includes the obligations of Company under the Swing Line Notes.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

                  SECTION 6. MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the First Amendment Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 8.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, and Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                     PRIME HOSPITALITY CORP.


                                     By:
                                         -------------------------------------
                                          Name:
                                          Title:


                                     HOMEGATE AUSTIN, INC., (for purposes of
                                     Section 6 only) as a Credit Support Party


                                     By:
                                         -------------------------------------
                                          Name:
                                          Title:


                                     HOMEGATE HOSPITALITY, INC., (for
                                     purposes of Section 6 only) as a Credit
                                     Support
                                     Party


                                     By:
                                         -------------------------------------
                                          Name:
                                          Title:

                                     Notice Address:
                                          Prime Hospitality Corp.
                                          700 Route 46 East
                                          Fairfield, NY  07007-2700
                                          Attn:  President and Law Dept.

                                     BANKERS TRUST COMPANY,
                                     as Agent and as Lender


                                     By:
                                         -------------------------------------
                                        Name:  Laura S. Burwick
                                        Title: Principal

                                     Notice Address:
                                        Bankers Trust Company
                                        130 Liberty Street
                                        New York, New York 10006
                                        Attention:  Laura S. Burwick

                                     CREDIT LYONNAIS NEW YORK BRANCH
                                     As Syndication Agent and as a Lender


                                     By:
                                         -------------------------------------
                                        Name:  Jan Hazelton
                                        Title: Vice President


                                     Notice Address:
                                        Credit Lyonnais New York Branch
                                        1301 Avenue of the Americas
                                        18th Floor
                                        New York, New York 10010
                                        Attention:  Mischa Zabotin

                                     SOCIETE GENERALE, SOUTHWEST AGENCY
                                     As Documentation Agent and as a Lender

                                     By:
                                         -------------------------------------
                                        Name:  Thomas K. Day
                                        Title: Vice President


                                     Notice Address:
                                        Societe Generale, Southwest Agency
                                        2001 Ross Avenue
                                        Suite 4900
                                        Dallas, TX  75201

                                     BANK LEUMI USA
                                     As a Lender


                                     By:
                                         -------------------------------------
                                        Name:  Cynthia C. Wilbur
                                        Title: Assistant Vice President


                                     Notice Address:
                                        Bank Leumi USA
                                        562 Fifth Avenue
                                        New York, NY  10036

                                     BANKBOSTON, N.A.
                                     As a Lender


                                     By:
                                         -------------------------------------
                                        Name:  Jeff Warwick
                                        Title: Director


                                     Notice Address:
                                        The First National Bank of Boston
                                        115 Perimeter Center Place, NE
                                        Suite 500
                                        Atlanta, GA  30346

                                     BANK ONE, TEXAS NATIONAL ASSOCIATION
                                     As a Lender


                                     By:
                                         -------------------------------------
                                        Name:  Charles F. Crane
                                        Title: Vice President


                                     Notice Address:
                                        Bank One, Texas National Association
                                        910 Travis Street, 2nd Floor
                                        Houston, TX  77002

                                     CIBC, INC.
                                     As a Lender


                                     By:
                                         -------------------------------------
                                        Name:  Dean Decker
                                        Title: Executive Director


                                     Notice Address:
                                        CIBC, Inc.
                                        350 South Grand Avenue
                                        Suite 2600
                                        Los Angeles, CA  90071

                                     FIRST NATIONAL BANK OF COMMERCE
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Louis Ballero
                                        Title: Senior Vice President


                                     Notice Address:
                                        First National Bank of Commerce
                                        201 St. Charles Avenue
                                        New Orleans, LA  70170

                                     IMPERIAL BANK
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Steven K. Johnson
                                        Title: Senior Vice President


                                     Notice Address:
                                        Imperial Bank
                                        9920 South La Cienega Blvd.
                                        14th Floor
                                        Inglewood, CA  90301

                                     NATIONSBANK, N.A.
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Mark D. Monte
                                        Title: Senior Vice President


                                     Notice Address:
                                        Nationsbank, N.A.
                                        8300 Greensboro Drive
                                        Suite 300
                                        McLean, VA  22102

                                     ORIX USA CORPORATION
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Kazuyoshi Kawabata
                                        Title: Vice President


                                     Notice Address:
                                        ORIX USA Corporation
                                        270 Madison Avenue
                                        15th Floor
                                        New York, NY  10016

                                     PNC BANK, N.A.
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Gregory J. McManus
                                        Title: Vice President


                                     Notice Address:
                                        PNC Bank, N.A.
                                        Two Tower Center Blvd.
                                        18th Floor
                                        East Brunswick, NJ  08816

                                     SOUTHERN PACIFIC BANK
                                     As Lender


                                     By:
                                         -------------------------------------
                                        Name:  Charles D. Martorano
                                        Title:


                                     Notice Address:
                                        Southern Pacific Bank
                                        12300 Wilshire Blvd.
                                        Los Angeles, CA  90025

                                     ANNEX A

                                  SCHEDULE 2.2

                    LENDERS' COMMITMENTS AND PRO RATA SHARES


                                                    Revolving                              Swing Line
                                                    Loan                   Pro Rata        Loan                  Pro Rata
Lender                                              Commitment             Share           Commitment            Share
------                                             ------------            --------        -----------           --------
Bankers Trust Company                              $ 20,000,000              10%           $ 3,875,000           9.45122%

Credit Lyonnais New York Branch                    $ 20,000,000              10%           $ 3,875,000           9.45122%

Societe Generale, Southwest Agency                 $ 20,000,000              10%           $ 3,875,000           9.45122%

PNC Bank, N.A.                                     $ 25,000,000            12.5%           $ 3,875,000           9.45122%

Imperial Bank                                      $ 10,000,000               5%           $ 3,875,000           9.45122%

BankBoston, N.A.                                   $ 10,000,000               5%           $ 3,875,000           9.45122%

CIBC Inc.                                          $ 20,000,000              10%           $ 3,875,000           9.45122%

Nationsbank, N.A.                                  $ 20,000,000              10%           $ 3,875,000           9.45122%

Southern Pacific Bank                              $ 15,000,000             7.5%                  --                 0.0%

First National Bank of Commerce                    $ 10,000,000               5%           $ 3,875,000           9.45122%

ORIX USA Corporation                               $ 10,000,000               5%                  --                 0.0%

Bank Leumi USA                                     $ 10,000,000               5%           $ 3,875,000           9.45122%

Bank One, Texas National Association               $ 10,000,000               5%           $ 2,250,000           5.48780%
                                                  ------------------------------------------------------------------------

TOTAL:                                             $200,000,000             100%           $41,000,000             100.0%

                                     ANNEX B

                                   EXHIBIT II

                           FORM OF NOTICE OF BORROWING

                                                          DATED:           ,

               Pursuant to that certain Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 17, 1997, as amended, restated, supplemented or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, supplemented or otherwise modified, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Prime Hospitality Corp., a Delaware corporation (the "COMPANY"), the financial institutions listed therein as Lenders ("LENDERS"), Societe Generale, Southwest Agency, as Documentation Agent, Credit Lyonnais New York Branch, as Syndication Agent, and Bankers Trust Company, as Agent, this represents the Company's election to borrow from Lenders as follows:

      1.   Funding Date:                              ,

      2.   Amount of borrowing:            $

      3.   Type of Loan:                   | | a.  Revolving Loans
                                           | | b.  Swing Line Loans

      4.   Interest rate option:           | | a.  Eurodollar Rate Loans with an
                                                   initial Interest Period of
                                                   month(s)
                                           | | b.  Base Rate Loan(s)

The proceeds of such Loan(s) are to be deposited in           .

               The undersigned officer, to the best of his or her knowledge, and the Company certify that:

                       [(i) not more than three other Funding Dates for a
               Revolving Loan have occurred within the thirty days next preceding the proposed Funding Date specified in item 1 above, and the last Funding Date occurred on [INSERT DATE];]

                       [(i) not more than two other Funding Dates for a Swing
               Line Loan have occurred within the calendar year of the proposed Funding Date specified in item 1 above, and the Funding Dates occurred on [INSERT DATES];]

                       (ii) the amount of the proposed borrowing specified in
               item 2 above will not cause the Total Utilization of Commitments to exceed the Borrowing Base;

                       (iii) after giving effect to the proposed borrowing
               specified in item 2 above, the Total Utilization of Commitments will not exceed the aggregate Commitments in effect on the proposed Funding Date specified in item 1 above;

                       [(iv) that after giving effect to the Borrowing there
               shall be no Swing Line Loans outstanding;]

                                      [OR]

                       [(iv) after giving effect to the Borrowing the aggregate
               amount of outstanding Loans shall not exceed $41,000,000, the aggregate amount of outstanding Swing Line Loans is $____ and the aggregate amount of outstanding Revolving Line Loans is $_____;]

                       (v) the representations and warranties contained in the
               Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date (including the "Restatement Closing Date" and the "date hereof"), in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

                       (vi) the Company has performed in all material respects
               all agreements which the Credit Agreement provides shall be performed by it on or before the date hereof and each of the other conditions to funding set forth in subsection 3.2 of the Credit Agreement will be satisfied by the proposed Funding Date specified in item 1 above;

                       (vii) the Schedules to the Credit Agreement are updated,
               pursuant to subsection 5.1(xxi) of the Credit Agreement, as set forth in Exhibit A hereto; and



                  [Remainder of page intentionally left blank.]

               IN WITNESS WHEREOF, the undersigned officer (in his or her corporate and not individual capacity) does hereby execute this Notice of Borrowing.


                                     PRIME HOSPITALITY CORP.


                                     By:
                                         -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

1. The following schedules (limited to Schedules 4.21A and 4.25) are hereby supplemented as follows:

               (iv)    Schedule 4.21A
               (v)     Schedule 4.25

2. The following schedules are hereby supplemented (subject to the approval of the Agent) as follows:

                                     ANNEX C

                                   EXHIBIT III

                         FORM OF NOTICE OF CONTINUATION


                  Pursuant to that certain Amended and Restated Senior Secured Revolving Credit Agreement dated as of December 17, 1997 as amended, restated, supplemented or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Prime Hospitality Corp., a Delaware corporation (the "COMPANY"), the financial institutions listed therein as Lenders, Societe Generale, Southwest Agency, as Documentation Agent, Credit Lyonnais New York Branch, as Syndication Agent, and Bankers Trust Company, as Agent, this represents the Company's election to continue Eurodollar Rate Loans as follows:


1.     Date of continuation:                       __________________, _______

2.     Amount of Loans being continued:            $__________________

3.     Type of Loan:
                                                   |_| a.  Revolving Loans
                                                   |_| b.  Swing Line Loans
4.     Duration of new Interest Period that
       commences on the continuation date:
                                                   ___________________ month(s)


                  The undersigned officer (in his or her corporate and not individual capacity), to the best of his or her knowledge, and the Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________         PRIME HOSPITALITY CORP.


                                     By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                     ANNEX D

                                   EXHIBIT XVI

                            [FORM OF SWING LINE NOTE]

                             PRIME HOSPITALITY CORP.

$___________                                                  New York, New York

                                                              February    , 1998


                  FOR VALUE RECEIVED, PRIME HOSPITALITY CORP., a Delaware corporation ("COMPANY"), promises to pay to _________________________________
("PAYEE"), on or before the Maturity Date, the lesser of (x) ___________________ ($_______________) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Senior Secured Credit Agreement dated as of December 17, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February , 1998, by and among Company, the financial institutions listed therein as Lenders, Credit Lyonnais New York Branch, as Syndication Agent, Societe Generale, Southwest Agency, as Documentation Agent and Bankers Trust Company, as Agent (said Amended and Restated Senior Secured Credit Agreement, as so amended and as it may be hereafter amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  This Note is one of Company's "Swing Line Notes" in the initial aggregate principal amount of $41,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory and optional prepayment as provided in the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 8.1 and 8.18 of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 8.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                     PRIME HOSPITALITY CORP.


                                     By: __________________________
                                          Name:
                                          Title:

                                  TRANSACTIONS
                                       ON
                                 SWING LINE NOTE



                                                    Outstanding
             Amount of           Amount of           Principal
             Loan Made        Principal Paid          Balance          Notation
Date         This Date           This Date           This Date          Made By

                                     ANNEX E

                                  EXHIBIT XVII

                          COLLATERAL ACCOUNT AGREEMENT

                  This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of February 23, 1998 and entered into by and between Prime Hospitality Corp. a Delaware corporation ("PLEDGOR"), and Bankers Trust Company as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                  A. Secured Party and Lenders have entered into a Amended and Restated Senior Revolving Credit Agreement dated as of December 17, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 23, 1998 (said Amended and Restated Senior Secured Revolving Credit Agreement as so amended and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                  B. It is a condition precedent to the extension of Swing Line Loans that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Swing Line Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                  SECTION 1. CERTAIN DEFINITIONS.

                  A. Specific Definitions. The following terms used in this Agreement shall have the following meanings:

                  "CODE" shall mean the Uniform Commercial Code as in effect in New York.

                  "COLLATERAL" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "COLLATERAL ACCOUNTS" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "COLLATERAL VALUE" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "ELIGIBLE INVESTMENTS" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "FINANCIAL ASSET" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "INVESTMENTS" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "MINIMUM COLLATERAL VALUE AMOUNT" means, as at any date of determination, the sum of (i) the cash balance in the Restricted Deposit Account plus (ii) 95% of the Collateral Value of all Collateral in the Securities Account.

                  "PERMITTED LIEN" shall mean a clearing Lien in favor of Securities Intermediary pursuant to Section 6(c) of the Third-Party Account Agreement.

                  "RESTRICTED DEPOSIT ACCOUNT" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "SECURITIES ACCOUNT" shall have the meaning given to that term in the Third-Party Account Agreement.

                  "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

                  "SECURITIES INTERMEDIARY" means the bank or trust company identified as the "Securities Intermediary" in the Third-Party Account Agreement.

                  "THIRD-PARTY ACCOUNT AGREEMENT" means the Third-Party Account Agreement, substantially in the form of Annex A hereto, entered into among Pledgor, Secured Party and Securities Intermediary, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "VALUATION DATE" shall have the meaning given to that term in the Third-Party Agreement.

                  B. General Provisions. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Third-Party Account Agreement or the Credit Agreement, although in the event of a conflict, the meaning given to such term in the Third-Party Account Agreement shall control. Unless otherwise defined herein, in the Credit Agreement or in the Third-Party Account Agreement, terms used in Articles 8 and 9 of the Code are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Section, Recital, Schedule, or Exhibit or to the Introduction, such reference shall be to the Introduction, an Appendix, Section, or a Section of, or an Exhibit, Recital or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 2. ESTABLISHMENT AND OPERATION OF THE COLLATERAL ACCOUNTS.

                  A. Establishment of Restricted Deposit Account. On the date hereof, in accordance with the terms of the Third-Party Account Agreement, Pledgor shall establish with Securities Intermediary at its office at Four Albany Street, New York, NY, as a deposit account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Prime Hospitality Corp./Bankers Trust Company Restricted Deposit Account". Pledgor and Secured Party agree that Securities Intermediary shall credit the Restricted Deposit Account to, and shall hold it in and subject to, the Securities Account.

                  B. Establishment of Securities Account. On the date hereof, in accordance with the terms of the Third-Party Account Agreement, Pledgor shall establish with Securities Intermediary at its office at Four Albany Street, New York, NY as a securities account in the name of Secured Party, a restricted securities account designated as "Prime Hospitality Corp./Bankers Trust Company Securities Account".

                  C. Compliance with Third-Party Account Agreement. The Collateral Accounts shall be operated and all Investments shall be purchased, registered or held (as applicable), in accordance with the terms of the Third-Party Account Agreement.

                  D. Reasonable Reliance. Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any Investments of any amounts or Financial Assets credited thereto).

                  SECTION 3. TRANSFERS OF COLLATERAL; MARGIN FROM PLEDGOR; RETURN OF EXCESS COLLATERAL; DIRECTED PAYMENT.

                  A. Transfers to Restricted Deposit Account. All transfers of funds to the Restricted Deposit Account shall be made in accordance with the terms of the Third-Party Account Agreement. Pledgor shall, promptly after initiating a transfer of funds to the Restricted Deposit Account, give notice to Securities Intermediary (with a copy to Secured Party) by facsimile of the date, amount and method of delivery of such transfer.

                  B. Margin From Pledgor. If on any Valuation Date the aggregate amount of the Swing Line Loans exceeds the Minimum Collateral Value Amount, upon demand by Secured Party, Pledgor shall immediately (and in any event within one Business Day) either (i) prepay the Swing Line Loans pursuant to subsection 2.5B(v) of the Credit Agreement in the amount of such excess or (ii) transfer to the Restricted Deposit Account, in accordance with Section 3(A), an amount of funds to reduce or eliminate the amount by which the Swing Line Loans exceed the Minimum Collateral Value Amount and prepay the Swing Line Loans pursuant to subsection 2.5B(v) of the Credit Agreement in an amount equal to any remaining amount by which after such transfer the Swing Line Loans exceeds the Minimum Collateral Value Amount.

                  C. Release of Excess Collateral. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, if on any Valuation Date the Minimum Collateral Value Amount exceeds the Swing Line Loans, then, upon written demand by Pledgor, Secured Party shall promptly (and in any event within two Business Days) instruct Securities Intermediary pursuant to Section 4(e) of the Third-Party Account Agreement, to transfer to Pledgor in accordance with such written instructions as may have been delivered by Pledgor, Financial Assets and other property designated by Pledgor (or in the absence of such a designation, reasonably selected by Secured Party or Securities Intermediary) having a total value, determined on a basis consistent with the determination of Collateral Value, equal to the lesser of the amount of funds requested by Pledgor in writing and the amount by which the Minimum Collateral Value Amount exceeds the Swing Line Loans on the date of transfer.

                  D. Directed Payment. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, upon irrevocable written demand by Pledgor Secured Party shall promptly (and in any event within two Business Days) instruct Securities Intermediary pursuant to
Section 4(e) of the Third-Party Account Agreement, to transfer to Secured Party, to prepay Swing Line Loans pursuant to subsection 2.5B of the Credit Agreement, Financial Assets and other property designated by Pledgor (or in the absence of such a designation, reasonably selected by Secured Party of Securities Intermediary) in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (or such lesser amount as shall constitute the aggregate amount of all outstanding Swing Line Loans).

                  SECTION 4. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

                  SECTION 5. INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNTS.

                  A. Strict Compliance On Investment of Collateral. Credit balances held by Securities Intermediary in the Collateral Accounts shall not be invested or reinvested except as provided in this Section 5 and in the Third-Party Account Agreement.

                  B. Management by Pledgor. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Secured Party
(a) shall not deliver a Prohibition Notice (as defined in the Third Party Account Agreement) and (b) shall instruct Securities Intermediary to follow, in accordance with the terms of the Third-Party Account Agreement, any written instruction received by Securities Intermediary from Pledgor (with a copy to Secured Party) (i) to invest and reinvest funds on held for the credit of the Collateral Accounts in Eligible Investments for credit to the Securities Account, (ii) to transfer funds held in the Restricted Deposit Account to the Securities Account to the extent required for such investments, against delivery of the related Financial Assets to Securities Intermediary for credit to the Securities Account, and (iii) to sell or redeem any Investment against delivery of the proceeds to the Restricted Deposit Account or settlement to purchase an Eligible Investment for credit to the Securities Account.

                  C. Treatment of Income and other Proceeds. Subject to Secured Party's rights under Section 5(D), (i) any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall promptly be transferred to, and held in, the Restricted Deposit Account pending investment thereof pursuant to
Section 5(B), and (ii) any distribution of property in respect of any Investment shall be credited to, and held for the credit of, the Securities Account.

                  D. Power of Secured Party to Sell. Pledgor agrees that Secured Party may sell or cause the sale or redemption of any Investment and instruct Securities Intermediary to transfer the proceeds of such sale or any other credit balance in the Collateral Accounts to any third party or account, in either case (i) if such sale or redemption is necessary to permit Secured Party to perform its duties under this Agreement or the Credit Agreement, or (ii) as provided in Section 10.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                  A. Ownership of Collateral; Security Interest; Perfection and Priority. Pledgor is (or at the time of transfer thereof to Securities Intermediary will be) the beneficial owner of the Collateral from time to time transferred by Pledgor to Securities Intermediary, as agent for Secured Party, free and clear of any Lien except for any Permitted Liens, and the security interest created by this Agreement and the Third-Party Account Agreement. The pledge and assignment of the Collateral pursuant to this Agreement and the Third-Party Account Agreement creates a valid security interest in the Collateral securing the Payment of the Secured Obligations. Assuming execution and due performance of the Third-Party Account Agreement by Securities Intermediary, the security interest in the Collateral Accounts is or will be perfected and senior in priority to any other Lien therein other than any Permitted Liens.

                  B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby or by the Third-Party Account Agreement, (ii) the execution, delivery or performance of this Agreement or the Third-Party Account Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party or Securities Intermediary of its rights and remedies hereunder or under the Third-Party Account Agreement (except as may have been taken by or at the direction of Pledgor).

                  C. Other Information. All information heretofore, herein or hereafter supplied to Secured Party or Securities Intermediary by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

                  SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or by the Third-Party Account Agreement or to enable Secured Party or Securities Intermediary to exercise and enforce its rights and remedies hereunder or under the Third-Party Account Agreement with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby or by the Third-Party Account Agreement, and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

                  SECTION 8. TRANSFERS AND OTHER LIENS. Pledgor agrees that, except as permitted in Section 5(B), it shall not (a) sell, assign (by operation of law or otherwise), redeem or otherwise dispose of any of the Collateral or
(b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created under this Agreement and the Third-Party Account Agreement and any Permitted Liens.

                  SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT; SECURED PARTY PERFORMANCE.

                  A. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement or the Third-Party Account Agreement, including (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  B. Performance by Secured Party. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 12.

                  SECTION 10. REMEDIES.

                  A. Transfer or Sequestration of Collateral. If any Event of Default or Potential Event of Default shall have occurred and be continuing, Secured Party may instruct Securities Intermediary to (i) sell or redeem any of the Collateral, (ii) transfer any or all of the Collateral constituting cash to the Restricted Deposit Account or transfer any or all of the Collateral to any account designated by Secured Party, including account or accounts established in Secured Party's name (whether with Secured Party or Securities Intermediary or otherwise), (iii) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Secured Party.

                  B. Rights of Secured Party. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.

Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  C. Agreement as to Manner of Sale. Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

                  D. Deficiency. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                  E. Setoff. Anything contained herein to the contrary notwithstanding, any of the Collateral consisting of a deposit or an other obligation of Secured Party or any Lender, whether credited to the Securities Account or otherwise, shall be subject to Secured Party's or Lender's rights of set-off under subsection 7.2D of the Credit Agreement.

                  SECTION 11. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all credit balances included as Collateral and all proceeds received by Secured Party in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by or for Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                  FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
         Section 12;

                  SECOND: To the payment of all other Secured Obligations in such order as Secured Party shall elect; and

                  THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  SECTION 12. EXCULPATION; INDEMNITY; EXPENSES.

                  A. Exculpation. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Section 5, except for a loss resulting from Secured Party's gross negligence or wilful misconduct in complying with Section 5, or (f) determining (i) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any transfer to or from the Collateral Accounts is proper. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, Secured Party (in its capacity as such) shall not be responsible for any actions or omissions of Securities Intermediary.

                  B. Indemnification. Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

                  C. Expenses. Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof and any other costs and expenses as provided for in subsection 8.2 of the Credit Agreement.

                  SECTION 13. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations and the cancellation or termination of the Commitments (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), but subject to the provisions of subsection 8.1 of the Credit Agreement, Secured Party or any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party or such Lender, as the case may be herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination (including the notice described in Section 9 of the Third-Party Account Agreement) and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 14. SECURED PARTY AS AGENT.

                  A. Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                  B. Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.7 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party hereunder (which shall be credit to, and held for the credit of, a substitute Securities Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                  SECTION 15. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 16. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex; provided, however, that notices to the Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

                  SECTION 17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 18. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 19. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address as provided in Section 16, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

                  SECTION 22. WAIVER OF JURY TRIAL. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE THIRD-PARTY ACCOUNT AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE THIRD-PARTY ACCOUNT AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 23. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

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

                  IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                     PRIME HOSPITALITY CORP.


                                     By:
                                         -------------------------------------
                                         Name:   Douglas W. Vicari
                                         Title:  Vice President

                                     Notice Address:
                                        Prime Hospitality Corp.
                                        700 Route 46 East
                                        Fairfield, New Jersey 17007-2700
                                        Facsimile Number: (201) 882-7635




                                     BANKERS TRUST COMPANY, as Secured Party


                                     By: ____________________________________
                                         Name:    Laura S. Burwick
                                         Title:   Principal

                                     Notice Address:
                                         Bankers Trust Company
                                         130 Liberty Street
                                         New York, New York  10006
                                         Attention: Laura S. Burwick
                                         Facsimile Number: (212) 669-0743


                                      E-S-1

                                     ANNEX A

                     [FORM OF THIRD-PARTY ACCOUNT AGREEMENT]

                  This THIRD-PARTY ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of February 23, 1998 and entered into by and among PRIME HOSPITALITY CORP. a Delaware corporation ("PLEDGOR"), BANKERS TRUST COMPANY a banking corporation ("SECURITIES INTERMEDIARY"), and BANKERS TRUST COMPANY as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

                  (a) Secured Party and Lenders have entered into that certain Amended and Restated Senior Secured Credit Agreement dated as of December 17, 1997 and as amended by that certain First Amendment to Credit Agreement dated as of February 23, 1998 (said Credit Agreement, as so amended and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

                  (b) Pursuant to the terms of the Credit Agreement, Pledgor and Secured Party have entered into a Collateral Account Agreement dated as of February 23, 1998 (said Collateral Account Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "COLLATERAL ACCOUNT AGREEMENT") pursuant to which Pledgor has granted a security interest in favor of Secured Party in the Collateral (as hereinafter defined).

                  (c) In accordance with the terms of Section 2 of the Collateral Account Agreement, Pledgor wishes to establish a restricted deposit account and a restricted investment account with Securities Intermediary, subject to such security interest in favor of Secured Party.

                  (d) It is a condition precedent to the establishment and maintenance of such accounts with Securities Intermediary that Pledgor, Securities Intermediary and Secured Party enter into this Agreement setting forth the terms on which Securities Intermediary shall establish and operate such accounts and invest and reinvest amounts held therein or transferred thereto.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Securities Intermediary and Secured Party hereby agree as follows:

                  SECTION 1.   DEFINITIONS.

                  (a) Specific Definitions. The following terms used in this Agreement shall have the following meanings:


                                      E-A-1

                  "CODE" shall mean the Uniform Commercial Code as in effect in New York.

                  "COLLATERAL" means (i) the Collateral Accounts, (ii) all credit balances held from time to time in the Collateral Accounts, (iii) all Investments, including all Financial Assets, Security Entitlements, Securities (whether certificated or uncertificated), instruments, accounts, chattel paper, general intangibles and deposits representing or evidencing any Investments,
(iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

                  "COLLATERAL ACCOUNTS" means the Restricted Deposit Account and the Securities Account and any other accounts in which Investments may be credited, held or registered by Securities Intermediary under this Agreement.

                  "COLLATERAL VALUE" means, as at any date of determination, the value of all Collateral (other than Investments which are not Eligible Investments) in U.S. dollars as of such date.

                  "ELIGIBLE INVESTMENTS" means, as at any date of determination, marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within thirty days after such date.

                  "ENTITLEMENT HOLDER" shall have the meaning given to such term in Section 8-102(a)(7) of the Code.

                  "ENTITLEMENT ORDER" shall have the meaning given to such term in Section 8- 102(a)(8) of the Code.

                  "FINANCIAL ASSET" shall have the meaning given to such term in
Section 8- 102(a)(9) of the Code.

                  "INVESTMENTS" means any property, including any Financial Asset, credited to the Securities Account by Securities Intermediary, the Restricted Deposit Account, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "RESTRICTED DEPOSIT ACCOUNT" means the restricted deposit account established and maintained with Securities Intermediary pursuant to
Section 2(a).

                  "SECURITIES ACCOUNT" means the restricted securities account established and maintained with Securities Intermediary pursuant to Section 2(b).


                                      E-A-2

                  "SECURITY" shall have the meaning given to such term in
Section 8-102(a)(15).

                  "SECURITY ENTITLEMENT" shall have the meaning given to such term in Section 8-102(a)(17).

                  "S&P" means Standard & Poor's Rating Services.

                  "SUSPENSION PERIOD" means the period (i) beginning promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Prohibition Notice attached to this Agreement as Attachment 1, suspending Pledgor's right to direct the investment of funds held for the credit of the Collateral Accounts, and (ii) ending promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Rescission of Prohibition Notice attached to this Agreement as Attachment 2, rescinding the preceding Prohibition Notice.

                  "VALUATION DATE" means (i) the date hereof and (ii) the last Business Day of each month thereafter, (iii) any other date on which valuation of all or part of the Collateral is required under the terms of this Agreement; and (iv) any other Business Day specified in a written notice given by Secured Party to Securities Intermediary not less than one Business Day before the Valuation Date specified by Secured Party.

                  (b) General Provisions. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Introduction, Recital, Section or Schedule, such reference shall be to the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Any reference to a rating from S&P or Moody's shall refer to such rating without regard to any plus or minus.

                  SECTION 2. ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNTS.

                  (a) Establishment of Restricted Deposit Account. Pledgor hereby authorizes and directs Securities Intermediary to establish and maintain at its office at Four Albany Street, New York, NY 10006, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Prime Hospitality Corp./Bankers Trust Company Restricted Deposit Account". Securities Intermediary shall credit the Restricted Deposit Account to, and shall hold it in and subject to, the Securities Account.

                  (b) Establishment of Securities Account. Pledgor hereby authorizes and directs Securities Intermediary to establish and maintain at its office at Four Albany Street, New York,


                                      E-A-3

NY, as a securities account in the name of Secured Party, a restricted securities account designated as "Prime Hospitality Corp./Bankers Trust Company Securities Collateral Account". Securities Intermediary hereby undertakes to treat Secured Party as the person entitled to exercise the rights that comprise any Financial Asset credited to the Securities Account.

                  (c) Operations of the Collateral Accounts. The Collateral Accounts shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement.

                  (d) Account Statements. Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Collateral Accounts not less frequently than monthly.

                  SECTION 3. MECHANICS OF DEPOSITS OF FUNDS IN THE RESTRICTED DEPOSIT ACCOUNT TRANSFERS OF FUNDS BETWEEN THE COLLATERAL ACCOUNTS TO THE SECURITIES ACCOUNT.

                  (a) Transfers to Restricted Deposit Account. All transfers of funds to the Restricted Deposit Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account of Pledgor with Securities Intermediary) of immediately available funds, in each case addressed as follows:

                  Account No.:  01-419-647
                  ABA No.:  021-001-033
                  Reference:   Prime Hospitality Corp./Bankers Trust Company
                              Restricted Deposit Account
                  Attention:  Sandra Shaffer

                  (b) Acknowledgement of Deposit. Securities Intermediary acknowledges the deposit by Pledgor of $20,000,000.00 in the Restricted Deposit Account on the date hereof.

                  (c) Transfers to the Securities Account. All transfers of funds to the Securities Account shall be made by wire transfer (or, if applicable, intra-bank transfer) of immediately available funds addressed as follows:

                  Account No.:  01-419-647
                  ABA No.:  021-001-033
                  Reference:   Prime Hospitality Corp./Bankers Trust Company
                  Securities Collateral Account
                  Attention:  Sandra Shaffer

                  (d) Notice of Transfers. In the event of any transfer of funds to or from the Securities Account or the Restricted Deposit Account pursuant to any provision of Section 3, Pledgor, Secured Party or Securities Intermediary, as the case may be, shall promptly after initiating or sending out written instructions with respect to such transfer, give notice to the other such party by facsimile of the date and amount of such transfer.


                                      E-A-4

                  SECTION 4. ELIGIBLE INVESTMENTS AND TRANSFERS OF AMOUNTS IN THE COLLATERAL ACCOUNTS.

                  (a) Strict Compliance. Credit balances held by Securities Intermediary in the Collateral Accounts shall not be (i) invested or reinvested,
(ii) sold or redeemed, or (iii) transferred from any of the Collateral Accounts except as provided in this Section 4.

                  (b) Pledgor's Right to Direct Investment. Except during any Suspension Period, Securities Intermediary shall, in accordance with Pledgor's written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, transfer funds from the Restricted Deposit Account for the credit of the Securities Account, and apply credit balances transferred to or held for the credit of the Securities Account to make investments for credit to the Restricted Securities Account, in Securities Intermediary's name and as custodian under this Agreement, in Eligible Investments denominated and payable in United States dollars. During any Suspension Period, Pledgor's right to direct such investments under this Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Collateral Accounts from any person other than Secured Party.

                  (c) Actions of Securities Intermediary on Purchase of Investments. Promptly upon the purchase, acquisition or transfer for credit of the Collateral Accounts of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Securities Account. Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and (ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the Securities Account. Securities Intermediary agrees with Pledgor and Secured Party that any credit balances, the Restricted Deposit Account or other property credited to, or held for the credit of, the Collateral Accounts shall be treated as Financial Assets for purposes of Section 8-102(a)(9)(iii) of the Code.

                  (d) No Interest on Restricted Deposit Account. Amounts on deposit in the Restricted Deposit Account shall not bear interest.

                  (e) Control Agreement. Anything contained herein to the contrary notwithstanding, Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, (i) comply with Entitlement Orders originated by Secured Party with respect to the Collateral Accounts and any Security Entitlements carried therein, (ii) transfer, sell or redeem any of the Collateral, (iii) transfer any or all of the Collateral constituting cash to the Restricted Deposit Account or transfer any or all of the Collateral to any account or accounts designated by Secured Party, including an account established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iv) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (v) otherwise deal with the Collateral as directed by Secured Party.


                                      E-A-5

                  (f) Proceeds. Any credit balance, including any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly transferred to, and held for the credit of, the Restricted Deposit Account. Any distribution of property other than cash in respect of any Investment shall be credited to, and held for the credit of, the Securities Account; provided that, unless otherwise instructed in writing by Secured Party, Securities Intermediary shall, for credit to the Collateral Accounts, promptly sell, redeem or otherwise liquidate any such property that, as of the date of receipt, is not an Eligible Investment.

                  (g) Valuation of Collateral. On each Valuation Date, Securities Intermediary shall determine the Collateral Value as of that date. The Collateral Value shall be the value determined by Securities Intermediary in its reasonable judgment based on pricing information supplied by Securities Intermediary on a basis consistent with its usual practice, including values obtained from a generally recognized source (including any pricing service or services regularly utilized by Securities Intermediary). Any information supplied by Securities Intermediary shall be conclusive absent manifest error.

                  SECTION 5. ACKNOWLEDGEMENT OF SECURITY INTEREST IN FAVOR OF SECURED PARTY; COVENANT AGAINST CREATION OF OTHER INTERESTS.

                  (a) Acknowledgement of Security Interest. Securities Intermediary acknowledges the security interest granted by Pledgor in favor of Secured Party in the Collateral.

                  (b) Acknowledgement of Securities Intermediary's Role. Securities Intermediary hereby further acknowledges that it holds the Collateral Accounts, all Security Entitlements carried therein, and all other Collateral held by Securities Intermediary under this Agreement, as custodian for, for the benefit of, and subject to the control of, Secured Party. Securities Intermediary shall, by book entry or otherwise, indicate that the Collateral Accounts, and all Security Entitlements carried therein, are subject to the control of Secured Party as provided in Section 4(e).

                  (c) Securities Intermediary Has No Notice of Adverse Claims. Securities Intermediary represents and warrants that (i) it has no notice of any Adverse Claim against any of the Collateral other than the claim of Secured Party under this Agreement; and (ii) it is not party to any agreement other than this Agreement that governs its rights or duties, or limits or conflicts with the rights of Secured Party, including the exclusive right of Secured Party to control as provided in Section 4(e), with respect to the Collateral Accounts.

                  (d) Securities Intermediary Shall Not Acknowledge Other Claims. Securities Intermediary agrees that, except as expressly provided in this Agreement or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any person other than Secured Party to originate Entitlement Orders or control with respect to the Collateral Accounts; or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or credit balances credited to the Collateral Accounts.


                                      E-A-6

                  SECTION 6. SECURITIES INTERMEDIARY MAINTENANCE OF THE COLLATERAL ACCOUNTS.

                  (a) Transactions Shall Comply With Rules. The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

                  (b) Fees and Charges of Securities Intermediary. Pledgor shall promptly pay Securities Intermediary, in accordance with the written agreement between Securities Intermediary and Pledgor, any fees or charges imposed by Securities Intermediary (including the reasonable compensation and the reasonable expenses and disbursements of its legal counsel and all persons not regularly in its employ) with respect to the establishment or maintenance of, or transactions in or affecting, the Collateral Accounts.

                  (c) Leverage of Investments. Securities Intermediary shall not execute any transaction to acquire Financial Assets under Section 4(b) unless
(i) there are sufficient funds for settlement thereof in the Collateral Accounts or reasonably expected with respect to pending transactions to settle such transaction, or (ii) sufficient funds for settlement thereof are expected to be timely received for credit of the Collateral Accounts with respect to transactions in which Securities Intermediary has been authorized and directed to sell or redeem Financial Assets credited to the Collateral Accounts, or reasonably expected to be acquired for credit to the Collateral Accounts in pending transactions. Notwithstanding the foregoing sentence, in the event that Securities Intermediary executes a transaction without sufficient funds to settle the transaction. Securities Intermediary shall have a clearing lien on the Financial Assets or other property so acquired. Pledgor agrees to pay interest charges which may be imposed by Securities Intermediary in accordance with its usual custom, with respect to late payments for Financial Assets or other property purchased for credit to the Collateral Accounts and prepayments in the Collateral Accounts (i.e., the crediting of the proceeds of sale before the settlement date or receipt by Securities Intermediary of the items sold in good deliverable form). Pledgor agrees to pay promptly any amount which may become due in order to satisfy demands for additional margin or marks to market with respect to any security purchased or sold on instruction from Pledgor. Pledgor agrees to pay promptly any custody or other fees which may be imposed by Securities Intermediary with respect to the Collateral Accounts.

                  (d) Risk of Investments and Transactions. It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Eligible Investments acquired for the credit of the Collateral Accounts in accordance with Section 4. Any losses or gains realized on such Investments shall be charged or credited to the Collateral Accounts, as appropriate. On committing to a transaction for the credit of the Collateral Accounts pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement of such transactions, block
(A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition, or Investment the liquidation of which will yield funds sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.


                                      E-A-7

                  (e) Use of Intermediaries and Nominees. Securities Intermediary is authorized, subject to Secured Party's written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank or a recognized securities intermediary or clearing corporation, or any nominee thereof. Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement. The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

                  (f) Corporate Actions. Except as otherwise set forth herein, Pledgor and Secured Party agree that Securities Intermediary shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Collateral Accounts (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary has, or is deemed to have, knowledge of any of the aforesaid. Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the Collateral Accounts with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement. Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets and other property credited to the Collateral Accounts, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of wilful misconduct.

                  (g) Disclosure of Account Relationships. Pledgor and Secured Party acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets or other property credited to the Collateral Accounts, and hereby consent to such disclosures.

                  (h) Forwarding of Documents. Securities Intermediary shall forward to Pledgor and, if requested, Secured Party, or notify Pledgor and, if requested, Secured Party by telephone of, all communications received by Securities Intermediary as owner of any Financial Assets or other property credited to the Collateral Accounts and which are intended to be transmitted to the beneficial owner thereof.

                  (i) Direction of Secured Party Controls in Disputes. Pledgor, Securities Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Collateral Accounts or any other Collateral credited to or held therein, Securities Intermediary shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Secured Party.


                                      E-A-8

                  (j) No Setoff, etc. Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against any of the Collateral; provided that Securities Intermediary may deduct, from amounts held for the credit of the Restricted Deposit Account and subject to the limitations stated in Section 6(b), any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Collateral Accounts. Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Collateral Accounts or any Security Entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

                  (k) Only Agreement. This Agreement shall govern the actions, rights and obligations of Securities Intermediary, and the governing law, with respect to the Collateral Accounts and the Collateral notwithstanding any term or condition in any agreement other than this Agreement as it may be amended, supplemented or otherwise modified in writing.

                  (l) Care of Financial Assets. Securities Intermediary shall maintain possession or control of all Financial Assets and other property credited to the Collateral Accounts by segregating such Financial Assets and other property from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary except as may be necessary or required under customary market practice. Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Collateral Accounts are identified as being held for customers of Securities Intermediary as may required under applicable law or in accordance with custom and practice in the industry.

                  (m) Further Actions. Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party's security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

                  SECTION 7. LIMITATIONS ON DUTIES, AND EXCULPATION AND INDEMNIFICATION, OF SECURITIES INTERMEDIARY.

                  (a) Limitation on Duty of Care; Exculpation. Securities Intermediary's duties hereunder are only those specifically provided herein, and neither Securities Intermediary nor any of its officers, directors, employees or agents shall incur any liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct. Securities Intermediary has no obligation to ensure the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor. Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder. Without prejudice to the generality of the foregoing, (i) the Securities Intermediary shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be fully protected in relying on opinions and advice of attorneys (who may be attorneys for the Pledgor or Secured


                                      E-A-9

Party), accountants, experts and other professional advisors selected by it without independent investigation of the underlying facts. Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

                  (b) Consultation with Counsel. Securities Intermediary may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice or opinion of such counsel.

                  (c) Reasonable Reliance. Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (i) by Secured Party with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any investment or transfer of any amounts held therein), (ii) by Pledgor, to the extent provided in Section 4(b), with respect to the Collateral Accounts, or (iii) by Secured Party until such time as Securities Intermediary receives notice of the substitution of such Secured Party pursuant to Section 11.

                  (d) Indemnification. Pledgor agrees to indemnify Securities Intermediary and its officers, directors, agents and employees from and against any and all claims, losses, liabilities, damages, injuries and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct.

                  (e) None of the provisions of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise to incur any liability , financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (f) The Securities Intermediary shall have no obligation to invest and reinvest any cash held in the Securities Account in the absence of timely and specific written investment direction from the Secured Party or the Pledgor, as the case may be. In no event shall the Securities Intermediary be liable for the selection of investments or for investment losses incurred thereon. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Secured Party to provide timely written investment direction.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES BY SECURITIES INTERMEDIARY. Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

                  (a) Corporate Power. Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.


                                     E-A-10

                  (b) Execution Authorized. The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

                  (c) Securities Intermediary. Securities Intermediary is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the Code) and is acting in such capacity with respect to the Collateral Accounts. Securities Intermediary is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the Code).

                  SECTION 9. TERMINATION. This Agreement shall terminate, and all rights to the Collateral Accounts and all other Collateral registered to or held therein shall revert to Pledgor, upon Securities Intermediary's receipt of written notice, signed by an authorized officer of Secured Party, that the Collateral Account Agreement has terminated. The provisions of Sections 6(b) and 7 shall survive any termination of this Agreement.

                  SECTION 10. RESIGNATION AND REMOVAL OF SECURITIES
INTERMEDIARY.

                  (a) Removal. Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary reasonably acceptable to Pledgor shall have been appointed by Secured Party and shall have accepted such appointment in writing.

                  (b) Resignation. Securities Intermediary may resign at any time by giving not less than thirty days' written notice to Secured Party and Pledgor, but such removal shall not become effective until a successor Securities Intermediary reasonably acceptable to Pledgor shall have been appointed by Secured Party and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within sixty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

                  (c) Successor Securities Intermediary. Any successor Securities Intermediary shall be a bank or trust company, having capital and surplus of at least $50 million, located in the State of New York. If any successor Securities Intermediary does not accept deposits for non-fiduciary customers it may establish, in its name as custodian under this agreement, an noninterest-bearing deposit account ("SUBSTITUTE DEPOSIT ACCOUNT") to hold any credit balances which would otherwise have been held for the credit of the Restricted Deposit Account on terms comparable to those required of the Restricted Deposit Account. The Substitute Deposit Account may be established with any depository institution, including a depository institution affiliated with the successor Securities Intermediary, that (1) has one of the three highest deposit ratings available from S&P or Moody's or, if the institution is not rated, is a subsidiary of a holding company that has one of the three highest long term credit ratings available from S&P or Moody's, (2) is a member of the Federal Deposit Insurance Corporation, and (3) has Tier 1 capital (as defined in such regulations of its primary Federal banking regulator) of not less than $50,000,000. In such circumstances, the successor Securities Intermediary shall credit the Substitute Deposit Account to the Securities Account.


                                     E-A-11

                  (d) Waiver of Pledgor's Objection to Successor. If Pledgor does not object in writing to the appointment of a successor Securities Intermediary within five days after notice of such appointment from Secured Party, Pledgor shall be deemed to have consented to such appointment.

                  (e) Process of Succession. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to new Collateral Accounts established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; provided that the provisions of Section 6(b) and 7 hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

                  SECTION 11. SECURED PARTY AS AGENT. Secured Party has been appointed to act as Secured Party by Lenders. Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 9.7 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Securities Intermediary hereunder (which shall be credited to, and held for the credit of, a Restricted Securities Account maintained for such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder. Secured Party (as notified to Securities Intermediary from time to time in accordance with this provision) shall give notice to Securities Intermediary of the appointment of a successor Secured Party and, thereafter, Securities Intermediary shall treat such successor as Secured Party under this Agreement for all purposes.


                                     E-A-12

                  SECTION 12. TIN; FURTHER ASSURANCE.

                  (a) Certification. Pledgor certifies to Securities Intermediary under penalty of perjury that the taxpayer identification number(s) shown in below Pledgor's name on the signature page to this Agreement is or are the Pledgor's correct taxpayer identification number(s).

                  (b) Further Assurance. Pledgor and Secured Party agree that from time to time, at the expense of Pledgor, Pledgor or Secured Party shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Securities Intermediary may reasonably request, in order to permit it to performance its duties hereunder, or to enable Securities Intermediary to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall execute and deliver to Securities Intermediary an Internal Revenue Form W-9.

                  SECTION 13. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex; provided, however, that notices to the Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or as to the Securities Intermediary and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

                  SECTION 14. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 15. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 16. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


                                     E-A-13

                  SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SECURITIES INTERMEDIARY'S JURISDICTION SHALL BE NEW YORK.

                  SECTION 18. WAIVER OF JURY TRIAL. PLEDGOR, SECURED PARTY AND SECURITIES INTERMEDIARY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor, Secured Party and Securities Intermediary each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor, Secured Party and Securities Intermediary have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor, Secured Party and Securities Intermediary further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]


                                     E-A-14

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                     PRIME HOSPITALITY CORP., AS PLEDGOR


                                     By:
                                         -------------------------------------
                                         Name:    Douglas W. Vicari
                                         Title:   Vice President

                                     Notice Address:
                                         Prime Hospitality Corp.
                                         700 Route 46 East
                                         Fairfield, New Jersey 17007-2700
                                         Facsimile Number: (201) 882-7635


                                     E-A-S-1

                                     BANKERS TRUST COMPANY, as Secured Party


                                     By: ____________________________________
                                         Name:     Laura S. Burwick
                                         Title:    Principal

                                     Notice Address:
                                         Bankers Trust Company
                                         130 Liberty Street
                                         New York, New York  10006
                                         Attention: Laura S. Burwick
                                         Facsimile Number: (212) 669-0743


                                     BANKERS TRUST COMPANY, as Securities
                                      Intermediary


                                     By: ____________________________________
                                         Name:

                                         Title:

                                     Notice Address:
                                         Bankers Trust Company
                                         Four Albany Street, 4th Floor
                                         New York, New York  10006
                                         Attention: Corporate Market Services
                                         Facsimile Number: (212) 250-6961


                                     E-A-S-2

                                                                    ATTACHMENT 1

                          [FORM OF PROHIBITION NOTICE]

                          [Letterhead of Secured Party]

[date of notice]

TO:      [Securities Intermediary]
         _________________________
         _________________________
         _________________________
         Attn: ___________________
         Facsimile no. ___________

CC:      [Pledgor]
         _________________________
         _________________________
         _________________________
         Attn: ___________________
         Facsimile no. ___________

            Re: Prohibition Notice under that Certain Third-Party Account Agreement Securities Account Number _____________________

Ladies and Gentlemen:

Pursuant to the Third-Party Account Agreement dated _________ ___, 19[__] ("Third-Party Account Agreement") among [Secured Party], [Pledgor] and Securities Intermediary, we hereby give you this Prohibition Notice and notify you of the commencement of a Suspension Period. Until further notice from the undersigned substantially in the form of Attachment 2 to the Third-Party Account Agreement, [Securities Intermediary] shall not accept or follow instructions from Pledgor pursuant to Section 4(b) of the Third-Party Account Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Third-Party Account Agreement.

                                    Yours truly,

                                    [Secured Party]

                                    By: ____________________

                                    Its: ____________________


                                     E-A-S-3

                                                                    ATTACHMENT 2

                   [FORM OF RESCISSION OF PROHIBITION NOTICE]

                          [Letterhead of Secured Party]

[date of notice]

TO:      [Securities Intermediary]
         _________________________
         _________________________
         _________________________
         Attn: ___________________
         Facsimile no. ___________

CC:      [Pledgor]
         _________________________
         _________________________
         _________________________
         Attn: ___________________
         Facsimile no. ___________

            Re: Rescission of Prohibition Notice under that Certain Third-Party Account Agreement Securities Account Number ______

Ladies and Gentlemen:

Pursuant to the Third-Party Account Agreement dated _________ ___, 19[__] ("Third-Party Account Agreement") among [Secured Party], [Pledgor] and Securities Intermediary, we hereby notify you of the rescission by [Secured Party] of the Prohibition Notice dated [date of Prohibition Notice] and the end of the related Suspension Period. You are hereby instructed that, until receipt of a new Prohibition Notice, you shall accept and follow written instructions from Pledgor pursuant to Section 4(b) of the Third-Party Account Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Third-Party Account Agreement.

                                     Yours truly,

                                     [Secured Party]

                                     By: ____________________

                                     Its: ___________________


                                     E-A-S-4

                                     ANNEX F

                     [FORM OF OPINION OF COUNSEL TO COMPANY]


                                       F-1